    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1996.

                                                     REGISTRATION NO. 33-[     ]
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             INTERIM SERVICES INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7363                  36-3536544
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                            2050 SPECTRUM BOULEVARD
                           FORT LAUDERDALE, FL 33309
                                 (954) 938-7600
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              JOHN B. SMITH, ESQ.
                             SENIOR VICE PRESIDENT
                             INTERIM SERVICES INC.
                            2050 SPECTRUM BOULEVARD
                           FORT LAUDERDALE, FL 33309
                                 (954) 938-7600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:

      Kendrick T. Wallace, Esq.                  Michael W. Zelenty, Esq.
            Bryan Cave LLP                     Pitney, Hardin, Kipp & Szuch
     1200 Main Street, Suite 3500                     P.O. Box 1945
        Kansas City, MO 64105                   Morristown, NJ 07962-1945
            (816) 374-3200                            (201) 966-6300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER (THE "MERGER") OF A SUBSIDIARY OF THE REGISTRANT WITH AND INTO BRANDON SYSTEMS CORPORATION ("BRANDON") PURSUANT TO THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS HAVE BEEN SATISFIED OR WAIVED.

    If any the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                  PROPOSED
TITLE OF EACH CLASS OF                             MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
   SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE       AGGREGATE       REGISTRATION
    REGISTERED (1)            REGISTERED          PER SHARE      OFFERING PRICE          FEE
Common Stock...........  4,897,546 Shares (2)  Not Applicable   $147,538,574 (3)     $20,242 (3)

(1) This Registration Statement relates to securities of the Registrant issuable to holders of capital stock of Brandon in the proposed Merger.

(2) The Registrant also registers hereby such additional shares of its common stock as may be issuable pursuant to the anti-dilution provisions of the Merger Agreement.

(3) Pursuant to 457(f), the registration fee was computed on the basis of the market value of the Brandon common stock to be exchanged in the Merger, computed in accordance with 457(c) on the basis of the average of the high and low prices per share of such stock on the American Stock Exchange on April 17, 1996. On that basis, the amount of the registration fee is $50,875. A filing fee of $30,633 accompanied the Registrant's preliminary proxy materials and was paid on April 1, 1996 pursuant to Rule 0-11(c). The balance of the filing fee due is $20,242 and is being paid herewith via wire transfer to the Securities and Exchange Commission.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             INTERIM SERVICES INC.

    Cross Reference Sheet pursuant to Rule 404(a) of the Securities Act of 1933, as amended, and Item 501(b) of Regulation S-K showing the location or heading in the Proxy Statement/Prospectus of information required by Part I of Form S-4.

           ITEM IN FORM S-4                                              LOCATION OR HEADING IN PROXY STATEMENT/PROSPECTUS
           ------------------------------------------------------------  -------------------------------------------------
       A.  INFORMATION ABOUT THE TRANSACTION.
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of
                       Prospectus......................................  Facing Page; Cross Reference Sheet; Outside Front
                                                                          Cover Page
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus......................................  Available Information; Incorporation of Certain
                                                                          Documents by Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges,
                       and Other Information...........................  Summary; Certain Considerations
                  4.  Terms of the Transaction.........................  Summary; The Special Meetings; Information About
                                                                          Interim Services; Information About Brandon; The
                                                                          Merger; Certain Provisions of the Merger
                                                                          Agreement; Comparative Rights of Stockholders
                  5.  Pro Forma Financial Information..................  Summary; Unaudited Pro Forma Combined Condensed
                                                                          Financial Information
                  6.  Material Contracts With the Company Being
                       Acquired........................................  Summary; The Merger; Certain Provisions of the
                                                                          Merger Agreement
                  7.  Additional Information Required For Reoffering by
                       Persons and Parties Deemed to be Underwriters...  Not Applicable
                  8.  Interests of Named Experts and Counsel...........  Legal Matters; Accountants
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act
                       Liabilities.....................................  Not Applicable
       B.  INFORMATION ABOUT THE REGISTRANT.
                 10.  Information With Respect to S-3 Registrants......  Available Information; Incorporation of Certain
                                                                          Documents by Reference
                 11.  Incorporation of Certain Information by
                       Reference.......................................  Available Information; Incorporation of Certain
                                                                          Documents by Reference
                 12.  Information With Respect to S-2 or S-3
                       Registrants.....................................  Not Applicable
                 13.  Incorporation of Certain Information by
                       Reference.......................................  Not Applicable
                 14.  Information With Respect to Registrants Other
                       Than S-3 or S-2 Registrants.....................  Not Applicable

           ITEM IN FORM S-4
           ------------------------------------------------------------  LOCATION OR HEADING IN PROXY STATEMENT/PROSPECTUS
                                                                         -------------------------------------------------
       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED.
                 15.  Information With Respect to S-3 Companies........  Available Information; Incorporation of Certain
                                                                          Documents by Reference
                 16.  Information With Respect to S-2 or S-3
                       Companies.......................................  Not Applicable
                 17.  Information With Respect to Companies Other Than
                       S-2 or S-3 Companies............................  Not Applicable
       D.  VOTING AND MANAGEMENT INFORMATION.
                 18.  Information if Proxies, Consents or
                       Authorizations Are to be Solicited..............  Available Information; Incorporation of Certain
                                                                          Documents by Reference; Summary; The Merger; The
                                                                          Special Meetings
                 19.  Information if Proxies, Consents or
                       Authorizations Are Not to be Solicited, or in an
                       Exchange Offer..................................  Not Applicable

                             INTERIM SERVICES INC.
                            2050 SPECTRUM BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33309

                                                                  April 23, 1996
Dear Stockholder:
    You are cordially invited to attend a Special Meeting of Stockholders of Interim Services Inc. ("Interim Services"), which will be held at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034, at 10:00 a.m., local time, on Thursday, May 23, 1996 (together with all adjournments and postponements thereof, the "Interim Special Meeting").

    At the Interim Special Meeting, you as holders of shares of common stock, par value $0.01 per share, of Interim Services ("Interim Common Stock"), will be asked to consider and vote upon a proposal to approve the issuance of Interim Common Stock pursuant to the Agreement and Plan of Merger, dated February 27, 1996 (the "Merger Agreement"), by and among Interim Services, Delco Merger Corp., a wholly-owned subsidiary of Interim Services ("Merger Sub"), and Brandon Systems Corporation ("Brandon"). The Merger Agreement provides for the merger of Merger Sub with and into Brandon (the "Merger"), with Brandon as the surviving corporation and a wholly-owned subsidiary of Interim Services. Upon the effectiveness of the Merger, each outstanding share of common stock, par value $0.10 per share, of Brandon ("Brandon Common Stock") will be converted into the right to receive 0.88 shares (the "Exchange Ratio") of Interim Common Stock, subject to certain anti-dilution adjustments. However, no fractional shares of Interim Common Stock will be issued, and cash will be paid in lieu thereof. A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Exhibit A.

    The Board of Directors of Interim Services has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Board of Directors of Interim Services has received an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") that, as of April 23, 1996 the consideration to be paid by Interim Services pursuant to the Merger Agreement is fair to the holders of Interim Common Stock from a financial point of view. A copy of the fairness opinion is attached to the accompanying Proxy Statement/Prospectus as Exhibit C. We urge you to read the opinion in its entirety, including certain assumptions and limitations set forth therein.

    THE INTERIM BOARD BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, INTERIM SERVICES AND ITS STOCKHOLDERS. ACCORDINGLY, THE INTERIM BOARD HAS UNANIMOUSLY APPROVED THE ISSUANCE OF INTERIM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ALL INTERIM STOCKHOLDERS VOTE FOR THE ISSUANCE OF INTERIM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

    All stockholders are invited to attend the Interim Special Meeting in person. The affirmative vote of the holders of a majority of the shares of Interim Common Stock voting at the Interim Special Meeting is necessary for approval of the issuance of Interim Common Stock pursuant to the Merger Agreement.

    The accompanying Proxy Statement/Prospectus constitutes a prospectus for the Interim Common Stock to be issued in connection with the transactions contemplated by the proposed Merger Agreement. We urge you to carefully review and consider the accompanying Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy, which contain information about Interim Services and Brandon and describe the proposed Merger and certain related matters.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE INTERIM SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE INTERIM SPECIAL MEETING. Any stockholder returning a blank executed Proxy will be authorizing the named proxies to vote the shares covered by the Proxy in favor of the Merger Agreement. If you attend the Interim Special Meeting in person, you may, if you wish, vote personally on all matters on which you are entitled to vote which are brought before the Interim Special Meeting even if you have previously returned your Proxy. Your prompt cooperation will be appreciated.

                                          Very truly yours,

                                          RAYMOND MARCY
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             INTERIM SERVICES INC.
                            2050 SPECTRUM BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33309
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 23, 1996
                            ------------------------

To the Stockholders of Interim Services Inc.:

    A Special Meeting of the Stockholders (the "Interim Special Meeting") of Interim Services Inc., a Delaware corporation ("Interim Services"), will be held at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034, at 10:00 a.m., local time, on Thursday, May 23, 1996 for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance of Interim Services common stock pursuant to the Agreement and Plan of Merger, dated February 27, 1996 (the "Merger Agreement"), by and among Interim Services, Brandon Systems Corporation, a Delaware corporation ("Brandon"), and Delco Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Interim Services ("Merger Sub"), under which Merger Sub will be merged with and into Brandon (the "Merger"), with Brandon to be the surviving corporation and a wholly-owned subsidiary of Interim Services, and stockholders of Brandon will receive 0.88 shares of Interim Services common stock for each share of Brandon Common Stock held by them, subject to certain anti-dilution adjustments, as more fully described in the Merger Agreement. However, no fractional shares of Interim Services common stock will be issued, and cash will be paid in lieu thereof. The terms of the Merger are described in the accompanying Proxy Statement/Prospectus. The Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Exhibit A.

    2. To consider and transact such other business as may properly come before the Interim Special Meeting or any adjournments or postponements thereof.

    The Board of Directors of Interim Services has fixed the close of business on April 23, 1996 as the record date for the Interim Special Meeting to determine the Interim Services stockholders entitled to receive notice of and to vote at the Interim Special Meeting and any adjournments or postponements thereof. A list of Interim Services stockholders entitled to vote at the Interim Special Meeting will be available for examination, during ordinary business hours, at the location of the Interim Special Meeting, at least ten days prior to the Interim Special Meeting.
    A form of Proxy and a Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the Interim Special Meeting accompany this notice.
    INTERIM SERVICES' BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTEREST OF, INTERIM SERVICES AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF INTERIM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS OF INTERIM SERVICES VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE INTERIM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.
    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE INTERIM SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF INTERIM SERVICES, WHETHER OR NOT YOU PLAN TO ATTEND THE INTERIM SPECIAL MEETING. A POSTAGE PRE-PAID RETURN ENVELOPE IS ENCLOSED FOR SUCH PURPOSE. Any stockholder returning a blank executed proxy will be authorizing the named proxies to vote the shares covered by the proxy in favor of the Merger Agreement. If you attend the Interim Special Meeting in person and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is voted. Your prompt cooperation will be greatly appreciated.

                                          By Order of the Board of Directors

                                          RAYMOND MARCY
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Fort Lauderdale, Florida
April 23, 1996
                   THE PROXY SOLICITOR FOR INTERIM SERVICES:
                             D. F. KING & CO., INC.

                             YOUR VOTE IS IMPORTANT
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

                          BRANDON SYSTEMS CORPORATION
                                9 POLITO AVENUE
                          LYNDHURST, NEW JERSEY 07071

                                                                  April 23, 1996

Dear Stockholder:

    A Special Meeting of Stockholders of Brandon Systems Corporation ("Brandon") will be held on May 23, 1996 at 1:00 p.m. at the American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York. The Special Meeting is being called to consider and vote upon an Agreement and Plan of Merger among Brandon, Interim Services Inc. ("Interim Services") and Delco Merger Corp., a wholly-owned subsidiary of Interim Services ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with Brandon, which will become a wholly-owned subsidiary of Interim Services, and stockholders of Brandon will receive 0.88 shares of Interim Services common stock for each share of Brandon common stock held by them, subject to certain anti-dilution adjustments and with cash paid in lieu of fractional shares.

    Attached is a Notice of Special Meeting and Joint Proxy Statement/Prospectus of Brandon and Interim Services which also is a prospectus of Interim Services for the shares of Interim common stock to be issued in the merger. The Proxy Statement/Prospectus describes the material features of the proposed merger, the agreement among the parties, the details of the exchange and other information about the parties to the merger.

    Stockholders of Interim Services will consider the merger proposal at a meeting on the same day. The Interim Services Board of Directors has unanimously approved the proposed merger and has recommended that Interim Services' stockholders vote to approve the issuance of Interim Services common stock pursuant to the Merger Agreement.

    The Board of Directors of Brandon has carefully reviewed and considered the terms and conditions of the proposed merger and an opinion from its financial advisor, Goldman, Sachs & Co., to the effect that, as of April 23, 1996, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of Brandon Common Stock.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF IT.

    Consummation of the merger is subject to certain conditions, including approval by the affirmative vote at the meeting of the holders of a majority of the outstanding common stock of Brandon. Your vote is important regardless of the number of shares that you own. Whether or not you are planning to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and mail it at your earliest convenience in the return envelope provided.

                                          Very truly yours,

                                          DOMENICA L. SCHULZ-SCARPULLA
                                          PRESIDENT AND CHIEF OPERATING OFFICER

                          BRANDON SYSTEMS CORPORATION
                                9 POLITO AVENUE
                          LYNDHURST, NEW JERSEY 07071

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996

                            ------------------------

To the Stockholders of Brandon Systems Corporation:

    NOTICE  IS  HEREBY  GIVEN  that  a  Special  Meeting  of  Stockholders  (the
"Meeting") of Brandon Systems Corporation ("Brandon") will be held at the American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York on Thursday, May 23, 1996 at 1:00 p.m., for the purpose of considering and voting upon the following matters:

    1. A proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") dated February 27, 1996 among Brandon, Interim Services Inc. ("Interim Services"), and Delco Merger Corp., a wholly-owned subsidiary of Interim Services ("Merger Sub"), providing for the Merger (the "Merger") of Merger Sub with and into Brandon, pursuant to which each outstanding share of Brandon common stock on the effective date of the Merger will be exchanged for 0.88 shares of Interim Services common stock, subject to certain anti-dilution adjustments and with cash paid in lieu of fractional shares, as more fully set forth in the Merger Agreement.

    2. Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Only those stockholders of record as of the close of business on April 23, 1996 will be entitled to notice of, and to vote at, the Meeting. A list of such stockholders will be available at the Meeting.

    Consummation of the Merger is subject to certain conditions, including approval of the Merger by the affirmative vote at the Meeting of the holders of a majority of the outstanding shares of Brandon Common Stock. Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the Meeting, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed stamped envelope. You may revoke the proxy at any time prior to its exercise, but only by delivering written notice of revocation to the Secretary of Brandon prior to the Meeting at Brandon's main office, or to the Secretary of the Meeting while the Meeting is in progress.

                                          By Order of the Board of Directors

                                          DOMENICA L. SCHULZ-SCARPULLA
                                          PRESIDENT AND CHIEF OPERATING OFFICER

Lyndhurst, New Jersey
April 23, 1996

                        The Proxy Solicitor For Brandon:
                             D.F. King & Co., Inc.

                             YOUR VOTE IS IMPORTANT
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

         INTERIM SERVICES INC.                  BRANDON SYSTEMS CORPORATION
        2050 SPECTRUM BOULEVARD                       9 POLITO AVENUE
     FORT LAUDERDALE, FLORIDA 33309             LYNDHURST, NEW JERSEY 07071

                           PROXY STATEMENT/PROSPECTUS

     SPECIAL MEETING OF STOCKHOLDERS             SPECIAL MEETING OF STOCKHOLDERS
        OF INTERIM SERVICES INC.                 OF BRANDON SYSTEMS CORPORATION
       TO BE HELD ON MAY 23, 1996                  TO BE HELD ON MAY 23, 1996

    This Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") is being furnished to the stockholders of Interim Services Inc., a Delaware corporation ("Interim Services"), and to the stockholders of Brandon Systems Corporation, a Delaware corporation ("Brandon"), in connection with the solicitation of proxies by the Boards of Directors of Interim Services (the "Interim Board") and Brandon (the "Brandon Board") for use at their respective special meetings of stockholders (individually, the "Interim Special Meeting" and the "Brandon Special Meeting," and together, the "Special Meetings"). The Interim Board and the Brandon Board have each fixed the close of business on April 23, 1996 (the "Record Date") as the record date for their respective Special Meetings.

    At the Brandon Special Meeting, holders of common stock, par value $0.10 per share, of Brandon ("Brandon Common Stock") will vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated February 27, 1996 (the "Merger Agreement"), by and among Interim Services, Delco Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Interim Services ("Merger Sub"), and Brandon. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A and incorporated herein by reference.

    At the Interim Special Meeting, holders of common stock, par value $0.01 per share, of Interim Services (the "Interim Common Stock") will vote upon a proposal to approve the issuance of Interim Common Stock pursuant to the Merger Agreement.

    SEE "RISK FACTORS" RELATING TO THE INTERIM COMMON STOCK BEGINNING ON PAGE 17 HEREOF.

    Pursuant to the Merger Agreement, Merger Sub will be merged with and into Brandon (the "Merger"), with Brandon as the corporation surviving the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of Interim Services, and each outstanding share of Brandon Common Stock will be converted into the right to receive 0.88 shares (the "Exchange Ratio") of Interim Common Stock, subject to certain anti-dilution adjustments and with cash paid in lieu of fractional shares. However, upon consummation of the Merger, shares of Brandon Common Stock which are held by Brandon as treasury shares, and shares of Brandon Common Stock held by Interim Services, Merger Sub or any other direct or indirect subsidiary of Interim Services, will be cancelled and thus not converted into Interim Common Stock. SEE "THE MERGER -- MERGER CONSIDERATION." Additionally, upon consummation of the Merger, each option to purchase Brandon Common Stock (a "Brandon Stock Option") will be converted into an option to purchase shares of Interim Common Stock, rather than shares of Brandon Common Stock, at a ratio of 0.88 shares of Interim Common Stock for each share of Brandon Common Stock covered by the Brandon Stock Options, subject to certain anti-dilution adjustments. SEE "THE MERGER -- TREATMENT OF OPTIONS."

    The Merger is subject to numerous conditions, among them (i) approval and adoption of the Merger Agreement and the Merger by the affirmative vote of a majority of the outstanding shares of Brandon Common Stock (which approval is required under Delaware law), (ii) receipt of an opinion from Bryan Cave LLP, legal counsel to Interim Services, to the effect that, subject to certain assumptions, the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) receipt of reports from Deloitte & Touche LLP, independent accountants to Interim Services, and Coopers & Lybrand L.L.P., independent accountants to Brandon, regarding qualification of the Merger as a pooling of interests for accounting purposes and (iv) approval of the issuance of the Interim Common Stock pursuant to the Merger Agreement by the affirmative vote of a majority of the shares of Interim Common Stock voting at the Interim Special Meeting (which approval is required under the rules of The Nasdaq Stock Market, on which Interim Common Stock is quoted). SEE "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- CONDITIONS TO THE CONSUMMATION OF THE MERGER."

    Ira B. Brown and Myra Brown, who together own 1,099,760 shares of Brandon Common Stock, or 25.0% of the outstanding shares as of the Record Date, have irrevocably granted to designees of Interim Services the power to vote their shares of Brandon Common Stock for approval and adoption of the Merger Agreement pursuant to an irrevocable proxy which is attached as Exhibit B to this Proxy Statement/Prospectus and is incorporated herein by reference. SEE "THE MERGER -- IRREVOCABLE PROXY." Additionally, the directors and executive officers of Brandon (other than the Browns) hold in the aggregate 104,555 shares of Brandon Common Stock, or approximately 2.4% of the outstanding shares as of the Record Date, and have indicated that they will vote all of their shares of Brandon Common Stock for approval and adoption of the Merger Agreement.

    The Interim Board has retained the services of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), on the basis of DLJ's experience in transactions similar to the Merger, to provide an opinion to the Interim Board concerning the fairness of the consideration to be paid by Interim Services in the Merger from a financial point of view. Before approving the Merger on February 27, 1996, the Interim Board received the oral opinion of DLJ that, as of February 26, 1996, the consideration to be paid by Interim Services in the Merger was fair to the holders of Interim Common Stock from a financial point of view. DLJ subsequently delivered to the Interim Board a written opinion dated February 27, 1996 confirming its oral opinion. DLJ subsequently confirmed its February 27, 1996 opinion by delivery of its written opinion dated as of April 23, 1996. A copy of such opinion is attached to this Proxy Statement/Prospectus as Exhibit C and is incorporated herein by reference. HOLDERS OF INTERIM COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

    The Brandon Board has retained the services of Goldman, Sachs & Co. ("Goldman Sachs"), on the basis of Goldman Sachs' experience in transactions similar to the Merger, to provide an opinion to the Brandon Board concerning the fairness of the Exchange Ratio to the holders of Brandon Common Stock. Before approving the Merger on February 26, 1996, the Brandon Board received the oral opinion of Goldman Sachs to the effect that, as of February 26, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of Brandon Common Stock. Goldman Sachs subsequently delivered to the Brandon Board a written opinion dated February 27, 1996 confirming its oral opinion. Goldman Sachs subsequently confirmed its February 27, 1996 opinion by delivery of its written opinion dated as of April 23, 1996. A copy of such opinion is attached to this Proxy Statement/ Prospectus as Exhibit D and is incorporated herein by reference. HOLDERS OF BRANDON COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

    Interim Common Stock is traded on The Nasdaq Stock Market under the symbol "INTM." On April 23, 1996, the closing sale price for Interim Common Stock was $38 1/4 per share. Brandon Common Stock is traded on the American Stock Exchange under the symbol "BRA." On February 26, 1996 (the date immediately prior to the date of the public announcement of the Merger Agreement), and April 23, 1996, the closing sale price for Brandon Common Stock was $26 5/8 per share and $33 per share, respectively.

    This Proxy Statement/Prospectus also constitutes the prospectus for the shares of Interim Common Stock to be issued in the Merger. Interim Services has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") of which this Proxy Statement/Prospectus is a part. All information concerning Brandon contained or incorporated by reference in this Proxy Statement/Prospectus has been furnished by Brandon, and all information concerning Interim Services contained or incorporated by reference in this Proxy Statement/Prospectus has been furnished by Interim Services.
                            ------------------------

    THE SHARES OF INTERIM COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute the solicitation of a proxy or an offer or solicitation to sell or a solicitation of an offer to buy any securities other than the Interim Common Stock to which it relates nor an offer nor a solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Interim Services or Brandon since the date hereof.

    The approximate date on which this Proxy Statement/Prospectus and the accompanying proxies will first be mailed to the holders of Interim Common Stock and Brandon Common Stock is on or about April 24, 1996.
                            ------------------------

         The date of this Proxy Statement/Prospectus is April 24, 1996.

                               TABLE OF CONTENTS

SUMMARY..............................................................................          1
  General............................................................................          1
  Business of Interim Services.......................................................          1
  Business of Brandon................................................................          2
  The Special Meetings...............................................................          2
    General..........................................................................          2
    Matters to be Considered.........................................................          2
    Votes Required...................................................................          2
    Record Date; Shares Entitled to Vote.............................................          3
    Voting of Proxies................................................................          3
    Revocation of Proxies............................................................          3
    Solicitation of Proxies..........................................................          3
  The Merger.........................................................................          4
    Form of the Merger...............................................................          4
    Reasons for the Merger...........................................................          4
    Recommendations of the Boards of Directors.......................................          4
    Opinions of Financial Advisors...................................................          5
    Interests of Certain Persons in the Merger.......................................          5
    Treatment of Options.............................................................          5
    Operations After the Merger......................................................          5
    Conditions to Consummation of the Merger.........................................          6
    Termination......................................................................          6
    Termination Fee..................................................................          7
    Regulatory Approvals.............................................................          7
    Accounting Treatment.............................................................          7
    Certain Federal Income Tax Consequences..........................................          7
    No Appraisal Rights..............................................................          8
    Comparison of Stockholder Rights.................................................          8
  Risk Factors.......................................................................          8
  Comparative Market Prices and Dividends............................................          9
  Selected and Supplementary Historical and Pro Forma Financial Data.................         11
  Interim Services Inc. Selected and Supplementary Historical and Pro Forma
    Financial Data...................................................................         12
  Brandon Systems Corporation Selected Unaudited Historical Financial Data...........         13
  Interim Services Inc. and Brandon Systems Corporation Selected Unaudited Pro
    Forma Financial Data.............................................................         14
  Supplementary Unaudited Historical and Pro Forma Financial Data....................         15
RISK FACTORS.........................................................................         17
THE SPECIAL MEETINGS.................................................................         19
INFORMATION ABOUT INTERIM SERVICES...................................................         21
  Business...........................................................................         21
  Growth Strategy....................................................................         22
  Industry Overview..................................................................         22
  Description of Interim Services Capital Stock......................................         23
  Merger Sub.........................................................................         25
INFORMATION ABOUT BRANDON............................................................         25
  Business...........................................................................         25
  Description of Brandon Capital Stock...............................................         26

THE MERGER...........................................................................         27
  General............................................................................         27
  Background of Brandon's Entry into the Merger Agreement............................         27
  Reasons for Approval of the Merger Agreement by the Brandon Board; Recommendation
   of the Brandon Board..............................................................         29
  Interim Services' Reasons for the Merger; Recommendation of Interim Services' Board
   of Directors......................................................................         29
  Effective Time; Closing Date.......................................................         30
  Form of the Merger.................................................................         31
  Merger Consideration...............................................................         31
  Treatment of Options...............................................................         31
  Irrevocable Proxy..................................................................         31
  No Appraisal Rights................................................................         32
  Opinion of Financial Advisor to Interim Services...................................         32
  Opinion of Financial Advisor to Brandon............................................         35
  Certain Federal Income Tax Consequences............................................         39
  Accounting Treatment...............................................................         40
  Regulatory Approvals...............................................................         40
  Interests of Certain Persons in the Merger.........................................         40
  Operations After the Merger........................................................         42
  Resale Considerations With Respect to the Interim Common Stock.....................         42
CERTAIN PROVISIONS OF THE MERGER AGREEMENT...........................................         43
  Exchange Procedures................................................................         43
  Certain Representations and Warranties.............................................         44
  Conduct of Business Pending the Merger.............................................         44
  No Solicitation of Transactions....................................................         46
  Pooling-of-Interests Accounting Treatment..........................................         46
  Conditions to Consummation of the Merger...........................................         46
  Termination; Termination Fee.......................................................         47
  Expenses...........................................................................         48
  Amendment and Waiver...............................................................         49
INFORMATION REGARDING FORWARD LOOKING STATEMENTS.....................................         50
INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION UNAUDITED PRO FORMA COMBINED
 CONDENSED FINANCIAL INFORMATION.....................................................         51
COMPARATIVE RIGHTS OF STOCKHOLDERS...................................................         57
LEGAL MATTERS........................................................................         61
EXPERTS..............................................................................         61
AVAILABLE INFORMATION................................................................         61
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................         62
EXHIBIT A -- AGREEMENT AND PLAN OF MERGER............................................        A-1
EXHIBIT B -- IRREVOCABLE PROXY.......................................................        B-1
EXHIBIT C -- FAIRNESS OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
 CORPORATION.........................................................................        C-1
EXHIBIT D -- FAIRNESS OPINION OF GOLDMAN, SACHS & CO.................................        D-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS AND THE EXHIBITS HERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS. STOCKHOLDERS ARE URGED TO CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS IN THEIR ENTIRETY.

GENERAL.........................  This Proxy Statement/Prospectus solicits, on behalf of the
                                  Board  of  Directors  of  Brandon  Systems  Corporation, a
                                  Delaware corporation  ("Brandon"),  the  approval  of  the holders  of shares of  common stock of  Brandon, par value
                                  $0.10 per share ("Brandon Common Stock"), of the Agreement and Plan of  Merger dated February  27, 1996 (the  "Merger
                                  Agreement")  between  Brandon,  Interim  Services  Inc., a
                                  Delaware corporation ("Interim Services") and Delco Merger
                                  Corp.,  a   Delaware   corporation  and   a   wholly-owned
                                  subsidiary  of Interim Services ("Merger Sub"). This Proxy
                                  Statement/Prospectus also solicits, on behalf of the Board of Directors  of Interim  Services,  the approval  of  the holders of shares of common stock of Interim Services, par value  $0.01  per share  ("Interim  Common Stock")  of the issuance of Interim  Common Stock pursuant  to the  Merger
                                  Agreement.  Pursuant to  the Merger  Agreement, Merger Sub
                                  will be merged with and into Brandon (the "Merger"),  with
                                  Brandon  surviving as a wholly-owned subsidiary of Interim
                                  Services. In the Merger, each outstanding share of Brandon
                                  Common Stock will be converted  into the right to  receive
                                  0.88  shares of  Interim Common Stock,  subject to certain anti-dilution adjustments and  with cash paid  in lieu  of fractional shares. SEE "THE MERGER."
BUSINESS OF INTERIM SERVICES....  Interim  Services  has  evolved  significantly  since  its founding in 1946. Interim  Services is a leading  provider of  customized  staffing  solutions  on  a  national basis including flexible staffing,  home health care,  full-time placement,  consulting and  other value-added  services to
                                  businesses,  professional   and   service   organizations,
                                  government   agencies,  health  care  facilities  and  in-
                                  dividuals. As  of  December  29,  1995,  Interim  Services operated  through a network  of 908 offices  in 48 states,
                                  the  District  of  Columbia,  Puerto  Rico,  Canada,   The
                                  Netherlands and the United Kingdom.
                                  Interim  Services  is  organized into  two  divisions: the
                                  Commercial Division and the  HealthCare Division. Each  of
                                  these  divisions  provides  a wide  range  of  services to
                                  Interim Services'  clients. Interim  Services'  Commercial
                                  Division   serves  client   requirements  for  traditional
                                  temporary clerical and light industrial skills as well  as increasingly  filling  needs  for  specialty  professional skills such as  information technology  ("IT"), legal  and accounting. The HealthCare Division provides a broad range of  personnel  including home  health aides,  nurses, home companions, therapists and physicians.
                                  Interim  Services  is  a  Delaware  corporation  with  its corporate  headquarters at  2050 Spectrum  Boulevard, Fort
                                  Lauderdale, Florida  33309.  Interim  Services'  telephone number  is (954) 938-7600.  SEE "INFORMATION ABOUT INTERIM
                                  SERVICES."

BUSINESS OF BRANDON.............  Founded in 1968,  Brandon is a  nationwide provider of  IT
                                  staffing   services   including   short-term  supplemental
                                  staffing, long-term  outsourcing of  computer  operations, communications operations, help desk support,
                                  client-server  support, computer  programming and computer technology training.
                                  Brandon is  a  Delaware  corporation  with  its  corporate headquarters  at  9 Polito  Avenue, Lyndhurst,  New Jersey
                                  07071. Brandon's telephone number  is (201) 842-0700.  SEE
                                  "INFORMATION ABOUT BRANDON."
THE SPECIAL MEETINGS
    GENERAL.....................  INTERIM  SERVICES.  A special  meeting of the stockholders of Interim  Services (the  "Interim Special  Meeting")  is
                                  scheduled  to be held on Thursday,  May 23, 1996, at 10:00
                                  a.m., local time, at  the offices of  Bryan Cave LLP,  245
                                  Park Avenue, New York, New York 10167-0034.
                                  BRANDON.  A special meeting of the stockholders of Brandon
                                  (the "Brandon Special Meeting") is scheduled to be held on
                                  Thursday,  May 23, 1996, at 1:00  p.m., local time, at the
                                  American Stock  Exchange, Board  of Governors  Room,  13th
                                  Floor, 86 Trinity Place, New York, New York.
    MATTERS TO BE CONSIDERED....  INTERIM SERVICES.  At the Interim Special Meeting, holders of  Interim  Common Stock  will consider  and vote  upon a proposal to approve the  issuance of Interim Common  Stock pursuant to the Merger Agreement and such other matters as
                                  may   properly  be  brought  before  the  meeting  or  any
                                  adjournments or postponements thereof.
                                  BRANDON.   At  the  Brandon Special  Meeting,  holders  of
                                  Brandon  Common  Stock  will  consider  and  vote  upon  a proposal to approve and adopt the Merger Agreement and the
                                  Merger and such other matters  as may properly be  brought before  the meeting  or any  adjournments or postponements thereof.
    VOTES REQUIRED..............  INTERIM SERVICES.  The affirmative vote of the holders  of a  majority of all  shares of Interim  Common Stock voting
                                  (whether in person  or by  proxy) at  the Interim  Special
                                  Meeting  is required  to approve  the issuance  of Interim
                                  Common  Stock  pursuant  to  the  Merger  Agreement.  This approval  is required under the  rules of The Nasdaq Stock
                                  Market, which are applicable  to Interim Services  because its  securities  are  quoted  thereon.  As  a  result, ab-
                                  stentions, failures to vote and broker non-votes will have no effect on  the vote  in respect of  the share  issuance pursuant to the Merger Agreement except to the extent that failures  to vote  and broker non-votes  affect the quorum required for the Interim Special Meeting.
                                  Directors and executive officers of Interim Services  hold in  the  aggregate approximately  0.4% of  the outstanding shares of Interim Common Stock  as of the Record Date  and have  indicated that they will vote all of their shares of
                                  Interim Common Stock for the  approval of the issuance  of
                                  Interim Common Stock pursuant to the Merger Agreement.

                                  BRANDON.    The  affirmative  vote  of  the  holders  of a
                                  majority of the outstanding shares of Brandon Common Stock as of the Record Date is required to approve and adopt the
                                  Merger Agreement and the Merger. As a result, abstentions, failures to vote and broker  non-votes will have the  same effect  as  votes  against the  Merger  Agreement  and the
                                  Merger.
                                  Ira B. Brown and Myra  Brown, holders of 1,099,760  shares of  Brandon  Common  Stock, or  25.0%  of  the outstanding shares of Brandon Common Stock as of the Record Date, have irrevocably granted to designees  of Interim Services  the power  to  vote their  shares of  Brandon Common  Stock in favor of approval and adoption of the Merger Agreement and
                                  the  Merger.  SEE  "THE  MERGER  --  IRREVOCABLE   PROXY."
                                  Additionally,  the  directors  and  executive  officers of
                                  Brandon (other  than the  Browns)  hold in  the  aggregate
                                  104,555  shares of  Brandon Common  Stock, or  2.4% of the outstanding  shares  as  of  the  Record  Date,  and  have indicated  that  they will  vote  all of  their  shares of
                                  Brandon Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger.
    RECORD DATE; SHARES ENTITLED
     TO VOTE....................  Each of the Interim Board and Brandon Board has fixed  the close of business on April 23, 1996 as the record date for their  respective Special Meetings (the "Record Date"). As of the Record  Date, 11,540,109 shares  of Interim  Common
                                  Stock were outstanding and held of record by approximately
                                  508  stockholders, and 4,399,146  shares of Brandon Common
                                  Stock were outstanding and held of record by approximately
                                  564 stockholders.
    VOTING OF PROXIES...........  Each holder  of Interim  Common Stock  and Brandon  Common
                                  Stock  as of the  Record Date will be  entitled to vote at their respective  Special  Meetings.  Votes  may  be  cast either  in person  or by  proxy. Shares  of Interim Common
                                  Stock and  Brandon Common  Stock represented  by  properly executed  proxies which have been  received at or prior to the respective Special Meetings,  and which have not  been revoked, will be voted in accordance with the instructions indicated  therein. If no  instructions are indicated such proxies will be voted, in the case of Interim Services, in favor of approval of the issuance of Interim Common  Stock pursuant  to  the Merger  Agreement,  and in  the  case of
                                  Brandon, in  favor of  the approval  and adoption  of  the
                                  Merger  Agreement and the Merger, and in the discretion of the proxy holder as to any other matter which may properly
                                  come  before  the  respective  Special  Meetings  or   any
                                  adjournments or postponements thereof.
    REVOCATION OF PROXIES.......  An Interim Services or Brandon stockholder who has given a proxy  may  revoke such  proxy at  any  time prior  to its exercise by  following certain  procedures. Attendance  at the  Special Meeting  will not in  and of  itself revoke a
                                  proxy.  SEE  "THE  SPECIAL   MEETINGS  --  REVOCATION   OF
                                  PROXIES."
    SOLICITATION OF PROXIES.....  This  Proxy  Statement/Prospectus  is  being  furnished in connection with the solicitation, on behalf of the Interim
                                  Board and  Brandon  Board, of  proxies  for use  at  their respective Special

                                  Meetings.  D.  F.  King &  Co.,  Inc. will  assist  in the solicitation of proxies by  Interim Services and  Brandon.
                                  SEE "THE SPECIAL MEETINGS -- SOLICITATION OF PROXIES."
THE MERGER
    FORM OF THE MERGER..........  At  the date  and time  the Merger  becomes effective (the
                                  "Effective Time"), Merger Sub will be merged with and into
                                  Brandon, with Brandon as  the surviving corporation and  a wholly-owned subsidiary of Interim Services.
    REASONS FOR THE MERGER......  INTERIM   SERVICES.  Numerous  factors   were  taken  into
                                  consideration by  Interim Services  in entering  into  the
                                  Merger   Agreement,  including,  without  limitation,  the
                                  personnel,  products,   operations,   prospects,   assets,
                                  obligations  and earnings of Brandon and Interim Services'
                                  judgments with respect to  the prospects for both  Interim
                                  Services   and   Brandon.  Interim   Services'  management
                                  believes that the addition  of Brandon's operation to  the
                                  IT unit of Interim Services offers a number of advantages, including  (i)  broad geographic  coverage of  its offices which complement current operations, (ii) achievement of a critical  mass  for  the  total  IT  operation,  including
                                  Brandon,  and  (iii) vertical  expansion  of the  scope of services which the IT unit  can offer. SEE "THE MERGER  --
                                  INTERIM  SERVICES' REASONS FOR  THE MERGER; RECOMMENDATION
                                  OF INTERIM SERVICES' BOARD OF DIRECTORS."
                                  BRANDON.  Numerous factors were taken into account by  the
                                  Brandon  Board in  approving the Merger  Agreement and the
                                  Merger, including the strategic  business benefits of  the
                                  Merger,  the  financial  benefits  of  the  Merger  to the
                                  Brandon   stockholders,    the   complementary    business
                                  philosophies  of Brandon and  Interim Services and various market factors. For a  detailed discussion of the  factors considered  by  the  Brandon  Board,  SEE  "THE  MERGER --
                                  REASONS FOR  APPROVAL  OF  THE  MERGER  AGREEMENT  BY  THE
                                  BRANDON BOARD; RECOMMENDATION OF THE BRANDON BOARD."
    RECOMMENDATIONS OF THE
     BOARDS OF DIRECTORS........  INTERIM  SERVICES.   THE INTERIM  BOARD BELIEVES  THAT THE
                                  MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY
                                  ARE FAIR TO, AND IN THE BEST INTEREST OF, INTERIM SERVICES
                                  AND ITS STOCKHOLDERS. ACCORDINGLY,  THE INTERIM BOARD  HAS
                                  UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE
                                  OF  INTERIM COMMON STOCK PURSUANT  TO THE MERGER AGREEMENT
                                  AND  UNANIMOUSLY   RECOMMENDS   THAT   INTERIM   SERVICES'
                                  STOCKHOLDERS  VOTE FOR APPROVAL OF THE ISSUANCE OF INTERIM
                                  COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.
                                  BRANDON.   THE  BRANDON  BOARD BELIEVES  THAT  THE  MERGER
                                  AGREEMENT  AND THE  MERGER ARE  FAIR TO,  AND IN  THE BEST
                                  INTEREST OF,  BRANDON  AND ITS STOCKHOLDERS.  ACCORDINGLY,
                                  THE  BRANDON  BOARD  HAS UNANIMOUSLY  APPROVED  THE MERGER
                                  AGREEMENT  AND  THE  MERGER  AND  UNANIMOUSLY   RECOMMENDS

                                  THAT  BRANDON STOCKHOLDERS VOTE  FOR APPROVAL AND ADOPTION
                                  OF THE MERGER AGREEMENT AND THE MERGER.
    OPINIONS OF FINANCIAL
     ADVISORS...................  INTERIM SERVICES.  DLJ  has delivered its written  opinion to  the  Interim Board  that, as  of  April 23,  1996, the consideration to be paid  by Interim Services pursuant  to the  Merger Agreement  is fair  to the  holders of Interim
                                  Common Stock, from  a financial  point of  view. The  full text  of  the written  opinion  of DLJ,  which  sets forth assumptions made,  matters considered  and limitations  on the  review undertaken in connection  with the opinion, is attached hereto as Exhibit C and is incorporated herein by reference. HOLDERS OF  INTERIM COMMON STOCK  ARE URGED  TO
                                  READ  SUCH  OPINION IN  ITS ENTIRETY.  SEE "THE  MERGER --
                                  OPINIONS OF FINANCIAL ADVISORS -- INTERIM SERVICES."
                                  BRANDON.  Goldman Sachs has delivered its written  opinion to  the Brandon Board to the  effect that, as of April 23,
                                  1996, the Exchange Ratio pursuant to the Merger  Agreement is  fair to the holders of  Brandon Common Stock. The full text of the written opinion  of Goldman Sachs, which  sets forth assumptions made, matters considered and limitations on  the review undertaken in  connection with the opinion, is attached hereto as Exhibit D and is incorporated herein by reference. HOLDERS OF BRANDON COMMON STOCK ARE URGED TO
                                  READ SUCH  OPINION IN  ITS ENTIRETY.  SEE "THE  MERGER  --
                                  OPINIONS OF FINANCIAL ADVISORS -- BRANDON."
    INTERESTS OF CERTAIN PERSONS
     IN THE MERGER..............  Certain  members of  Brandon's management  and the Brandon
                                  Board may be  deemed to  have interests in  the Merger  in addition  to  their interests  as stockholders  of Brandon generally,  including,  among  other  things,  accelerated vesting of certain Brandon Stock Options upon consummation of the Merger, provisions in the Merger Agreement relating to indemnification, and the continuation of employment and change  in control agreements. Interim Services expects to continue the employment  of Brandon's  officers after  the
                                  Merger  under the  terms and conditions  of the employment arrangements presently in effect  between Brandon and  its officers.  SEE "THE MERGER -- INTERESTS OF CERTAIN PERSONS
                                  IN THE MERGER."
    TREATMENT OF OPTIONS........  Upon consummation of the Merger, each outstanding  Brandon
                                  Stock  Option will be converted into an option to purchase shares of  Interim Common  Stock,  rather than  shares  of
                                  Brandon Common Stock, at a ratio of 0.88 shares of Interim
                                  Common  Stock  for  each  share  of  Brandon  Common Stock covered by the Brandon  Stock Options, subject to  certain anti-dilution  adjustments. The vesting of certain Brandon
                                  Stock Options will be accelerated by virtue of the  Merger constituting  a  change  in control  under  the applicable stock  option  plan.  SEE  "THE  MERGER  --  TREATMENT  OF
                                  OPTIONS."
    OPERATIONS AFTER THE
     MERGER.....................  Upon consummation of the Merger, Brandon will operate as a wholly-owned subsidiary of Interim Services. Following the
                                  Merger,  the  President  and  Chief  Operating  Officer of
                                  Brandon

                                  will continue to manage the business of Brandon, reporting
                                  to  the  Interim   Services'  Executive  Vice   President,
                                  Operations.  Except  for  Ira  B.  Brown,  Brandon's Chief
                                  Executive Officer, who will  retire following the  Merger, other  officers and management of  Brandon are expected to continue in their prior roles.
                                  Pursuant to the Merger Agreement, Brandon has the right to select, subject to Interim Services' approval, which  will not  be  unreasonably  withheld,  a  person  who  will  be appointed by the Interim Board  to serve as a director  of
                                  Interim Services and who will, subject to the requirements of  the  Delaware  General  Corporation  Law,  be included
                                  within  a  class  of  Interim  Services  directors   whose
                                  three-year  term expires at the  Annual Meeting of Interim
                                  Services' stockholders  to be  held in  1999. Such  person will be one of the directors of Brandon at the time of the
                                  Merger  but will  not be  any of  the persons  who will be employees  of  the  Surviving  Corporation  following  the
                                  Effective Time.
    CONDITIONS TO CONSUMMATION
     OF THE MERGER..............  The respective obligations of Interim Services and Brandon to  consummate  the  Merger are  each  subject  to various conditions, including, without  limitation, obtaining  the approval  of the issuance of Interim Common Stock pursuant to the Merger Agreement  by the holders  of a majority  of the  shares of Interim Common  Stock voting at the Interim
                                  Special Meeting,  obtaining  the approval  of  the  Merger
                                  Agreement  by the holders of a majority of the outstanding shares of Brandon Common Stock,  receipt of an opinion  of counsel of Interim Services regarding qualification of the
                                  Merger as a tax-free reorganization, receipt of reports of
                                  both   Interim   Services'   and   Brandon's   independent
                                  accountants regarding  qualification of  the Merger  as  a pooling  of  interests  for  accounting  purposes,  and no
                                  withdrawal  or  adverse   modification  of  the   fairness
                                  opinions  of DLJ and Goldman Sachs set forth as Exhibits C and D to this  Proxy Statement/Prospectus. For  additional information  regarding these and  other conditions to con-
                                  summation of the  Merger, SEE "CERTAIN  PROVISIONS OF  THE
                                  MERGER  AGREEMENT  --  CONDITIONS TO  CONSUMMATION  OF THE
                                  MERGER."
    TERMINATION.................  The Merger  Agreement  and the  transactions  contemplated thereby  may  be terminated  prior  to the  Effective Time
                                  (whether or not  prior to or  after stockholder  approval)
                                  under certain circumstances, including without limitation:
                                  (i)  by Brandon  if the  average closing  price of Interim
                                  Common Stock during  the first ten  of the 13  consecutive trading  days prior to the Brandon Special Meeting is less than $33.00,  or  if  the  Brandon  Board  enters  into  a definitive  acquisition agreement with  a party other than
                                  Interim Services in the exercise of its fiduciary  duties,
                                  (ii)  by  mutual written  consent  of Brandon  and Interim
                                  Services, and (iii) by either Brandon or Interim  Services for  failure of  the Merger  to close  by August  31, 1996
                                  (unless such failure  is caused  by the  party seeking  to terminate),  or if there  is a material  adverse change in the other  party's  financial  condition.  For  additional information  regarding  these and  other events  which may give one or both parties the right to terminate the Merger
                                  Agreement, SEE "CERTAIN PROVISIONS OF THE MERGER AGREEMENT
                                  -- TERMINATION; TERMINATION FEE."
    TERMINATION FEE.............  In  certain   circumstances,   generally   involving   the
                                  termination  of the Merger  Agreement and Brandon entering into an  acquisition agreement  with  a party  other  than
                                  Interim  Services, Brandon may be  required to pay Interim
                                  Services a  termination fee  equal  to $1.5  million.  SEE
                                  "CERTAIN   PROVISIONS   OF   THE   MERGER   AGREEMENT   --
                                  TERMINATION; TERMINATION FEE."
    REGULATORY APPROVALS........  Consummation of  the  Merger  requires  notifications  to, and/or  approvals from,  certain governmental authorities, including  without  limitation,  notifications  under  the
                                  Hart-Scott-Rodino  Antitrust Improvements Act of 1976 (the
                                  "H-S-R Act") and the  rules promulgated thereunder by  the
                                  Federal  Trade  Commission. Interim  Services  and Brandon
                                  filed notification and  report forms under  the H-S-R  Act with  the FTC  and the  Antitrust Division  in early April
                                  1996, and the  required waiting periods  for such  filings under the H-S-R Act were terminated on April 12, 1996. SEE
                                  "THE MERGER -- REGULATORY APPROVALS."
    ACCOUNTING TREATMENT........  The  Merger  is expected  to  be accounted  for  using the
                                  pooling-of-interests  method  of  accounting.  Under   the
                                  Merger  Agreement,  it  is a  condition  precedent  to the obligation of  each of  Interim  Services and  Brandon  to consummate the Merger that each will have received reports from  Deloitte  & Touche  LLP, independent  accountants to
                                  Interim  Services,   and   Coopers   &   Lybrand   L.L.P.,
                                  independent accountants to Brandon, regarding
                                  qualification  of the Merger as a pooling of interests for accounting purposes.  In  this  regard,  Interim  Services expects  to receive an opinion  from Deloitte & Touche LLP to the effect that the Merger  will be accounted for as  a pooling  of  interests.  Brandon expects  to  receive from
                                  Coopers &  Lybrand  L.L.P. a  letter  to the  effect  that
                                  Coopers  & Lybrand L.L.P. concurs  with the conclusions of
                                  Brandon's management that no conditions exist with respect to Brandon which would preclude accounting for the  Merger as a pooling of interests. The pooling-of-interests method of  accounting is intended to present as a single interest two  or  more  common  stockholder  interests  which  were previously independent. The pooling-of-interests method of accounting  treats the combining  companies as having been
                                  merged  from  inception.   Consequently,  the   historical
                                  financial statements for periods prior to the consummation of the Merger will be restated as though the companies had been  combined  from the  beginning  of such  periods. SEE
                                  "CERTAIN PROVISIONS OF THE MERGER AGREEMENT --  CONDITIONS
                                  TO  CONSUMMATION  OF  THE  MERGER,"  "UNAUDITED  PRO FORMA
                                  COMBINED CONDENSED FINANCIAL INFORMATION" AND "THE  MERGER
                                  -- ACCOUNTING TREATMENT."
    CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES...............  The  Merger is intended to qualify, for federal income tax purposes, as a "tax-free"  reorganization so that no  gain or  loss will be recognized by Brandon stockholders on the exchange of their Brandon Common Stock for Interim  Common
                                  Stock, except in

                                  respect  of cash  received in  lieu of  fractional shares.
                                  Although no  ruling will  be requested  from the  Internal
                                  Revenue  Service ("IRS") regarding the tax consequences of the Merger, under the Merger  Agreement it is a  condition to  the obligation of each of Brandon and Interim Services to consummate the Merger that they each receive an opinion from Bryan Cave LLP, legal counsel to Interim Services, to
                                  the  effect  that,  if   the  Merger  is  consummated   in
                                  accordance  with the  terms of  the Merger  Agreement, for federal income tax purposes, the Merger will constitute  a reorganization within the meaning of Section 368(a) of the
                                  Code.  For  a  more complete  description  of  the federal income tax consequences of the Merger, SEE "THE MERGER  --
                                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES."
    NO APPRAISAL RIGHTS.........  Neither   Brandon   stockholders   nor   Interim  Services
                                  stockholders  are  entitled   to  dissenter's  rights   of
                                  appraisal in connection with the Merger.
    COMPARISON OF STOCKHOLDER
     RIGHTS.....................  SEE  "COMPARATIVE RIGHTS OF STOCKHOLDERS" for a summary of certain differences  between  the  rights  of  holders  of
                                  Interim Common Stock and Brandon Common Stock.
RISK FACTORS....................  STOCKHOLDERS  OF  BRANDON  SHOULD  CAREFULLY  EVALUATE THE
                                  MATTERS SET FORTH UNDER "RISK FACTORS."

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

INTERIM SERVICES INC.

    Interim Common Stock is listed for trading on The Nasdaq Stock Market under the symbol "INTM." The following table sets forth the range of sale prices of Interim Common Stock as reported on The Nasdaq Stock Market.

                              INTERIM COMMON STOCK

                                                                                         HIGH       LOW
                                                                                        -------   -------
Fiscal 1994 (from January 27, 1994)
  First Quarter ended 3/25............................................................  $28 1/4   $22 1/8
  Second Quarter ended 6/24...........................................................   27 1/2    22 1/8
  Third Quarter ended 9/23............................................................   25 3/8    20 1/8
  Fourth Quarter ended 12/30..........................................................   26 1/4    22 1/2

Fiscal 1995
  First Quarter ended 3/31............................................................   29 3/4    23 1/4
  Second Quarter ended 6/30...........................................................       31    23 1/8
  Third Quarter ended 9/29............................................................   28 1/8    23 5/8
  Fourth Quarter ended 12/29..........................................................   35 3/8    26 1/2
Fiscal 1996
  First Quarter ended 3/29............................................................   40 3/4    34 1/4
  Second Quarter through 4/23.........................................................   38 1/4    34 1/2

    On April 23, 1996, the closing sale price for Interim Common Stock on The Nasdaq Stock Market was $38.25 per share. As of the Record Date, the number of holders of record of Interim Common Stock was approximately 508.

    No dividend or other distribution with respect to Interim Common Stock has ever been paid by Interim Services. Interim Services currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

    STOCKHOLDERS OF INTERIM SERVICES AND BRANDON ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF INTERIM COMMON STOCK.

BRANDON SYSTEMS CORPORATION

    Brandon Common Stock is listed for trading on the American Stock Exchange under the symbol "BRA." The following table sets forth the range of sale prices of Brandon Common Stock as reported by the American Stock Exchange and the per share quarterly dividends declared during the periods indicated.

                              BRANDON COMMON STOCK

                                                                               HIGH       LOW     DIVIDEND
                                                                              -------   -------   --------
Fiscal 1994
  First Quarter ended 1/2...................................................  $12 7/8   $ 9 3/8   $  .055
  Second Quarter ended 4/3..................................................       16    11 5/8      .055
  Third Quarter ended 7/3...................................................   17 1/8    11 7/8      .055
  Fourth Quarter ended 10/2.................................................   17 1/4        14      .070

Fiscal 1995
  First Quarter ended 1/1...................................................   19 1/8    15 3/8      .070
  Second Quarter ended 4/2..................................................   22 1/2    17 1/4      .070
  Third Quarter ended 7/2...................................................   24 3/8    20 1/2      .070
  Fourth Quarter ended 10/1.................................................       22    18 1/4      .070

Fiscal 1996
  First Quarter ended 12/31.................................................   25 5/8    17 1/2      .085
  Second Quarter ended 3/31.................................................   34 1/2        25      .085
  Third Quarter through 4/23................................................       33    29 7/8      .085

    On February 26, 1996 (the date immediately prior to the date of the public announcement of the Merger Agreement) and April 23, 1996, the closing sale price for Brandon Common Stock on the American Stock Exchange was $26 5/8 per share and $33.00 per share, respectively. As of the Record Date, the number of holders of record of Brandon Common Stock was approximately 564.

    STOCKHOLDERS OF INTERIM SERVICES AND BRANDON ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF BRANDON COMMON STOCK.

       SELECTED AND SUPPLEMENTARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following tables set forth selected historical consolidated financial data of Interim Services and Brandon and combined pro forma financial data giving effect to the Merger using the pooling-of-interests method of accounting and reflecting the Exchange Ratio and the pro forma adjustments described in the accompanying notes.

    The selected consolidated financial information of Interim Services set forth below as of December 29, 1995 and December 30, 1994 and for each of the three years in the period ended December 29, 1995, are derived from, and are qualified by reference to, Interim Services' audited consolidated financial statements and related notes thereto, which together with the related report of Deloitte & Touche LLP, independent accountants, are included in Interim Services' Annual Report on Form 10-K for the fiscal year ended December 29, 1995 which is incorporated by reference in this Proxy Statement/Prospectus. The consolidated statement of income data of Interim Services set forth below with respect to the fiscal years ended December 25, 1992 and December 27, 1991, and the consolidated balance sheet data, as of December 24, 1993, December 25, 1992 and December 27, 1991 are derived from the audited consolidated financial statements of Interim Services not included herein.

    Brandon's fiscal year ends on the Sunday nearest to the end of the month of September. Accordingly, Brandon has prepared historical consolidated financial statements and related notes thereto as of October 1, 1995, October 2, 1994, October 3, 1993, September 27, 1992 and September 29, 1991 and for each of the five fiscal years in the period ended October 1, 1995. Brandon's consolidated financial statements and related notes thereto, as of October 1, 1995 and October 2, 1994 and for each of the three fiscal years in the period ended October 1, 1995, together with the related report of Coopers & Lybrand L.L.P., independent accountants, are included in Brandon's Annual Report on Form 10-K for the fiscal year ended October 1, 1995 which is incorporated by reference in this Proxy Statement/ Prospectus. The historical consolidated statement of income data of Brandon for the fiscal years ended December 31, 1995, January 1, 1995, January 2, 1994, December 27, 1992 and December 29, 1991 are unaudited and have been derived from the audited consolidated statements of income of Brandon by subtracting the results of operations as reported in Brandon's Quarterly Reports on Form 10-Q for the first quarter of each respective fiscal year and adding the results of operations as reported in Brandon's Quarterly Reports on Form 10-Q for the first quarter of the subsequent respective fiscal year. The historical consolidated balance sheet data of Brandon as of December 31, 1995, January 1, 1995, January 2, 1994, December 27, 1992 and December 29, 1991 are unaudited and represent the financial position of Brandon as reported in Brandon's Quarterly Reports on Form 10-Q for the fiscal quarters ended on these dates.

    This  data  should be  read in  conjunction  with the  separate consolidated
financial  statements  and  notes  thereto  of  Interim  Services  and   Brandon
incorporated by reference in this Proxy Statement/ Prospectus.

    The following selected unaudited pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position. This data does not include any expenses or restructuring charges related to the Merger. Total Merger-related direct expenses are expected to approximate $1.9 million. In addition, the data excludes any potential benefits from synergies that may result from the Merger. The selected pro forma financial data should be read in conjunction with "Unaudited Pro Forma Combined Condensed Financial Information." There were no material transactions between Interim Services and Brandon during any of the periods presented.

                             INTERIM SERVICES INC.
       SELECTED AND SUPPLEMENTARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       YEAR ENDED
                                         -----------------------------------------------------------------------
                                             DECEMBER 29, 1995
                                         -------------------------
                                           UNAUDITED                 DEC. 30,    DEC. 24,   DEC. 25,   DEC. 27,
                                         PRO FORMA(1)     ACTUAL       1994      1993(2)     1992(2)    1991(2)
                                         -------------  ----------  ----------  ----------  ---------  ---------
CONSOLIDATED STATEMENT OF INCOME DATA:
REVENUES
Branch Revenues........................   $   632,716   $  526,972  $  410,686  $  367,520  $ 330,890  $ 330,248
Licensee Revenues......................       224,489      224,489     192,983     122,457     74,271     28,131
Franchise Royalties....................        23,977       24,316      22,790      20,458     20,193     20,094
Other Income...........................         5,109        5,109       7,958       4,598      3,647      3,261
                                         -------------  ----------  ----------  ----------  ---------  ---------
Total Revenues.........................       886,291      780,886     634,417     515,033    429,001    381,734
                                         -------------  ----------  ----------  ----------  ---------  ---------
EXPENSES
Cost of Services.......................       615,339      549,323     449,175     366,045    302,171    266,216
Operating Expenses.....................       201,806      162,849     124,959     109,757     98,707     97,529
Licensee Commissions...................        37,295       37,295      33,796      20,586     12,142      4,022
                                         -------------  ----------  ----------  ----------  ---------  ---------
Total Expenses.........................       854,440      749,467     607,930     496,388    413,020    367,767
                                         -------------  ----------  ----------  ----------  ---------  ---------
EARNINGS BEFORE TAXES..................        31,851       31,419      26,487      18,645     15,981     13,967
Taxes on Earnings......................        14,083       13,892      12,330       9,235      8,157      7,199
                                         -------------  ----------  ----------  ----------  ---------  ---------
NET EARNINGS...........................   $    17,768   $   17,527  $   14,157  $    9,410  $   7,824  $   6,768
                                         -------------  ----------  ----------  ----------  ---------  ---------
                                         -------------  ----------  ----------  ----------  ---------  ---------
NET EARNINGS PER SHARE.................   $      1.52   $     1.50  $     1.24  $     0.94  $    0.78  $    0.68
Weighted Average Shares Outstanding....        11,652       11,652      11,427      10,000     10,000     10,000


                                                                          AS OF THE YEAR ENDED
                                                        --------------------------------------------------------
                                                         DEC. 29,    DEC. 30,    DEC. 24,   DEC. 25,   DEC. 27,
                                                           1995        1994      1993(2)     1992(2)    1991(2)
                                                        ----------  ----------  ----------  ---------  ---------
CONSOLIDATED BALANCE SHEET DATA:
Total Assets...........................                 $  406,617  $  260,735  $  228,539  $ 219,733  $ 207,055
Working Capital........................                     40,741      58,421      59,600     56,463     44,694
Long-term Obligations..................                     60,000          --      30,000     89,107     94,337
Stockholders' Equity...................                    196,369     178,626     136,456     74,767     65,890

              See accompanying Notes to Selected and Supplementary
                    Historical and Pro Forma Financial Data

                          BRANDON SYSTEMS CORPORATION
                  SELECTED UNAUDITED HISTORICAL FINANCIAL DATA
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEAR ENDED
                                                         -----------------------------------------------------
                                                         DEC. 31,    JAN. 1,    JAN. 2,   DEC. 27,   DEC. 29,
                                                           1995       1995       1994       1992       1991
                                                         ---------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENT OF INCOME DATA:
Revenues...............................................  $  83,361  $  70,279  $  59,227  $  48,462  $  38,335
                                                         ---------  ---------  ---------  ---------  ---------
Expenses
Cost of Services.......................................     50,846     42,229     35,994     29,611     22,763
Selling, General and Administrative Expenses...........     22,936     19,469     17,783     14,924     12,974
                                                         ---------  ---------  ---------  ---------  ---------
Total Expenses.........................................     73,782     61,698     53,777     44,535     35,737
                                                         ---------  ---------  ---------  ---------  ---------
Earnings From Operations...............................      9,579      8,581      5,450      3,927      2,598
Other, net (principally interest income)...............        806        416        319        430        558
                                                         ---------  ---------  ---------  ---------  ---------
Earnings Before Taxes..................................     10,385      8,997      5,769      4,357      3,156
Taxes on Earnings......................................      4,179      3,698      2,329      1,698      1,061
                                                         ---------  ---------  ---------  ---------  ---------
Net Earnings...........................................  $   6,206  $   5,299  $   3,440  $   2,659  $   2,095
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Net Earnings Per Share(3)..............................  $    1.36  $    1.18  $    0.78  $    0.61  $    0.48
Weighted Average Shares Outstanding....................      4,557      4,505      4,401      4,370      4,354
Cash Dividends Per Share...............................  $    0.30  $    0.25  $    0.21  $    0.20  $    0.19


                                                                         AS OF THE YEAR ENDED
                                                         -----------------------------------------------------
                                                         DEC. 31,    JAN. 1,    JAN. 2,   DEC. 27,   DEC. 29,
                                                           1995       1995       1994       1992       1991
                                                         ---------  ---------  ---------  ---------  ---------
CONSOLIDATED BALANCE SHEET DATA:
Total Assets...........................................  $  35,011  $  30,915  $  25,439  $  21,883  $  19,398
Working Capital........................................     26,785     23,576     19,298     16,918     15,489
Stockholders' Equity...................................     29,920     26,273     21,538     18,912     17,021

              See accompanying Notes to Selected and Supplementary
                    Historical and Pro Forma Financial Data

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEAR ENDED
                                            ---------------------------------------------------------------------
                                               1995(1)         1994          1993(2)       1992(2)      1991(2)
                                            -------------  -------------  -------------  -----------  -----------
COMBINED STATEMENT OF INCOME DATA:
REVENUES
Branch Revenues...........................  $     716,077  $     480,965  $     426,747  $   379,352  $   368,583
Licensee Revenues.........................        224,489        192,983        122,457       74,271       28,131
Franchise Royalties.......................         23,977         22,790         20,458       20,193       20,094
Other Income..............................          5,109          7,958          4,598        3,647        3,261
                                            -------------  -------------  -------------  -----------  -----------
Total Revenues............................        969,652        704,696        574,260      477,463      420,069
                                            -------------  -------------  -------------  -----------  -----------
EXPENSES
Cost of Services..........................        666,185        491,404        402,039      331,782      288,979
Operating Expenses........................        223,936        144,012        127,221      113,201      109,945
Licensee Commissions......................         37,295         33,796         20,586       12,142        4,022
                                            -------------  -------------  -------------  -----------  -----------
Total Expenses............................        927,416        669,212        549,846      457,125      402,946
                                            -------------  -------------  -------------  -----------  -----------
EARNINGS BEFORE TAXES.....................         42,236         35,484         24,414       20,338       17,123
TAXES ON EARNINGS.........................         18,262         16,028         11,564        9,855        8,260
                                            -------------  -------------  -------------  -----------  -----------
NET EARNINGS..............................  $      23,974  $      19,456  $      12,850  $    10,483  $     8,863
                                            -------------  -------------  -------------  -----------  -----------
                                            -------------  -------------  -------------  -----------  -----------
Net Earnings Per Share(2)(3)..............  $        1.53  $        1.26  $        0.93  $      0.76  $      0.64
Weighted Average Shares Outstanding.......         15,662         15,391         13,873       13,846       13,832
Cash Dividends Per Share(4)...............  $        0.08  $        0.07  $        0.07  $      0.06  $      0.06


                                                                    AS OF THE YEAR ENDED
                                            ---------------------------------------------------------------------
                                                1995           1994          1993(2)       1992(2)      1991(2)
                                            -------------  -------------  -------------  -----------  -----------
COMBINED BALANCE SHEET DATA:
Total Assets..............................  $     441,628  $     291,650  $     253,978  $   241,616  $   226,453
Working Capital...........................         67,526         81,997         78,898       73,381       60,183
Long-term Obligations.....................         60,000             --         30,000       89,107       94,337
Stockholders' Equity......................        226,289        204,899        157,994       93,679       82,901

              See accompanying Notes to Selected and Supplementary
                    Historical and Pro Forma Financial Data

                             INTERIM SERVICES INC.
               SUPPLEMENTARY UNAUDITED HISTORICAL FINANCIAL DATA
                             (AMOUNTS IN THOUSANDS)

                                                                       YEAR ENDED
                                         -----------------------------------------------------------------------
                                             DECEMBER 29, 1995
                                         -------------------------
                                           UNAUDITED                 DEC. 30,    DEC. 24,   DEC. 25,   DEC. 27,
                                         PRO FORMA(1)     ACTUAL       1994      1993(2)     1992(2)    1991(2)
                                         -------------  ----------  ----------  ----------  ---------  ---------

SALES DATA(5):
Commercial:
  Traditional..........................   $   693,127   $  693,127  $  607,362  $  524,767  $ 454,108  $ 402,946
  Professional Services................       152,537       55,933      30,956      21,491     11,608      5,565
HealthCare.............................       661,839      661,839     570,742     480,274    458,921    458,148
                                         -------------  ----------  ----------  ----------  ---------  ---------
Total Sales............................   $ 1,507,503   $1,410,899  $1,209,060  $1,026,532  $ 924,637  $ 866,659
                                         -------------  ----------  ----------  ----------  ---------  ---------
                                         -------------  ----------  ----------  ----------  ---------  ---------

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION
                SUPPLEMENTARY UNAUDITED PRO FORMA FINANCIAL DATA
                             (AMOUNTS IN THOUSANDS)

                                                                               YEAR ENDED
                                                        --------------------------------------------------------
                                                         1995(1)       1994      1993(2)     1992(2)    1991(2)
                                                        ----------  ----------  ----------  ---------  ---------

COMBINED SALES DATA(5):
Commercial:
    Traditional.......................................  $  693,127  $  607,362  $  524,767  $ 454,108  $ 402,946
    Professional Services.............................     235,898     101,235      80,718     60,070     43,900
HealthCare............................................     661,839     570,742     480,274    458,921    458,148
                                                        ----------  ----------  ----------  ---------  ---------
Total Sales...........................................  $1,590,864  $1,279,339  $1,085,759  $ 973,099  $ 904,994
                                                        ----------  ----------  ----------  ---------  ---------
                                                        ----------  ----------  ----------  ---------  ---------

              See accompanying Notes to Selected and Supplementary
                    Historical and Pro Forma Financial Data

                          INTERIM SERVICES AND BRANDON
                 NOTES TO SELECTED AND SUPPLEMENTARY HISTORICAL
                          AND PRO FORMA FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) Interim Services made certain significant acquisitions in 1995 which were accounted for under the purchase method of accounting. The unaudited pro forma consolidated statement of income and sales data give effect to the acquisitions as though they occurred at the beginning of 1995 with pro forma adjustments to give effect to amortization of goodwill, interest expense on additional borrowings used to fund the acquisitions, and other adjustments, together with income tax effects. SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.

(2) Prior to its January 27, 1994 initial public offering ("IPO"), Interim Services' working capital and acquisition financing were provided by its former parent, H&R Block, Inc. ("Block"). Effective September 25, 1993, Block formalized its financing arrangement by (i) providing a revolving credit facility in the amount of $20,000 to fund operating requirements of Interim Services; (ii) converting $30,000 of intercompany indebtedness on such date to a term loan, and (iii) contributing $51,289 to the capital of Interim Services. The consolidated statement of income and balance sheet data for the three years ended December 24, 1993 (unaudited) give effect to this arrangement as if it occurred at the beginning of the respective years. Interest expense has been computed at 6% and income taxes at the statutory rate.

(3) Per share data for Brandon in 1991 has been retroactively restated for the five-for-four stock split occurring in 1992.

(4) Pro forma cash dividends per share amounts represent Brandon's historical cash dividends per share amounts after converting each share of Brandon Common Stock into 0.88 shares of Interim Common Stock. Interim Services has not paid, and does not expect to pay in the foreseeable future, any cash dividends on Interim Common Stock.

(5) The Supplementary Historical Financial Data is unaudited and represents the branch and licensee revenues of Interim Services and the sales of its franchises from which Interim Services' franchise royalty revenues are earned. Sales data for Interim Services' franchised offices are derived from unaudited reports provided by its franchisees. The Supplementary Unaudited Pro Forma Financial Data includes the Supplementary Unaudited Historical Financial Data of Interim Services and the historical revenues of Brandon.

                                  RISK FACTORS

    IF THE MERGER IS CONSUMMATED, STOCKHOLDERS OF BRANDON WILL BECOME STOCKHOLDERS OF INTERIM SERVICES. IN ADDITION TO THE OTHER INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS, THE FOLLOWING INFORMATION RELATING TO INTERIM SERVICES SHOULD BE CONSIDERED CAREFULLY.

COMPETITIVE MARKET

    The flexible staffing industry is competitive, with limited barriers to entry. Interim Services competes in national, regional and local markets with full service agencies and with specialized temporary services agencies and home care providers. The majority of competitors are significantly smaller than Interim Services. However, several competitors have greater marketing and financial resources than those of Interim Services. Interim Services expects that the level of competition will remain high in the future.

ABILITY TO CONTINUE AND MANAGE COMPANY GROWTH

    Interim Services has experienced significant growth in the past, principally through the acquisition of existing businesses and the opening of new offices, as well as through licensing and franchising. There can be no assurance that, in the future, Interim Services will continue to be able to establish and expand its market presence, or to successfully enter other markets or integrate acquired businesses into its operations. The ability of Interim Services to continue and manage its growth will depend on a number of other factors, including existing and emerging competition and the availability of capital to support such growth as well as Interim Services' ability to maintain margins in the face of pricing pressures, to manage costs in changing regulatory environments and to recruit and train additional qualified personnel. Additionally, there can be no assurance that Interim Services will continue to identify suitable acquisition candidates or complete the acquisitions on terms favorable to Interim Services.

RELIANCE ON KEY PERSONNEL

    Interim Services is highly dependent on its management. The success of Interim Services depends in large part on the abilities and continued services of Raymond Marcy, its President and Chief Executive Officer, and certain other officers and key employees. The loss of Mr. Marcy or other officers and key employees could have a material adverse effect on Interim Services' operations.

INFORMATION TECHNOLOGY TRENDS

    The size and growth in the use of flexible staffing in the IT area in recent years has been driven largely by rapid technological advances. As the sophistication and complexity of business information systems increases, and as the general corporate trend towards downsizing continues, businesses are increasingly turning to specialized, outside technical personnel to staff their IT operations. The success of Interim Services in the IT area depends in large part on its ability to keep pace with existing technology and predict new technological changes and advancements. Although Interim Services attempts to follow industry trends closely and anticipate new changes, there can be no assurance that Interim Services will be able to anticipate and successfully respond to new technological advancements in the future.

EFFECT OF FLUCTUATIONS IN THE GENERAL ECONOMY

    Demand for commercial staffing services is significantly affected by the general level of economic activity in the country. When economic activity increases, flexible staff are often added before full-time employees are hired. Similarly, as economic activity slows, many companies reduce their usage of flexible staff before undertaking layoffs of their regular employees. In addition, in the early stages of a recovery, before employment returns to previous levels, it is easier to hire employees for placement on a temporary basis. Traditionally, demand for the health care services of Interim Services has not been directly affected by the overall state of the economy. There can be no assurance, however, that Interim Services' HealthCare Division will continue to be unaffected by changes in the overall economy.

DEPENDENCE ON AVAILABILITY OF QUALIFIED PERSONNEL

    Interim Services depends upon its ability to attract qualified personnel who possess the skills and experience necessary to meet the staffing requirements of its clients. Interim Services must continually evaluate and upgrade its base of available qualified personnel to keep pace with the changing client needs and emerging technologies. Competition for individuals with proven professional skills, particularly home health care providers, IT professionals and other skilled employees, is intense. There can be no assurance that qualified personnel will continue to be available to Interim Services in sufficient numbers in the future.

GOVERNMENTAL REGULATION

    A number of states have adopted laws that regulate companies that provide health care services. In many of the states with such laws, Interim Services need only be licensed. In approximately 23 states, home care providers must receive a certificate of need ("CON") from the state. CON laws restrict the types of care that may be provided and can limit or prohibit a company's ability to provide certain services and to establish or expand its operations within such state. CON requirements and restrictions vary substantially from state to state.

LIABILITY/INDUSTRY RISKS

    Flexible staffing providers employ and place people in the work place of other businesses. Attendant risks of such activity include possible claims of discrimination and harassment, employment of illegal aliens, errors and omissions by Interim Services' flexible staff, particularly for the action of temporary professionals (e.g., accountants and attorneys), misuse or misappropriation of client funds or proprietary information and other similar claims. Such claims may result in negative publicity, injunctive relief or the payment of monetary damages or fines by Interim Services. While Interim Services maintains insurance policies covering general liability, errors and omissions and employee theft, there can be no assurance that such insurance coverage will be adequate in scope or amount to cover any such liability.

FRANCHISING RISKS

    For fiscal year 1995, 46.8% of Interim Services' sales (representing 3.1% of revenues) were derived from franchised operations. Moreover, the largest ten franchisees (based on sales volume) accounted for 21% of the total sales of Interim Services in fiscal 1995. Franchisees may leave the franchise system at the end of the term of their franchise agreements and have in the past terminated their franchise agreements before the end of the franchise agreement term. While Interim Services' agreements contain non-competition covenants, such covenants may not prevent the loss of sales.

UNEMPLOYMENT INSURANCE; WORKERS' COMPENSATION

    Interim Services is required to pay unemployment insurance premiums and workers' compensation costs for its flexible staff. Unemployment insurance premiums have continued to increase generally as a result of increased levels of unemployment and the extension of periods of time for which benefits are available. Workers' compensation costs have continued to increase as states have raised benefit levels and liberalized allowable claims. In addition, Interim Services' health-related costs could increase as the result of future health care reforms. Specifically, certain federal and state legislative proposals have included provisions requiring employers to extend health insurance benefits to flexible staff who do not presently receive such benefits. There can be no assurance that Interim Services will be able to increase the fees charged to its clients to absorb the increased costs related to workers' compensation, unemployment insurance, or employer-paid health insurance benefits that must be extended to flexible staff.

ANTI-TAKEOVER CONSIDERATIONS

    Interim Services' Restated Certificate of Incorporation and the Delaware General Corporation Law contain certain provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire control of Interim Services without approval of the Interim Board. In addition, the Interim Board has adopted a stockholder's rights plan. The foregoing may discourage tender offers or other bids for Interim Common Stock at a premium over the market price of the Interim Common Stock. In addition, the requirement that a change of control of Interim Services be approved by the Public Health Council of the New York State Department of Public Health may have a similar effect.

                              THE SPECIAL MEETINGS
GENERAL

    This Proxy Statement/Prospectus is being furnished to the stockholders of Interim Services in connection with the solicitation of proxies by the Interim Board for use at the Interim Special Meeting to be held on Thursday, May 23, 1996, at 10:00 a.m., local time, at the offices of Bryan Cave LLP, 245 Park Avenue, New York, New York 10167-0034, and at any adjournments or postponements thereof.

    This Proxy Statement/Prospectus is also being furnished to the stockholders of Brandon in connection with the solicitation of proxies by the Brandon Board for use at the Brandon Special Meeting to be held on Thursday, May 23, 1996, at 1:00 p.m., local time, at the American Stock Exchange, Board of Governors Room, 13th Floor, 86 Trinity Place, New York, New York, and at any adjournments or postponements thereof.

    This Proxy Statement/Prospectus also constitutes the Prospectus with respect to the shares of Interim Common Stock issuable in connection with the Merger.

MATTERS TO BE CONSIDERED

    INTERIM SERVICES. At the Interim Special Meeting, holders of Interim Common Stock will consider and vote upon a proposal to approve the issuance of Interim Common Stock pursuant to the Merger Agreement and such other matters as may properly be brought before the Interim Special Meeting or any adjournments or postponements thereof.

    BRANDON. At the Brandon Special Meeting, holders of Brandon Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger and such other matters as may properly be brought before the Brandon Special Meeting or any adjournments or postponements thereof.

VOTES REQUIRED

    INTERIM SERVICES. The affirmative vote of the holders of a majority of all shares of Interim Common Stock voting (whether in person or by proxy) at the Interim Special Meeting is required to approve the issuance of Interim Common Stock pursuant to the Merger Agreement. This approval is required under the rules of The Nasdaq Stock Market, which are applicable to Interim Services because its securities are quoted thereon. As a result, abstentions, failures to vote and broker non-votes will have no effect on the vote in respect of the share issuance pursuant to the Merger Agreement except to the extent that failures to vote and broker non-votes affect the quorum required for the Interim Special Meeting.

    Directors and executive officers of Interim Services hold in the aggregate approximately 0.4% of the outstanding shares of Interim Common Stock as of the Record Date and have indicated that they will vote all of their shares of Interim Common Stock for the approval of the issuance of Interim Common Stock pursuant to the Merger Agreement.

    BRANDON. The affirmative vote of the holders of a majority of the outstanding shares of Brandon Common Stock as of the Record Date is required to approve and adopt the Merger Agreement and the Merger. As a result, abstentions, failures to vote and broker non-votes will have the same effect as votes against the Merger Agreement.

    Ira B. Brown and Myra Brown, holders of 1,099,760 shares of Brandon Common Stock, or 25.0% of the outstanding shares of Brandon Common Stock as of the Record Date, have irrevocably granted to designees of Interim Services, the power to vote their shares of Brandon Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger. SEE "THE MERGER -- IRREVOCABLE PROXY." Additionally, the directors and executive officers of Brandon (other than the Browns) hold in the aggregate 104,555 shares of Brandon Common Stock, or 2.4% of the outstanding shares as of the Record Date, and have indicated that they will vote all of their shares of Brandon Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    Each of the Interim Board and Brandon Board has fixed the close of business on April 23, 1996 as the Record Date for the determination of the Interim Services stockholders and Brandon stockholders entitled to vote at their respective Special Meetings. As of the Record Date, there were 10,000,000 authorized shares of Brandon Common Stock of which 4,399,146 shares were issued and outstanding and held of record by approximately 564 stockholders, and 25,000,000 authorized shares of Interim Common Stock of which 11,540,109 shares were issued and outstanding and held of record by approximately 508 stockholders. Each share of Brandon Common Stock and each share of Interim Common Stock will be entitled to one vote on the matters set forth at their respective Special Meetings.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Interim Common Stock or Brandon Common Stock, as the case may be, entitled to vote at the Interim Special Meeting or the Brandon Special Meeting, as the case may be, is necessary to constitute a quorum for the transaction of business at such Special Meeting. If a quorum is not obtained at either Special Meeting, such Special Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of such Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

VOTING OF PROXIES

    Each holder of Interim Common Stock and Brandon Common Stock as of the Record Date will be entitled to vote at their respective Special Meeting. Votes may be cast either in person or by proxy. Shares of Interim Common Stock and Brandon Common Stock represented by properly executed proxies which have been received at or prior to the respective Special Meeting and which have not been revoked, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted, in the case of Interim Services, in favor of approval of the issuance of Interim Common Stock pursuant to the Merger Agreement, and in the case of Brandon, in favor of the approval and adoption of the Merger Agreement and the Merger, and in the discretion of the proxy holder as to any other matter which may properly come before the respective Special Meetings.

REVOCATION OF PROXIES

    An Interim Services or Brandon stockholder who has given a proxy may revoke such proxy at any time prior to its exercise by (i) giving written notice of revocation to the Secretary of Interim Services or Brandon, as appropriate, (ii) properly submitting to Interim Services or Brandon, as appropriate, a duly executed proxy bearing a later date, or (iii) attending the appropriate Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. However, a stockholder can revoke a proxy by attending the Special Meeting and notifying the secretary of the Special Meeting, prior to the vote at the Special Meeting, that such holder would like to revoke the proxy. All written notices of revocation and other communications with respect to revocation of proxies by Interim Services stockholders should be addressed as follows: Interim Services Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, Attn: John B. Smith, Esq., Senior Vice President, Secretary and General Counsel. All written notices of revocation and other communications with respect to revocation of proxies by Brandon stockholders should be addressed as follows: Brandon Systems Corporation, 9 Polito Avenue, Lyndhurst, New Jersey 07071, Attn: Patricia G. Byrnes, Esq., General Counsel.

SOLICITATION OF PROXIES

    This Proxy Statement/Prospectus is being furnished in connection with the solicitation on behalf of the Interim Board and Brandon Board of proxies for use at their respective Special Meetings.

D.F. King & Co., Inc. will assist in the solicitation of proxies by Interim Services and Brandon. For its services D.F. King & Co., Inc. will be paid a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses.

    Each of Interim Services and Brandon will bear the cost of solicitation of proxies from its own stockholders, except that Interim Services and Brandon will share equally the cost of filing the Registration Statement of which this Proxy Statement/Prospectus is a part.

    IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS CONSUMMATED, THE HOLDERS OF BRANDON COMMON STOCK WILL BE SENT A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR SURRENDERING THEIR CERTIFICATES REPRESENTING SHARES OF BRANDON COMMON STOCK. HOLDERS OF BRANDON COMMON STOCK SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL.

                       INFORMATION ABOUT INTERIM SERVICES

BUSINESS

    BACKGROUND

    Interim Services has evolved significantly since its founding in 1946. Interim Services was originally formed to provide temporary industrial and light industrial staffing services. Nursing and home care staffing services were first provided in 1966, and Interim Services has since expanded to provide a wide range of flexible staffing services.

    On August 16, 1978, Interim Services, then known as Personnel Pool of America, Inc., was acquired by H&R Block, Inc. ("Block"). On January 22, 1991, Block acquired another temporary service business, Interim Systems Corporation ("ISC"). At the time of the acquisition, ISC was providing clerical, secretarial, light industrial and health care personnel through 178 branch offices in 20 states and three Canadian provinces. The businesses of Interim Services and ISC were combined on December 31, 1991. On June 15, 1992, Interim Services changed its name to "Interim Services Inc."

    On January 27, 1994, Interim Services completed an initial offering of its common stock to the public at $20 per share ("IPO"). Since its IPO, Interim Services has acquired ten flexible staffing companies including five companies acquired in fiscal year 1994 and five companies acquired in fiscal year 1995. The five companies acquired in 1994 had pro forma combined revenue of $42.0 million (assuming full year results). The five companies acquired in 1995 had pro forma combined revenue of $119.0 million (assuming full year results).

    Interim Services is a Delaware corporation whose corporate headquarters are located at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Interim Services' telephone number is (954) 938-7600.

    BUSINESS OVERVIEW

    Interim Services provides customized staffing solutions on a national basis including flexible staffing, home health care, full-time placement, consulting and other value-added services to businesses, professional and service organizations, governmental agencies, health care facilities and individuals. As of December 29, 1995, Interim Services operated through a network of 908 offices in 48 states, the District of Columbia, Puerto Rico, Canada, The Netherlands and the United Kingdom.

    Interim Services operates through two divisions: the Commercial Division, which generated 53% of system-wide sales, and the HealthCare Division, which generated 47% of system-wide sales in 1995. Interim Services' management believes that, based on system-wide sales, Interim Services is the fourth largest provider of commercial staffing services and the second largest provider of temporary health care personnel in North America. Interim Services' management also believes that Interim Services offers the broadest selection of staffing services available in the flexible staffing industry.

    The Commercial Division serves client requirements for traditional temporary clerical and light industrial skills as well as increasingly filling needs for specialty professional skills such as IT, legal and accounting. The HealthCare Division provides a broad range of personnel including home health aides, nurses, home companions, therapists and physicians. In 1995, approximately 80% of the HealthCare Division's services (based on revenues) were provided in the home environment, the fastest growing portion of the health care industry.

    Interim Services' goal is to become the leading full service provider of flexible staffing services to commercial and health care organizations and to individuals throughout North America. Interim Services' strategy emphasizes expansion of the number of locations and markets in which services are offered as well as the breadth of services provided. Interim Services' management believes that an important component of Interim Services' success is its decentralized entrepreneurial environment operating under an umbrella of the common "INTERIM" brand identity and a collective vision of client service.

GROWTH STRATEGY

    Interim Services' acquisition strategy focuses on those markets where Interim Services lacks sufficient offices and those specialized service niches where Interim Services believes opportunities for growth exist. Interim Services intends to focus on expansion through licenses and new franchises in the smaller and mid-size markets where having independent local management is often an advantage. In larger markets, where it can centralize its regional and area management and other administrative functions to support a cluster of offices, Interim Services intends to expand company-owned branches. Management has found that Interim Services' strong reputation and decentralized management style have assisted its efforts to acquire small, independent offices that are seeking alliances as size and national presence increasingly become a strategic advantage.

INDUSTRY OVERVIEW

    COMMERCIAL FLEXIBLE STAFFING INDUSTRY

    Revenues for the flexible staffing industry were expected to exceed $60 billion in 1995 according to the Staffing Industry Report, a staffing services industry publication. Further, temporary help, the largest staffing services sector, was estimated to have 1995 revenues of approximately $41 billion and has grown at an average annual rate of approximately 17.5% over the past four years. According to the Bureau of Labor Statistics, the flexible staffing industry is the seventh fastest growing industry in the United States with a projected growth rate of 58.1% from 1994 to 2005.

    The use of temporary personnel has become widely accepted as a valuable tool for managing personnel costs, supplementing permanent workforces and meeting specialized or fluctuating employment requirements. Effective use of flexible staff enables businesses to staff their organizations with a core level of full-time personnel by supplementing their full-time work force only as needed. Organizations have also begun using flexible staffing to reduce administrative overhead by outsourcing operations that are not part of their core business functions. Outsourcing not only shifts cost from fixed to variable but also benefits the client by providing the efficiencies of professional management of their workforce. An ancillary benefit, particularly for small businesses, is that outsourcing shifts employment costs and risks (e.g., workers' compensation and unemployment insurance) to the flexible staffing companies, which can spread the costs and risks over a larger pool of employees.

    The range of flexible staffing services available has expanded substantially since the early days of the industry. Over the last decade, the increased use of technology has led to a dramatic rise in demand for technical project support, software development and other computer-related services. Corporations have outsourced many of these departments and/or have utilized flexible staffing firms in an attempt to meet the increased demand for computer-skilled personnel. In addition, changing attitudes towards workforce management have propelled a dramatic increase in flexible professional personnel, such as accountants, paralegals, attorneys and computer programmers. These specialty and professional sectors of the flexible staffing industry are growing considerably faster than the industry as a whole.

    The flexible staffing industry is highly fragmented and is currently experiencing a trend towards consolidation. This trend reflects the increasing demand by large companies for centralized staffing services and growth of national and regional accounts resulting from the centralization of staffing decisions which has increased the importance of staffing companies being able to offer a wide range of services over a broad geographic area. Smaller staffing companies that are unable to provide national services and that have limited capital and management resources are increasingly finding it difficult to compete.

    HEALTH CARE STAFFING INDUSTRY

    Health care staffing services can be divided into two service sectors based on the location of care delivery. The health care staffing sector provides general and specialized health care personnel for hospitals, nursing homes, HMOs and other health care facilities. The home care sector consists of providing the same health care skills, as well as companionship, in the home environment. Historically, home care has been one of the fastest growing sectors of the health care industry, and has grown at an estimated average annual rate of 16.4% since 1988 according to the Bureau of Labor Statistics.

    Contributing to the growth of home health care is national pressure to reduce health care costs. Studies indicate that the cost of home health care averages 40% to 70% of that of institutional care. In addition, industry growth is driven by the increase in overall demand for health care for the aging American population and by technological advances, which have made it possible to perform many sophisticated medical procedures in the home. Interim Services believes that most patients, when given a choice, prefer to be cared for at home.

    Size and national presence are becoming increasingly important factors in the home health care industry. Private insurers use case managers and contract managers who purchase home care services in volume, while private individuals rely on physicians, HMOs, hospital discharge planners and insurers for referrals to home care providers. As national and regional payor organizations increasingly dominate health care purchases, the ability to provide home care services nationally is becoming a competitive advantage. A national distribution network is important to obtaining business from these organizations which often prefer to have one or two suppliers who can provide health care personnel over a broad geographic region.

DESCRIPTION OF INTERIM SERVICES CAPITAL STOCK

    The authorized capital stock of Interim Services consists of 27,500,000 shares of which 25,000,000 shares are Interim Common Stock and 2,500,000 shares are Interim Preferred Stock. As of April 23, 1996, there were 11,540,109 issued and outstanding shares of Interim Common Stock and no issued and outstanding shares of Interim Preferred Stock.

    COMMON STOCK

    Generally, the vote of the holders of a majority of all shares of stock of Interim Services voting (whether in person or by proxy) on a matter will decide such matter, unless express provisions of law or the Interim Services Certificate of Incorporation require a different vote. All shares of Interim Common Stock are deemed to be voting stock of Interim Services, and all holders thereof are entitled to one vote for each share of stock standing in their names. Holders of Interim Common Stock have no pre-emptive rights to purchase or subscribe for any stock or other securities of Interim Services. The outstanding Interim Common Stock is, and the Interim Common Stock to be issued in the Merger, when issued and delivered will be, fully paid and non-assessable. Each holder of Interim Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Interim Board at any meeting out of funds legally available therefor. No dividend or other distribution with respect to Interim Common Stock has ever been paid by Interim Services, other than in connection with the stockholders rights plan discussed below. Interim Services currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the forseeable future.

    Interim Services has in place a stockholder rights plan designed to deter coercive or unfair takeover tactics and to prevent a potential acquirer from gaining control of Interim Services without offering a fair price. Under the plan, a dividend of one right (a "Right") per share was declared and paid on each share of Interim Common Stock outstanding on April 1, 1994 and with respect to shares of Interim Common Stock issued after such date, Rights will automatically attach to them after their issuance. Under the plan, holders of each Right may purchase from Interim Services one one-hundredth of a share of a new class of Interim Services' Preferred Stock, par value $.01 per share, at a price of $98.00, subject to adjustment, when the Rights become exercisable. The Rights become exercisable when a person or group of persons acquires 15% or more of the outstanding shares of Interim Common Stock without prior written approval of the Interim Board ("Unapproved Stock Acquisition"), and after ten business days following the commencement of a tender offer that would result in an Unapproved Stock Acquisition. If a person or group of persons makes an Unapproved Stock Acquisition, the registered holder of each Right has the right to purchase, for the exercise price of the Right, a number of shares of Interim Common Stock having a market value equal to twice the exercise price of the Right. Following an Unapproved Stock Acquisition, if Interim Services is involved in a merger, or 50% or more of Interim Services' assets or earning power are sold, the registered holder of each Right has the right to purchase, for the exercise price of the Right, a number of shares of the common stock of the acquiring company having a market value equal to twice the exercise price of the Right. After an Unapproved Stock Acquisition, but before any person or group of persons acquires 50% or more of the outstanding shares of Interim Common Stock, the Interim Board may exchange all or part of the then outstanding and exercisable Rights for Interim Common Stock at an exchange ratio of one share of Interim Common Stock per Right. Upon any such exchange, the right of any holder to exercise a Right terminates. Interim Services may redeem the Rights at a price of $.01 per Right at any time prior to an Unapproved Stock Acquisition (and after such time in certain circumstances). The Rights expire on April 1, 2004, unless extended by the Interim Board. Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of Interim Services, including the right to vote or to receive dividends. The issuance of the Rights alone has no dilutive effect and does not affect reported earnings per share.

    PREFERRED STOCK

    The Interim Board has the authority to issue up to 2,500,000 shares of preferred stock, par value $.01 per share, of Interim Services ("Interim Preferred Stock") in one or more series and to fix, by resolution, the number of shares constituting any such series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights, amounts payable on liquidation and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. No shares of Interim Preferred Stock are outstanding. Any shares of Interim Preferred Stock so authorized and issued may have priority over the Interim Common Stock with respect to dividend and liquidation rights.

    CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    Interim Services' authorized but unissued shares are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of proper corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions and for employee benefit plans.

    One of the effects of the existence of unissued and unreserved Interim Preferred Stock and Interim Common Stock may be to enable the Interim Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of Interim Services by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Interim Services' management. Issuance of Interim Preferred Stock might, under certain circumstances, deter the acquisition of Interim Services or its securities by a person concerned about the terms or effect of such Interim Preferred Stock.

MERGER SUB

    Merger Sub, a wholly-owned subsidiary of Interim Services, was incorporated on February 20, 1996 by Interim Services solely for the purpose of effecting the Merger. Merger Sub is a Delaware corporation whose corporate headquarters are located at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Merger Sub's telephone number is (954) 938-7600.

                           INFORMATION ABOUT BRANDON

BUSINESS

    Founded in 1968, Brandon is a nationwide outsourcing service company supplying technical and professional computer staff specializing in IT services. Brandon provides a broad range of services to its customers to enable them to meet their information systems needs. Services provided by Brandon consist of computer services (technical and professional short-term supplemental staffing services), BRANDON INSOURCING-TM- services (a unique type of outsourcing service) and training services. Brandon offers all of its services from branch offices located in, or in close proximity to, major cities throughout the United States under its SYSTEMP-REGISTERED TRADEMARK- trademark, Brandon Systems trade name, BRANDON INSOURCING-TM- trademark, and Brandon Training trade name.

    SYSTEMP-REGISTERED TRADEMARK- TECHNICAL SERVICES

    Under its SYSTEMP-REGISTERED TRADEMARK- trademark, Brandon offers technical computer services to commercial businesses and governmental agencies to supplement its customers' staffs. Brandon's technical staff performs a broad range of tasks required for the operation of data centers and personal computers. Technical computer services include computer operations, operations analysis, communications, operations support, and personal computer support. In fiscal 1995, Brandon derived approximately 69% of its revenues by providing SYSTEMP-REGISTERED TRADEMARK- technical computer support services to its clients.

    BRANDON PROFESSIONAL SERVICES

    Under its Brandon Systems trade name, Brandon offers professional computer services to systems developers and computer users. Services provided by Brandon primarily include systems analysis, systems design, application development and programming for most large scale computers, minicomputers and microcomputers, emphasizing on-line and database applications. In fiscal 1995, Brandon derived approximately 17% of its revenues from professional computer services.

    BRANDON INSOURCING-TM- SERVICES

    Brandon provides a unique type of outsourcing service to its clients under the name of BRANDON INSOURCING-TM-. Unlike traditional outsourcing arrangements, where the service provider takes full control of a customer's information systems facility, under a typical BRANDON INSOURCING-TM- arrangement the customer maintains complete strategic control, and is relieved of technology staffing and performance issues which might tend to detract customer management from focusing on its core business. BRANDON INSOURCING-TM- takes responsibility for the day-to-day performance of the customer's information systems facility, including the functions of staffing, day-to-day supervision, and meeting pre-determined service levels. Brandon believes that BRANDON INSOURCING-TM-engenders a partnering relationship, providing customers with the traditional savings of outsourcing, yet enabling customers to preserve strategic control over their information systems and data. During fiscal 1995, BRANDON INSOURCING-TM- contracts accounted for approximately 13% of Brandon's revenues.

    TRAINING SERVICES

    Under its Brandon Training trade name, Brandon provides instruction in open systems technologies and traditional technologies to information systems managers, software engineers and end users. Courses are delivered at client sites and at Brandon's training center in Jersey City, New Jersey. Historically, training services have been offered to existing and prospective customers, although this service has not been a significant revenue source. During fiscal 1995, approximately 1% of Brandon's revenues were derived from training services.

    CUSTOMERS AND MARKETING

    Historically, Brandon's customers have been among the largest corporations in the United States with substantial data processing operations. During fiscal 1995, Brandon provided services to approximately 1,200 customers. Brandon's customers consist primarily of telecommunication companies, banking and financial services firms, utilities, major corporations and state governmental agencies. Most of Brandon's customers are located in or in close proximity to major metropolitan areas. During fiscal 1995, no one customer represented 10% or more of Brandon's revenues.

    Brandon relies on repeat orders and referrals from its existing customers, as well as marketing to potential customers. Most of Brandon's engagements, except for BRANDON INSOURCING-TM- contracts, are terminable by customers on short notice. Brandon markets its services primarily through direct solicitation by its sales staff supplemented by its management team. In addition, Brandon markets its services by using national and local advertising, participation in trade exhibitions and competitive bidding.

    COMPETITION

    Brandon believes that it is a leading provider of its SYSTEMP-REGISTERED TRADEMARK- Technical Services to computer users in a majority of the market areas in which its branch offices are presently located. Brandon competes with temporary help services, contract programming companies, training companies, system integrators and technical staffing companies. Competition in the market areas in which Brandon provides its computer services is intense. Brandon's competitors include a large number of small, local firms, public companies or divisions thereof. A number of Brandon's competitors are significantly larger and have greater capital resources than Brandon. Brandon competes with these firms for potential employees as well as for customers. Brandon competes both on the basis of cost and quality of service.

    Brandon is a Delaware corporation with its corporate headquarters located at 9 Polito Avenue, Lyndhurst, New Jersey 07071. Brandon's telephone number is
(201) 842-0700.

DESCRIPTION OF BRANDON CAPITAL STOCK

    The authorized capital stock of Brandon consists of 10,000,000 shares of Brandon Common Stock. As of April 23, 1996, there were 4,399,146 issued and outstanding shares of Brandon Common Stock and 498,400 shares of Brandon Common Stock were reserved for issuance upon exercise of outstanding Brandon Stock Options.

    COMMON STOCK

    Each holder of Brandon Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Brandon Board at any meeting out of funds legally available therefor. Generally, the vote of the holders of a majority of shares voting on a given matter is required to decide matters presented to a vote of stockholders of Brandon, unless express provisions of law, Brandon's Certificate of Incorporation or Brandon's By-Laws requires a different vote. Shares of Brandon Common Stock have no pre-emptive rights to purchase or subscribe for any stock or other securities of Brandon. The outstanding Brandon Common Stock is fully paid and non-assessable.

    PREFERRED STOCK

    The Brandon Board has the authority to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share ("Brandon Preferred Stock") in one or more series and to fix, by resolution, the number of shares constituting any such series, the designation, preferences and relative, participating, optional or other rights and qualification, limitations or restrictions thereof, including the dividend rights, dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights, amounts payable on liquidation and liquidation preferences of the shares constituting any series, without further vote or action by Brandon stockholders. Any shares of Brandon Preferred Stock so authorized and issued may have priority over Brandon Common Stock with respect to dividend and liquidation rights. No shares of Brandon Preferred Stock are outstanding.

                                   THE MERGER

GENERAL

    The discussion in this Proxy Statement/Prospectus of the Merger and the description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Exhibit A and incorporated herein by reference.

BACKGROUND OF BRANDON'S ENTRY INTO THE MERGER AGREEMENT

    Historically, Brandon has sought to expand its operations and diversify the fields of expertise in which it provides IT flexible staffing solutions to businesses. Brandon has successfully fostered internal expansion by opening new branches (including six new branch offices opened in various locations throughout the United States during calendar 1995, which brought the total to 30 branches) and by expanding its range of services to include additional staffing needs such as outsourcing and technical training.

    In the view of Brandon management, expansion and diversification has become increasingly important in light of the trend in recent years for corporate clients to move toward meeting many of their supplemental staffing needs through either one provider or a limited number of providers. This trend appears to be a factor in industry consolidation, with many staffing providers growing in size and scope in order to compete effectively as primary providers for their clients.

    In November 1995, in view of this background and prompted by another staffing provider's expression of interest in a business combination, the Brandon Board undertook to analyze the range of strategies which Brandon might adopt, including continued internal growth, growth through acquisitions of smaller businesses, or pursuit of a business combination with another entity. From November 1995 through February 1996, through a series of more than a dozen Board and Special Committee meetings, the Brandon Board examined and analyzed the merger opportunities and other strategic options available to Brandon. To assist with this process, the Brandon Board retained Goldman Sachs to act as Brandon's financial advisor. The Board also sought and received the advice of Brandon's management team and its legal and accounting professionals.

    With the assistance of its advisors, the Brandon Board considered some of the advantages which could be derived from a business combination, including enhanced ability to make subsequent acquisitions, greater stockholder liquidity, increased market recognition, additional product offerings and potential efficiencies and economies of scale. The Board also reviewed Brandon management's internal business plan and the merger premiums then being obtained in other industry transactions, and considered the possibility that Brandon's stockholders might receive more value through a merger than with Brandon remaining an independent institution.

    Beginning in early December 1995, at the direction of the Brandon Board, Goldman Sachs initiated discussions with a number of potential partners for a strategic combination with Brandon, some of whom had informally expressed a possible interest in such an alliance prior to November 1995. Entities which expressed interest in a possible alliance and signed a confidentiality agreement were provided with a package of confidential information about Brandon. Over the course of its engagement, Goldman Sachs contacted 19 entities which it, with the assistance of Brandon management, had identified to the Brandon Board as possible partners. A number of these entities requested and received a package of confidential information about Brandon, and initially expressed interest in pursuing transactions at nominal values to Brandon stockholders ranging from $27 to $32 per Brandon share. One entity preliminarily indicated that it might assign a value as high as $40-45 per

Brandon share in a business combination, but also indicated that it was precluded from making any binding commitment until at least November 1996. That entity never submitted a firm proposal, nor did it further refine its tentative price estimate. Because these expressions of interest generally contemplated stock-for-stock rather than cash mergers, the actual value which would be realized by Brandon stockholders over time could vary significantly from the value indicated by the entity expressing interest due to pre- and post-closing fluctuations in the stock price of that entity.

    On behalf of Brandon, and at times with the direct involvement of various Brandon management and non-management directors, Goldman Sachs held discussions with various interested parties. Brandon's management, its advisors and certain of its directors performed due diligence on, and conducted management group meetings with, certain of the interested parties, including Interim Services.

    With the advice of its outside legal and financial advisors, the Brandon Board sought to consider all possible courses of action, including remaining an independent entity. While not committing itself to a particular strategy, the Brandon Board, through Goldman Sachs, solicited firm and unconditional proposals in an effort to arrive at a proposal for a strategic business combination upon terms and conditions that the Brandon Board believed were fair to and in the best interests of Brandon's stockholders. Brandon, through its financial advisors and management team, negotiated to obtain increases in the consideration proposed by those potential business combination partners which had expressed current interest in a transaction at values in the higher end of the range covered by the expressions of interest. On February 18, 1996, a Special Committee of the Board, which was composed of Messrs. Elbaum (Chairman), DeGhetto and Tse, was given the responsibility, through Brandon's legal and financial advisors, of serving as an interface on behalf of the Brandon Board with interested parties, and making recommendations to the full Board of Directors on a course of action. During the latter part of February 1996, Interim Services offered to enter into the transaction contemplated by the Merger Agreement, at the consideration and on the terms and conditions specified therein.

    These matters were all addressed by the Brandon Board in a series of meetings, culminating in a meeting on February 26, 1996. During the course of those meetings, the Brandon Board considered, among other things: the value to Brandon stockholders of the Interim Common Stock which they would receive in the Merger, the terms and conditions proposed by Interim Services, the background and status of Brandon's contacts with Interim Services and other potential business combination partners, the financial condition and prospects of Interim Services, the historical trends and future prospects for the business of Brandon on a stand-alone basis, Brandon's strategic options and Goldman Sachs' advice on each of these matters. In deciding to approve the Merger Agreement, the Brandon Board also considered the expressions of interest which it had received from other entities, including an expression of interest at a higher nominal value than that contemplated by the Merger. Brandon had held discussions with the entity whose expression of interest in early November 1995 prompted the process in an effort to obtain that entity's best and final proposal. Subsequent to having submitted such a proposal at a substantially lower value, that entity in late February 1996 proposed a stock-for-stock merger at an exchange ratio with an implied value of $42 per Brandon share based on the other entity's then current stock price. However, the entity imposed material conditions to a definitive merger agreement, and efforts by Brandon to satisfy or eliminate those conditions were unsuccessful. At the time that the Brandon Board was considering Interim Services' final proposal, which Interim Services had indicated would not be held open for an extended period of time, the other entity informed Brandon that it was not in a position to proceed with any unconditional merger proposal, although it might consider making a proposal at a later date, with price and other terms unspecified.

    After review and consideration of these matters, at the February 26 meeting the Brandon Board, with all members of the Special Committee present and participating, unanimously approved the Merger Agreement and the Merger with Interim Services as being fair to and in the best interests of Brandon and its stockholders. On February 27, 1996, the Merger Agreement was executed and delivered by Brandon and Interim Services.

REASONS FOR APPROVAL OF THE MERGER AGREEMENT BY THE BRANDON BOARD; RECOMMENDATION OF THE BRANDON BOARD

    The reasons the Brandon Board approved the Merger Agreement included the following: (i) the strategic business benefits of a combination of Brandon and Interim Services; (ii) the immediate and potential long-term financial benefits to Brandon shareholders inherent in the terms of the Merger, including the Exchange Ratio; (iii) the opinion of Goldman Sachs to the effect that, as of February 26, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of Brandon Common Stock; (iv) the likelihood of further consolidation in the temporary staffing industry and the potential of the Interim Services-Brandon combination to enhance Brandon's competitiveness in such an environment; (v) the size and stability of Interim Services' established business; (vi) the complementary business philosophies and strategies of Brandon and Interim Services, and the expectation that the executives and employees of the combined entity will work together effectively to create a strong company with enhanced potential for success; (vii) the complementary strengths of Brandon and Interim Services and the ability of the combined entity to offer its customers a broader range of products and services than either Brandon or Interim Services presently offers; (viii) the potential for the combined entity to achieve economies of scale which will ultimately benefit Brandon's stockholders; (ix) the existence of Interim Services' facilities in over 900 locations, which is expected to enhance significantly Brandon's post-Merger ability to enter markets in which it currently has no offices; (x) the prospects for future growth and increased market recognition of the combined entity; (xi) the relative share ownership which Brandon stockholders will have in the combined Brandon-Interim Services entity; (xii) the greater public float of Interim Common Stock compared with Brandon Common Stock; (xiii) the existence of market conditions which favored a business combination transaction in the current time frame; (xiv) the fact that the Merger Agreement was viewed favorably by Ira B. Brown and Myra Brown, who together control approximately 25% of the outstanding Brandon Common Stock; (xv) the expressed desire of Ira B. Brown, age 69, to retire from an active management role with Brandon and the implications of such retirement to Brandon as an independent entity; (xvi) the specific terms and conditions contained in the Merger Agreement; (xvii) the other expressions of interest which the Brandon Board had received; (xviii) information regarding the entities making such expressions of interest; (xix) the uncertainties associated with such expressions of interest; and (xx) the relative value being offered to Brandon stockholders in the Merger compared with the value which such stockholders were likely to receive over the coming years if Brandon management continued to operate the company independently.

    In approving the Merger, the Brandon Board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

THE BRANDON BOARD BELIEVES THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTEREST OF, BRANDON AND ITS STOCKHOLDERS. ACCORDINGLY, THE BRANDON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BRANDON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

INTERIM SERVICES' REASONS FOR THE MERGER; RECOMMENDATION OF INTERIM SERVICES' BOARD OF DIRECTORS

    Numerous factors  were  taken  into consideration  by  Interim  Services  in entering into the Merger Agreement, including, without limitation, the personnel, operations, prospects, assets, obligations, and earnings of Brandon and judgments with respect to the prospects for both Interim Services and Brandon, as well as Interim Services' belief that combining Brandon with Interim Services' existing operations will enhance the presence of both companies in the flexible staffing market, and, in particular, in the IT staffing sector of such market, thereby enabling them to offer their customers a broader and more varied array of services. In addition, the Interim Board received and reviewed an opinion from DLJ, its financial advisor, stating in part that, as of February 27, 1996, the consideration to be paid by Interim Services pursuant to the Merger Agreement was fair to the holders of Interim Common Stock from a financial point of view.

    Interim Services' management believes that the addition of Brandon's operations to the IT unit of Interim Services offers a number of advantages, including (i) broad geographic coverage of its offices which complement current operations; (ii) achievement of a critical mass for the total IT operation including Brandon; and (iii) vertical expansion of the scope of services which the IT unit can offer. Brandon's service offering is complementary to the skills that Interim Services currently offers in that Brandon provides skills which are the foundation of information resource staffing needs, particularly in the area of help desk and data-center operations. These services supplement primarily the consulting and testing skills offered by Interim Services.

    Interim Services' management believes that there are substantial opportunities for cross-selling between the companies, particularly through the Interim On-Premise concept. In addition, the national accounts of Interim Services will provide many opportunities to offer Brandon's skills to clients and enhance the scope of services currently provided. Further, as part of Interim Services, Brandon will have the advantage of introduction at high levels to the clients of Interim Services.

    Interim Services expects to benefit from access to Brandon's client base in regard to cross-selling of clerical, light industrial, legal, accounting and other skills as well as many Interim On-Premise opportunities. Interim Services' management believes that, after the Merger, expansion of Brandon's network may be enhanced through a number of factors, including lower start-up costs as a result of the possibility for sharing space with the network of more than 900 Interim Services offices and increased revenue growth through opportunities with Interim Services' established client base.

    In view of the wide variety of factors considered, Interim Services did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Consequently, the Interim Board did not quantify the assumptions and results of its analysis in reaching its decision to enter into the Merger Agreement.

THE INTERIM BOARD BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, INTERIM SERVICES AND ITS STOCKHOLDERS. ACCORDINGLY, THE INTERIM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF INTERIM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT INTERIM STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF INTERIM SERVICES COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

EFFECTIVE TIME; CLOSING DATE

    If (i) the issuance of the Interim Common Stock pursuant to the Merger Agreement is approved by holders of a majority of the Interim Common Stock voting at the Interim Special Meeting; (ii) the Merger Agreement is approved at the Brandon Special Meeting by holders of a majority of the outstanding shares of Brandon Common Stock; and (iii) all other conditions to the Merger are satisfied or waived (SEE "CERTAIN PROVISIONS OF THE MERGER -- CONDITIONS TO CONSUMMATION OF THE MERGER"), the Merger will be consummated and effected at the time a Certificate of Merger is filed with the Secretary of State of Delaware. The time at which the Merger becomes effective is referred to as the "Effective Time." The Merger Agreement provides that Interim Services and Brandon will cause Certificates of Merger to be filed and recorded on the Closing Date in accordance with the applicable provisions of the Delaware General Corporation Law. The Merger Agreement may be terminated prior to the Effective Time by either Interim Services or Brandon in certain circumstances, whether before or after the approval of the Merger Agreement and the approval of the issuance of Interim Common Stock pursuant to the Merger Agreement, by the stockholders of Brandon and Interim Services, respectively. SEE "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- TERMINATION." The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in the Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), but in no event later than five business days thereafter (the "Closing Date") at such time and place as Interim Services and Brandon shall mutually agree.

FORM OF THE MERGER

    At the Effective Time, Merger Sub will be merged with and into Brandon, with Brandon as the Surviving Corporation and a wholly-owned subsidiary of Interim Services.

MERGER CONSIDERATION

    At the Effective Time, each outstanding share of Brandon Common Stock will be converted into the right to receive 0.88 shares of Interim Common Stock, subject to certain anti-dilution adjustments. However, shares of Brandon Common Stock which are held by Brandon as treasury shares, and shares of Brandon Common Stock held by Interim Services, Merger Sub or any other direct or indirect subsidiary of Interim Services, will be cancelled and thus not converted into Interim Common Stock. Cash shall be paid in lieu of fractional shares of Interim Common Stock, based upon the Median Pre-Closing Price per whole share of Interim Common Stock. The "Median Pre-Closing Price" is defined in the Merger Agreement as the Median Price of Interim Common Stock calculated based upon the closing price of Interim Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the closing date. The "Median Price" will be determined by taking the average of the closing prices of Interim Common Stock left after discarding the seven lowest and seven highest closing prices in the 20-day period. Therefore, after the Effective Time and upon surrender of certificates representing their Brandon Common Stock, each holder of such certificates will receive: (i) a certificate evidencing that number of whole shares of Interim Common Stock which such holder has the right to receive in exchange for Brandon Common Stock in accordance with the Exchange Ratio, (ii) cash in lieu of fractional shares of Interim Common Stock to which such holder may be entitled, and (iii) any dividends or other distributions on Interim Common Stock due and payable (with a record date after the Effective Time) to which such holder is entitled (collectively, the "Merger Consideration").

TREATMENT OF OPTIONS

    At the Effective Time, each outstanding Brandon Stock Option will be converted into an option to purchase Interim Common Stock, wherein (i) the right to purchase shares of Brandon Common Stock pursuant to the Brandon Stock Option will be converted into the right to purchase that same number of shares of Interim Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of Interim Common Stock will be the previous option exercise price per share of Brandon Common Stock divided by the Exchange Ratio, and (iii) in all other material respects, the option will be subject to the same terms and conditions as governed the Brandon Stock Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Code), the conversions will be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    Under the stock option plans pursuant to which the Brandon Stock Options were issued, all Brandon Stock Options held by participants in the plans which are not yet exercisable become immediately exercisable and vested upon the occurrence of a "Change in Control," which is defined such that the Merger will constitute a Change in Control. As a result, all outstanding Brandon Stock Options will be converted by virtue of the Merger into fully vested and exercisable options to purchase shares of Interim Common Stock. The number of shares of Interim Common Stock purchasable under the options will be equal to the number of shares of Brandon Common Stock previously purchasable, multiplied by the Exchange Ratio.

IRREVOCABLE PROXY

    Ira B. Brown and Myra Brown, who collectively own 1,099,760 shares of Brandon Common Stock, or 25.0% of the shares of Brandon Common Stock outstanding on the Record Date, have each entered into an Irrevocable Proxy, dated February 27, 1996 (the "Irrevocable Proxy"). Pursuant to the Irrevocable Proxy, the Browns have irrevocably granted to Raymond Marcy, Roy Krause and John B. Smith, designees of Interim Services, the power to vote their shares of Brandon Common Stock in favor of the Merger and the approval and adoption of the Merger Agreement. The Browns have not given any Interim Services designees a proxy to vote on any matters other than the Merger.

    The Irrevocable Proxy will automatically terminate (i) on the earlier of August 27, 1996 or the termination of the Merger Agreement in accordance with its terms, (ii) if the Brandon Board does not recommend, or modifies or rescinds its recommendation, that Brandon stockholders vote in favor of the Merger, or modifies or rescinds its approval of the Merger Agreement, or resolves to do any of the foregoing, or (iii) if the Brandon Board enters into a definitive agreement contemplating, announces or approves an Acquisition Transaction (as hereinafter defined) after determining, in good faith and upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary duties under applicable laws.

    The  Irrevocable   Proxy  is   attached   as  Exhibit   B  to   this   Proxy
Statement/Prospectus and is incorporated herein by reference.

NO APPRAISAL RIGHTS

    Neither Brandon stockholders nor Interim Services stockholders are entitled to dissenter's rights of appraisal in connection with the Merger.

OPINION OF FINANCIAL ADVISOR TO INTERIM SERVICES

    In its role as financial advisor to Interim Services, DLJ was asked by Interim Services to render its opinion to the Interim Board as to the fairness from a financial point of view to its stockholders of the consideration to be paid by Interim Services pursuant to the Merger Agreement.

    On February 27, 1996 and April 23, 1996, DLJ delivered its written opinions (the April 23, 1996, opinion herein referred to as the "DLJ Opinion") to the Interim Board that, as of such date and subject to the assumptions and limitations described in such opinions, the consideration to be paid by Interim Services pursuant to the Merger Agreement was fair to Interim Services' stockholders from a financial point of view.

    A COPY OF THE DLJ OPINION IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS EXHIBIT C. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW OF DLJ. THE SUMMARY OF THE OPINION OF DLJ SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE DLJ OPINION WAS PREPARED FOR THE INTERIM BOARD AND IS DIRECTED ONLY TO THE FAIRNESS AS OF APRIL 23, 1996, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY INTERIM SERVICES PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE AT EITHER THE INTERIM SPECIAL MEETING OR THE BRANDON SPECIAL MEETING.

    The DLJ Opinion does not constitute an opinion as to the price at which Interim Common Stock will actually trade at any time. No restrictions or limitations were imposed by the Interim Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

    In arriving at its opinion, DLJ reviewed the Merger Agreement and financial and other information that was publicly available or furnished to it by Interim Services and Brandon, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Brandon for the period beginning October 2, 1995 and ending October 1, 1998 prepared by the management of Brandon and certain financial projections of Interim Services for the period beginning January 1, 1996 and ending December 31, 1999 prepared by the management of Interim Services. In addition, DLJ compared certain financial and securities data of Interim Services and Brandon with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

    In arriving at its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information provided or that was otherwise reviewed by DLJ. With respect to the financial projections reviewed and discussed, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Interim Services and Brandon as to the future operating and financial performance of Interim Services and Brandon, respectively. DLJ relied as to all legal matters on the advice of Interim Services' counsel. The following is a summary of certain of the analyses performed by DLJ:

    COMPARABLE COMPANIES ANALYSIS. DLJ reviewed and analyzed certain publicly available financial and market information for selected staffing companies, including Accustaff, Inc., Barrett Business Services, Inc., Butler International, Inc., Career Horizons, Inc., CDI Corp., Corestaff, Inc., Heist Corp., Hooper Holmes, Inc., Keane, Inc., Kelly Services, Inc., Manpower, Inc., Norrell Corp., Olsten Corp., On Assignment, Inc., Right Management Consultants, Robert Half International, Inc., Staff Builders, Inc., and Volt Information Sciences, Inc. (the "Comparable Staffing Companies"), and for selected information technology staffing companies, including Analysts International Corp., Computer Sciences Corp., Alternative Resources Corp., American Management Systems, Inc., Computer Horizons Corp., Technology Solutions Co., Computer Task Group, Inc., Keane, Inc. and CIBER, Inc. (the "Comparable Information Technology Staffing Companies" and, together with the Comparable Staffing Companies, collectively the "Comparable Companies"). DLJ noted that no company reviewed was identical to Brandon and that, accordingly, the Comparable Companies analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Brandon and other factors that would affect the value of the companies to which it is being compared. DLJ calculated a range of market multiples for the Comparable Companies including the equity market price as a multiple of historical and projected (based on Wall Street equity research analysts' estimates) earnings per share and the enterprise value (defined as market capitalization plus total debt less excess cash and cash equivalents) as a multiple of historical revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") after removing the high and low contributions. This analysis indicated that the mean multiples, excluding the high and low values, of revenues, EBITDA, EBIT and net income for the Comparable Staffing Companies were 1.0x, 13.8x, 15.4x and 28.1x, respectively, and for the Comparable Information Technology Staffing Companies were 2.0x, 17.5x, 23.3x and 41.1x, respectively, as of April 22, 1996. DLJ applied those same multiples to Brandon and derived a reference range of implied equity values for Brandon of $22.02 to $55.72 per share.

    ANALYSIS OF COMPARABLE TRANSACTIONS. DLJ analyzed the purchase prices and multiples paid or proposed to be paid, to the extent publicly available, of selected merger and acquisition transactions of companies in the information technology services industry that were announced since January 1, 1993 (collectively, the "Comparable Transactions"). DLJ noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex consideration and judgments concerning differences in financial and operating characteristics of Brandon and other factors that would affect the acquisition value of the Comparable Transactions. DLJ determined that the relevant multiples derived from the Comparable Transactions were 1.8 x revenues and 17.2 x EBITDA after removing the high and low contributions. Applying such multiples, DLJ derived a reference range of equity values for Brandon of $36.43 to $42.95 per share.

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow analysis of the projected cash flows of Brandon for the five fiscal years ending December 31, 2000, based upon certain projections of Brandon's future financial performance as provided to DLJ from Brandon and its representatives and reviewed by Interim Services' management. Using such financial information, DLJ calculated the unlevered after-tax cash flows and discounted such projected cash flows back to January 1, 1996 using discount rates ranging from 12% to 16% (chosen to reflect the weighted average cost of capital for Brandon based on the betas of Comparable Information Technology Staffing Companies). To estimate the terminal value of Brandon at the end of the five-year period, DLJ applied a range of terminal multiples of 10.0x to 13.0x projected fiscal 2000 EBITDA and discounted such value estimates back to January 1, 1996 using discount rates ranging from 12% to 16%. DLJ then summed the present value of the unlevered after-tax cash flows and terminal value to derive a reference range of equity values for Brandon of $34.62 to $49.87 per share.

    CONTRIBUTION ANALYSIS. DLJ analyzed Interim Services' and Brandon's relative contribution to the combined company with respect to certain financial measurements, including revenues, EBITDA, EBIT, net income, total assets and book value of equity. As a result of the Merger, Brandon stockholders will own approximately 25.5% of the outstanding Interim Common Stock which compares to Brandon's contribution based on Brandon's twelve months ended December 31, 1995 and Interim Services' estimated fiscal year ended December 29, 1995, to the combined companies of 9.6% of revenues, 18.3% of EBITDA, 22.4% of EBIT, 26.2% of net income, 7.9% of total assets and 13.2% of book value of equity.

    PREMIUMS PAID ANALYSIS. DLJ determined the percentage premium represented by the offer price over the trading prices one day, one week, and four weeks prior to the announcement date of selected merger and acquisition transactions involving companies not necessarily comparable to Brandon. These transactions ranged in enterprise value from $100 million to $500 million and occurred since January 1, 1995. The average of the premiums paid for such selected transactions over the trading prices, one day, one week, and four weeks prior to the announcement date were 29.5%, 32.5% and 43.5%, respectively. DLJ also determined the percentage premium paid represented by the offer price over the trading prices one day, one week, and four weeks prior to the announcement date of selected merger and acquisition transactions involving companies in the software development and computer services industries. These transactions ranged in enterprise value from $100 million to $3.5 billion and occurred since January 1, 1993. The average of the premiums paid for such selected transactions over the trading prices, one day, one week, and four weeks prior to the announcement date were 33.1%, 35.2% and 47.0%, respectively. For the proposed transaction, DLJ derived the premium to be paid by Interim Services based on the implied purchase price of Brandon's stock, which is equal to the exchange ratio of 0.88 multiplied by Interim Services' stock price on April 22, 1996 of $37.50, one day, one week, and four weeks prior to the announcement date. The premiums paid for the proposed transaction over the trading prices one day, one week and four weeks prior to the announcement date were 24.5%, 30.0%, and 22.2%, respectively.

    PRO FORMA MERGER ANALYSIS. DLJ analyzed certain pro forma financial effects resulting from the Merger. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the managements of both Interim Services and Brandon. DLJ analyzed the pro forma financial effect of combining Interim Services and Brandon. Such analysis indicated, among other things, that earnings per share ("EPS") for the pro forma combined company would be modestly greater than EPS for Interim Services alone. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.

    The summary set forth above does not purport to be a complete description of the presentation by DLJ to the Interim Board or the analyses performed by DLJ in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily suited to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires DLJ to exercise its professional judgement - based on its experience and expertise - in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    DLJ's opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of April 23, 1996. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

    DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of business, DLJ may actively trade the equity securities of Interim and Brandon for its own account and for the account of its customers and may at any time hold a long or short position in such securities.

    For its services as financial advisor, DLJ will receive an aggregate transaction fee of $1.3 million, of which $350,000 became payable upon delivery of DLJ's opinion of February 27, 1996, $50,000 became payable upon delivery of DLJ's opinion of April 23, 1996, and the balance becomes payable upon consummation of the Merger. Interim Services has also agreed to reimburse DLJ for its reasonable out-of-pocket expenses. In addition, Interim Services has agreed to indemnify DLJ and its affiliates against certain liabilities, including those arising under the federal securities laws.

OPINION OF FINANCIAL ADVISOR TO BRANDON

    On February 26, 1996, Goldman Sachs delivered its oral opinion to the Brandon Board that as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair to the holders of Brandon Common Stock. Goldman Sachs subsequently delivered to the Brandon Board a written opinion dated February 27, 1996 confirming its oral opinion. Goldman Sachs subsequently confirmed its February 27, 1996 opinion by delivery of its written opinion dated as of April 23, 1996.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF APRIL 23, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF BRANDON COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed, among other  things,
(i) the Merger Agreement; (ii) this Proxy Statement/Prospectus; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Brandon for the five fiscal years ended October 2, 1995; (iv) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Interim Services for the fiscal year ended March 25, 1994, the fiscal year ended December 30, 1994 and the fiscal year ended December 29, 1995 and the Prospectus of Interim Services dated January 27, 1994 which includes audited financial statements of Interim Services for the three fiscal years ended March 26, 1993 and for the 26 weeks ended September 24, 1993;
(v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Brandon and Interim Services; (vi) certain other communications from Brandon and Interim Services to their respective stockholders; and (vii) certain internal financial analyses and forecasts for Brandon and Interim Services prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Brandon and Interim Services regarding the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Brandon Common Stock and the Interim Common Stock, compared certain financial and stock market information for Brandon and Interim Services with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the temporary staffing industry specifically and other industries generally and performed such other studies and analyses as it considered appropriate.

    Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Brandon or Interim Services or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

    The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to Brandon's Board of Directors on February 26, 1996. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing its written opinion dated February 27, 1996 and the written opinion attached hereto as Exhibit D.

             (i) HISTORICAL STOCK TRADING ANALYSIS. Goldman Sachs reviewed the historical trading prices and volumes for the Brandon Common Stock and Interim Common Stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of Brandon Common Stock pursuant to the Merger in relation to the historical average exchange ratios between Brandon Common Stock and Interim Common Stock. Such analysis indicated that the Exchange Ratio pursuant to the Merger represented premiums over the exchange ratio between the weighted average price per share of Brandon Common Stock and the weighted average price per share of Interim Common Stock over the 60 day, 6 month, 12 month and 18 month periods to February 23, 1996 of 24.4%, 31.6%, 18.6% and 18.7%,
        respectively.

              (ii) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information relating to Brandon and Interim Services to corresponding financial information, ratios and public market multiples for six publicly traded specialty staffing corporations, Alternative Resources Corporation, CDI Corporation, Keane, Inc., Olsten Corporation, On Assignment, Inc. and Robert Half International, Inc. (the "Specialty Staffing Selected Companies") and for ten publicly traded traditional staffing corporations, Affiliated Computer Services, Inc., Barrett Business Services, Inc., Career Horizons, Inc., CORESTAFF, Inc., Kelly Services, Inc., Manpower Inc., Norrell Corporation, Personnel Group of America, SOS Staffing Services, Inc. and Staff Builders, Inc. (the "Traditional Staffing Selected Companies" and, collectively with the Specialty Staffing Selected Companies, the "Selected Companies"). Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Brandon and Interim Services were calculated using prices of $26.25 per share and $39.63 per share, respectively, the closing prices on February 23, 1996. The multiples and ratios for Brandon were based on information provided by its management and the multiples for Interim Services and for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected Companies, Goldman Sachs considered levered market capitalization (market value of common equity plus debt less cash) as a multiple of latest twelve months ("LTM") sales, as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and as a multiple of LTM earnings before interest and taxes ("EBIT"). Goldman Sachs' analyses of the Specialty Staffing Selected Companies and the Traditional Staffing Selected Companies, indicated levered multiples of LTM sales, which ranged from 0.4x to 3.5x and 0.2x and 1.6x, respectively, LTM EBITDA, which ranged from 8.6x to 31.6x and 5.7x to 22.0x, respectively, and LTM EBIT, which ranged from 10.2x to 32.7x and 6.4x to 26.7x, respectively, compared to levered multiples of sales, EBITDA and EBIT of 1.3x, 9.8x and 10.7x, respectively, for Brandon and 0.7x, 11.7x, and 16.6x, respectively, for Interim Services. Goldman Sachs also considered, for the Specialty Staffing Selected Companies and the Traditional Staffing Selected Companies, estimated calendar year 1995 and 1996 price/earnings ratios, which ranged from 21.0x to 42.8x and 13.0x to 56.4x, respectively, for estimated calendar year 1995 and 14.4x to 33.2x and 10.6x to 38.3x, respectively, for estimated calendar year 1996 compared to estimated calendar year 1995 and 1996 price/earnings ratios of 18.8x and 15.9x, respectively, for Brandon and 26.4x and 21.5x, respectively, for Interim Services.

             (iii) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis: (a) using from 1 to 10 years of Brandon's management projections (the "Management Case") and (b) using from 1 to 10 years of 20% annual growth of sales and static operating margins (the "Second Case"). All future cash flows were discounted to present value using discount rates from 11% to 13%.

             At the end of each such 1 to 10 year period, a terminal value was calculated using a 4.5% rate of growth of free cash flow in perpetuity. These terminal values were then discounted to present value using discount rates from 11% to 13%.

             In the Management Case the implied per share values ranged from $20.00, using one year of management projections and a discount rate of 13%, to $94.71 using 10 years of management projections and an 11% discount rate. In the Second Case the implied per share values ranged from $19.40, using one year of 20% annual sales growth and flat operating margins and a 13% discount rate, to $55.23, using 10 years of 20% annual sales growth and flat operating margins and an 11% discount rate.

               (iv) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to selected transactions in the temporary employment and staffing service industry since 1993, (the "Selected
        Transactions"). Such analysis indicated that for the Selected Transactions (i) levered aggregate consideration as a multiple of LTM revenues ranged from 0.4x to 1.6x for specialty staffing and 0.2x to 4.5x for traditional staffing, as compared to 1.8x for the levered aggregate consideration to be received in the Merger, (ii) equity consideration as a multiple of LTM net income ranged from 11.1x to 33.3x for specialty staffing and 2.9x to 20.7x for traditional staffing, as compared to 26.3x for the equity consideration to be paid in the Merger and (iii) levered aggregate consideration as a multiple of LTM EBIT ranged from 6.9x to 17.9x for specialty staffing and 2.3x to 11.2x for traditional staffing, as compared to 15.5x for the levered aggregate consideration to be paid in the Merger. Goldman Sachs noted in the course of this analysis that publicly available information on transactions in the temporary employment and staffing service industry was limited.

             (v) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for Brandon prepared by its management for the years 1996 and 1997, and IBES median earnings estimates for Interim Services for 1996 and 1997, Goldman Sachs compared the earnings per share ("EPS") of Brandon Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a price of $26.25 per Share (the per Share price of Brandon on February 23, 1996) of Brandon Common Stock and $39.63 per share (the per share price of Interim Services on February 23, 1996) of Interim Common Stock under the following two scenarios: (a) assuming no synergies resulting from the combination and (b) assuming $1 million in pre-tax synergies resulting from the combination. Based on such analyses, the proposed transaction would be accretive to Interim Services' stockholders on an EPS basis in each of the above scenarios in the years 1996 and 1997.

            (vi) CONTRIBUTION AND GIVE-GET ANALYSIS. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including revenues, EBIT, pretax income, net income and book value) for Brandon, Interim Services, and the pro forma combined entity resulting from the Merger based on, in the case of Brandon, actual 1995 calendar year results and management estimates for calendar year 1996 and, in the case of Interim Services, information contained in the Equity Research Report dated December 19, 1995 of Robert W. Baird & Co. Incorporated. Goldman Sachs performed this analysis based on a price of $26.25 per share (the per share price of Brandon on February 23, 1996) of Brandon Common Stock and $39.63 per share (the per share price of Interim Services on February 23, 1996) of Interim Common Stock. The analysis indicated that the Brandon stockholders would receive 25.9% of the outstanding common equity of the combined companies after the

        Merger. Goldman Sachs also analyzed the relative income statement contribution of Brandon and Interim Services to the combined companies on a pro forma basis before taking into account any of the possible benefits that may be realized following the Merger. This analysis indicated that in calendar year 1995 Brandon would have contributed 9.8% to combined revenues, 19.3% to combined EBIT, 24.6% to combined pretax income and 26.2% to combined net income and in calendar year 1996 Brandon would contribute 9.8% to combined revenues, 17.7% to combined EBIT, 24.4% to combined pretax income and 25.9% to combined net income.

               In addition, Goldman Sachs analyzed the amount of accretion (dilution) on a per share basis from Brandon's perspective of each of the foregoing measures on a pro forma basis before taking into account any of the possible benefits that may be realized following the Merger. This analysis showed that Brandon would experience, for calendar year 1995 and 1996, respectively, a 161.3% and 167.1% revenue accretion, a 32.8% and 47.8% EBIT accretion, a 4.3% and 6.8% pretax income accretion and a 1.9% and 0.9% net income dilution.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Brandon or Interim Services or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Brandon Board as to the fairness of the Exchange Ratio to the holders of Brandon Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Brandon, Interim Services, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Brandon Board was one of many factors taken into consideration by the Brandon Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Exhibit D hereto.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Brandon selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

    Goldman Sachs has provided certain investment banking services to Interim Services from time to time, including acting as managing underwriter of an initial public offering of Interim Common Stock in January 1994, and Goldman Sachs may provide investment banking services to Interim Services from time to time in the future.

    Pursuant to a letter agreement dated December 13, 1995 (the "Engagement Letter"), Brandon engaged Goldman Sachs to act as its financial advisor to assist in responding to any proposals relating to a strategic business combination with another entity, or any attempts to acquire control of Brandon by way of a merger, tender offer, purchase of all or a portion of the assets or stock of Brandon or any contested solicitation of proxies or otherwise and, in the event that Brandon determined to pursue a business combination transaction, to assist Brandon in connection with such possible business combination transaction. Brandon paid Goldman Sachs an initial fee of $50,000 at the time of execution of

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
the Engagement Letter. Pursuant to the terms of the Engagement Letter, Brandon has agreed to pay Goldman Sachs upon consummation of a business combination a transaction fee, against which the $50,000 initial fee shall be credited, equal to 0.9% of the aggregate consideration of up to $140,000,000, plus 5% of any aggregate consideration greater than $140,000,000 but not greater than $160,000,000, plus 4% of any aggregate consideration greater than $160,000,000 but not greater than $180,000,000, plus 3% of any aggregate consideration greater than $180,000,000. Brandon estimates that, as of the date of this Proxy Statement/Prospectus, the transaction fee will be approximately $1.9 million. Brandon has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discusses only certain federal income tax consequences of the Merger to the United States citizens or residents who hold shares of Brandon Common Stock. It does not discuss all the tax consequences that might be relevant to stockholders entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or non-U.S. persons) or to holders who acquired their shares of Brandon Common Stock through the exercise of employee stock options or otherwise as compensation. It also does not address the tax consequences of the Merger under state, local or foreign tax laws.

    Although no ruling will be requested from the IRS regarding the tax consequences of the Merger, it is a condition precedent to the obligation of each of Brandon and Interim Services to consummate the Merger that Brandon and Interim Services each receive an opinion from Bryan Cave LLP that for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions are based upon customary representations and assumptions made to such legal counsel by Brandon and Interim Services with respect to certain factual matters required to qualify the Merger as a reorganization under the Code. It should be noted that an opinion of counsel is not binding upon the IRS. Thus, no assurance can be given that the IRS will not successfully challenge the conclusions set forth therein.

    Under the reorganization provisions of the Code, no gain or loss will be recognized by stockholders of Brandon upon the conversion of their shares of Brandon Common Stock into shares of Interim Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares). The tax basis of the shares of Interim Common Stock into which shares of Brandon Common Stock are converted pursuant to the Merger (including any fractional shares of Interim Common Stock deemed received) will be the same as the tax basis of such Brandon Common Stock exchanged therefor. The holding period for shares of Interim Common Stock into which shares of Brandon Common Stock are converted pursuant to the Merger will include the period that such shares of Brandon Common Stock were held by the holder, provided such shares were held as a capital asset by the holder as of the Effective Time of the Merger.

    A Brandon stockholder who receives cash in lieu of a fractional share of Interim Common Stock will be treated for federal income tax purposes as if the cash was received in payment for this fractional share, and such Brandon stockholder will therefore recognize gain or loss equal to the difference between the cash received and such stockholder's tax basis in the fractional share.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, IT IS

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
RECOMMENDED THAT EACH STOCKHOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR CONCERNING THE APPLICABLE FOREIGN AND UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT

    The Merger is expected to be accounted for using the pooling-of-interests method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board and interpretations thereof. In this connection, Interim Services expects to receive an opinion from Deloitte & Touche LLP, independent accountants to Interim Services, to the effect that the Merger will be accounted for as a pooling of interests under the applicable accounting standards. Brandon expects to receive from Coopers & Lybrand L.L.P., independent accountants to Brandon, a letter to the effect that Coopers & Lybrand L.L.P. concurs with the conclusions of Brandon's management that no conditions exist with respect to Brandon which would preclude accounting for the Merger as a pooling of interests. Under the Merger Agreement, it is a condition precedent to the obligation of each of Interim Services and Brandon to consummate the Merger that each of them will have received reports from Deloitte & Touche LLP and Coopers & Lybrand L.L.P. regarding qualification of the Merger as a pooling of interests for accounting purposes. The pooling-of-interests method of accounting is intended to present as a single interest two or more common stockholder interests which were previously independent. The pooling-of-interests method of accounting treats the combining companies as having been merged from inception. Consequently, the historical financial statements for periods prior to the consummation of the Merger will be restated as though the companies had been combined from the beginning of such periods. SEE "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- CONDITIONS TO CONSUMMATION OF THE MERGER" AND "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

    The Merger Agreement prohibits Interim Services and Brandon and their respective subsidiaries from taking or failing to take any action which action or failure such party knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. SEE "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- POOLING-OF-INTERESTS ACCOUNTING TREATMENT."

REGULATORY APPROVALS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Interim Services and Brandon filed notification and report forms under the H-S-R Act with the FTC and the Antitrust Division in early April, 1996, and the required waiting periods for such filings under the H-S-R Act were terminated on April 12, 1996. However, at any time before or after the Effective Time of the Merger, and notwithstanding that the H-S-R Act waiting periods have been terminated, the FTC, the Antitrust Division or any state government could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the Merger or seeking divestiture of Brandon by Interim Services, in whole or in part, or the divestiture of substantial assets of Interim Services, Brandon or their respective subsidiaries.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Brandon's management and the Brandon Board may be deemed to have interests in the Merger in addition to their interest as stockholders of Brandon generally, including, among other things, the matters described below. The Brandon Board was aware of these matters when it approved (with all directors voting) the Merger Agreement.

    INDEMNIFICATION; INSURANCE

    In the Merger Agreement, Interim Services has agreed that from and after the Effective Time, it will indemnify and advance costs and expenses (including legal fees and expenses) to directors and officers of Brandon equivalent to the indemnification provided or available under the Certificate of

Incorporation and By-Laws of Brandon or to the fullest extent permitted under Delaware law, with respect to acts or omissions occurring prior to the Effective Time, including without limitation the authorization of the Merger Agreement and the transactions contemplated thereby, for a period of six years from the Effective Time, or in the case of claims made prior to the end of such six year period, until such claims are finally resolved.

    Interim Services has also agreed to provide continuing director and officer liability insurance for the directors and officers of Brandon for a period of six years after the Effective Time with terms and conditions similar to or better than those in effect under Brandon's existing directors' and officers' insurance policy. However, if coverage for six years cannot be obtained for $150,000 or less, Interim Services must provide coverage for three years or for the maximum period obtainable for $150,000, whichever is greater.

    EMPLOYEE BENEFIT PLANS, PROGRAMS AND ARRANGEMENTS

    The employee benefit plans, arrangements and related policies of Brandon will initially be unaffected by the Merger. Following the Merger, Interim Services has agreed to use reasonable efforts to retain Brandon's existing officers and full-time employees (excluding Ira Brown, Brandon's Chief Executive Officer, who will retire following the Merger (SEE "-- EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS")) with levels of aggregate total compensation (salary plus benefits) substantially equivalent in the aggregate to those provided to such employees by Brandon, and with policies substantially equivalent in the aggregate to the employees as those followed by Brandon. Following the Merger, Interim Services will review Brandon's employee benefit plans, arrangements and policies with a view towards consolidating the same with Interim Services' plans, arrangements and policies to the extent feasible and subject to the immediately preceding sentence. To the extent former employees of Brandon become participants in a plan, arrangement or policy of Interim Services, they will be given past service credit for all purposes, and no prior existing condition limitation will be imposed with respect to any medical coverage plan of Interim Services (except to the extent that such limitations have already been imposed).

    EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

    Brandon entered into employment agreements with Domenica Schulz-Scarpulla, Patricia Kennedy and Robert Miano on January 25, 1996, and with Peter Lordi and two other officers on January 31, 1996, (each such person, an "executive"). Each agreement provides that the executive will continue in his or her current position with Brandon through December 31, 1998, unless extended by mutual agreement or terminated for good cause (as defined in the agreement). Each agreement contains a non-compete provision which extends for three years beyond the term of the agreement. The agreements require the continuation during the contract period of the executive's salary and benefits set forth therein, with bonuses in the discretion of the Compensation Committee of the Brandon Board. These employment agreements are not terminated by virtue of either the Merger Agreement or the Merger. The agreements provide for certain payment and benefits to the executive in the event the executive's employment is terminated (or the executive resigns under specified conditions following a change in control as defined in the agreements (the "Change in Control Events")). The payments and benefits provided are subject to reduction if they exceed levels specified under the golden parachute provisions of the Code and for two of the four highest paid executives other than Mr. Brown such reductions are expected to occur. The Merger will constitute a Change in Control Event for the purposes of these agreements. If, pursuant to the provisions described above, payments were required to be made to Ms. Schulz-Scarpulla, Ms. Kennedy, Mr. Lordi and Mr. Miano (the four most highly compensated executive officers of Brandon other than Mr. Brown as named in Brandon's most recent annual meeting proxy statement), as of July 1, 1996 the estimated amount of such payments and benefits, taking into account the necessary reductions would be approximately $715,000, $522,000, $516,000 and $508,000, respectively. The estimated amount of payments and benefits to all the executive officers with change in control agreements as a group would be approximately $2,873,000.

    Brandon has an employment agreement with Ira B. Brown, its Chairman and Chief Executive Officer. On February 27, 1996, Brandon and Mr. Brown amended his employment agreement, with such amendment to take effect only upon consummation of the Merger. The amendment provides that Mr. Brown will retire as Chairman and Chief Executive Officer of Brandon effective as of the Closing Date, and that he will thereafter receive no compensation pursuant to his employment agreement, although he will retain certain medical benefits. Mr. Brown will also retain certain registration rights under his employment agreement, enabling him to cause Interim Services to register for resale the shares of Interim Common Stock which will be issued to him and certain persons affiliated with him (including Myra Brown, his wife and a director and officer of Brandon). Because Mr. and Mrs. Brown together own a substantial amount of Brandon Common Stock and may be deemed "affiliates" of Brandon, their ability to sell any shares of Interim Common Stock they receive in the Merger would be severely restricted by federal securities laws in the absence of these registration rights. Even with these registration rights, the Browns will be subject to certain restrictions on their ability to sell their shares of Interim Common Stock they receive in the Merger. SEE "-- RESALE CONSIDERATIONS WITH RESPECT TO THE INTERIM COMMON STOCK," below. Mr. and Mrs. Brown have informed Brandon and Interim Services that they have no present intention to sell the shares of Interim Common Stock that they will receive in the Merger.

    Interim Services expects to continue the employment of all Brandon officers after the Merger under the terms and conditions of the employment arrangements presently in effect between Brandon and its officers.

    STOCK OPTIONS

    Each Brandon director and executive officer holds Brandon Stock Options which, upon the Effective Time of the Merger, will automatically vest, to the extent not yet vested, and become exercisable for shares of Interim Common Stock rather than shares of Brandon Common Stock at a ratio of 0.88 shares of Interim Common Stock for each share of Brandon Common Stock covered by the Brandon Stock Options, subject to certain anti-dilution adjustments. SEE "THE MERGER -- TREATMENT OF OPTIONS."

OPERATIONS AFTER THE MERGER

    Upon consummation of the Merger, Brandon will operate as a wholly-owned subsidiary of Interim Services. Following the Merger, the President and Chief Operating Officer of Brandon will continue to manage the business of Brandon, reporting to the Interim Services Executive Vice President, Operations. Except for Ira B. Brown, Brandon's Chief Executive Officer who will retire following the Merger, other officers and management of Brandon are expected to continue in their prior roles.

    Pursuant to the Merger Agreement, Brandon has the right to select, subject to Interim Services' approval which will not be unreasonably withheld, a person who will be appointed by the Interim Board to serve as a director of Interim Services and who will, subject to the requirements of the Delaware General Corporation Law, be included within a class of Interim Services directors whose three-year term expires at the Annual Meeting of Interim Services stockholders to be held in 1999. Such person will be one of the directors of Brandon at the time of the Merger but will not be any of the persons who will be employees of the Surviving Corporation following the Effective Time.

RESALE CONSIDERATIONS WITH RESPECT TO THE INTERIM COMMON STOCK

    The shares of Interim Common Stock that will be issued if the Merger is consummated have been registered under the Securities Act and will be freely transferable, except for shares received by any persons, including directors and executive officers of Brandon, who may be deemed to be "affiliates" of Brandon under Rule 145 promulgated under the Securities Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% stockholders are presumed by the Commission to control the issuer. Affiliates may not sell their shares of Interim Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the Interim Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

    Persons who may be deemed to be "affiliates" of Brandon have delivered letters to Interim Services in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("transfer") any Brandon Common Stock owned by them and any Interim Common Stock acquired by them in the Merger. Pursuant to the accounting rules governing a pooling of interests, these individuals have agreed not to transfer the shares commencing 30 days prior to the Effective Time and ending when financial results covering at least 30 days of post-merger combined operations of Interim Services and Brandon have been published by Interim Services or filed by Interim Services on a Form 8-K or 10-Q. Also, in connection with the pooling-of-interests rules, these individuals have agreed not to transfer their Brandon Common Stock in the period prior to 30 days before the Effective Time without giving Interim Services advance notice and an opportunity to object if the transfer would interfere with pooling-of-interests accounting for the Merger. Pursuant to Rule 145, these individuals have also agreed to refrain from transferring Interim Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145.

    Persons, who may be deemed "affiliates" of Interim Services have also delivered letters in which they have agreed not to transfer Interim Common Stock beneficially owned by them in violation of the pooling-of-interests restrictions set forth above with respect to Brandon.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    The following is a summary of the material provisions of the Merger Agreement not summarized elsewhere in this Proxy Statement/Prospectus. The Merger Agreement is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

EXCHANGE PROCEDURES

    As soon as reasonably practicable after the Effective Time, Interim Services will instruct Chemical Mellon Shareholder Services, L.L.C. (the "Exchange Agent") to mail to each holder of record of certificates which immediately prior to the Effective Time evidenced outstanding shares of Brandon Common Stock (the "Certificates"): (i) a letter of transmittal (which will specify that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to and receipt by the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Interim Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Interim Common Stock which such holder has the right to receive in respect of the shares of Brandon Common Stock formerly evidenced by such Certificate, (B) cash in lieu of fractional shares of Interim Common Stock to which such holder may be entitled and (C) any dividends or other distributions to which such holder is entitled (the "Merger Consideration"). The Certificates so surrendered will be cancelled.

    In the event of a transfer of ownership of shares of Brandon Common Stock which is not registered in the transfer records of Brandon, a certificate evidencing the proper number of shares of Interim Common Stock may be issued to a transferee if the Certificate evidencing such shares of Brandon Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact and, if required by Interim Services or the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement. Until surrendered, each Certificate will be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

CERTAIN REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of Brandon, Interim Services and Merger Sub relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions and generally apply only to facts and circumstances existing as of February 27, 1996, the date of the Merger Agreement): (i) the due organization, power, authority and good standing of, and similar corporate matters with respect to, each of Brandon, Interim Services and their respective subsidiaries; (ii) each of Brandon's and Interim Services' capital structure; (iii) the consents, approvals, filings, registrations or other notices with respect to the execution and delivery of the Merger Agreement by Brandon and Interim Services and the consummation of the transactions contemplated thereby; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement by each party thereto; (v) the absence of any violation of any provisions of the Certificate of Incorporation and By-Laws of Brandon and Interim Services or other applicable law; (vi) absence of any conflict with, or breach, default, termination or acceleration of, or creation of any security interest or other encumbrance of Brandon, Interim Services or their respective subsidiaries under, any agreement, instrument or other obligation; (vii) the preparation and presentation of the financial statements of Brandon and Interim Services and the maintenance of books and records of Brandon and Interim Services and their respective subsidiaries; (viii) the absence of undisclosed liabilities with respect to Brandon and Interim Services and their respective subsidiaries; (ix) the absence of any broker's or finder's fees in connection with the transactions contemplated by Merger Agreement, except, in the case of Brandon, to Goldman Sachs and, except, in the case of Interim Services, to DLJ; (x) the absence of certain material changes or events having a material adverse effect on the business, results of operations or business of Brandon and its subsidiaries, taken as a whole and Interim Services and its subsidiaries, taken as a whole;
(xi) the conduct of business by Brandon and Interim Services in the ordinary course and consistent with past practice; (xii) the absence of pending or threatened litigation with respect to Brandon, Interim Services and their respective subsidiaries; (xiii) certain tax matters relating to Brandon, Interim Services and their respective subsidiaries; (xiv) certain employee benefit matters relating to Brandon, Interim Services and their respective subsidiaries;
(xv) delivery to Interim Services of certain Brandon documents and the delivery to Brandon of certain Interim Services documents which have been filed with the SEC and accuracy of such documents; (xvi) accuracy of information relating to Brandon, Interim Services and their respective subsidiaries contained in this Proxy Statement/Prospectus; (xvii) the possession of all licenses, franchises, permits and authorizations necessary to carry on the business of Brandon and Interim Services and their respective subsidiaries; (xviii) certain contracts to which Brandon, Interim Services or any of their respective subsidiaries are a party; (xix) properties and insurance with respect to Brandon, Interim Services and their respective subsidiaries; (xx) "excess parachute payments" which could be triggered by the Merger; (xxi) intellectual property of Brandon and Interim Services; (xxii) information regarding the employees of Brandon and Interim Services; (xxiii) immigration compliance; (xxiv) transactions with affiliates;
(xxv) the availability of pooling-of-interests accounting treatment for the Merger; (xxvi) the fairness opinions of Goldman Sachs and DLJ; and (xxvii) the absence of any untrue statement of material fact in the representations and warranties contained in the Merger Agreement or omission to state a material fact to make statements in such representations and warranties misleading.

CONDUCT OF BUSINESS PENDING THE MERGER

    In the Merger Agreement, Brandon agreed that during the period from the date of the Merger Agreement to the Effective Time, it will, and will cause each of its subsidiaries to, conduct their respective businesses only in the ordinary course and consistent with prudent and prior business practice, except for transactions permitted by the Merger Agreement or with the prior written consent of Interim Services, which consent will not be unreasonably withheld. Brandon also agreed to use reasonable efforts to (i) preserve its business organization and that of its subsidiaries intact, (ii) keep available the present services of its employees and those of its subsidiaries and (iii) preserve the goodwill of its customers and employees and those of its subsidiaries and others with whom business relationships exist.

    Brandon agreed that from the date of the Merger Agreement to the Effective Time, except as otherwise approved by Interim Services in writing or as permitted or required by the Merger Agreement, it will not, nor will it permit any of its subsidiaries to: (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents; (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Brandon or any of its subsidiaries or any securities convertible into or exchangeable for shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution in respect of its capital stock, other than regular cash dividends in an amount not to exceed $0.085 per share per quarter; (iii) grant any severance or termination pay (with certain exceptions) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees or adopt or amend any employee benefit plan or arrangement of any type, or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies and appropriately disclosed to Interim Services in writing; (iv) merge, consolidate or liquidate Brandon or sell, lease, license, encumber, transfer, mortgage or pledge or dispose of any assets or voluntarily incur any liabilities other than in the ordinary course of business consistent with past practices and policies;
(v) make any capital expenditures outside the ordinary course of business; (vi) acquire in any manner any business or entity; (vii) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles or by regulatory authorities; (viii) enter into or accelerate, terminate prior to expiration, cancel or adversely modify any material agreement, contract, lease or license or pay any obligations outside the ordinary course of business; (ix) make any capital investment in, any loan (other than a loan permitted by clause (x) below) to, or any acquisition of the securities or assets of, any other person; (x) make any loan to, enter into any other transaction with, or make any other change in employment terms for any of its directors, officers and employees except in accordance with existing agreements, policies or employment benefit plans; (xi) take or fail to take any action which action or failure Brandon knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or as a tax-free reorganization; (xii) take any action that would result in any of its representations and warranties contained in the Merger Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or (xiii) agree to do any of the foregoing.

    Interim Services agreed that from the date of the Merger Agreement to the Effective Time, except as otherwise approved by Brandon in writing or as permitted or required by the Merger Agreement, it will not, nor will it permit any of its subsidiaries to: (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles or by regulatory authorities; (iv) take any action that would result in any of its representations and warranties contained in the Merger Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; (v) take or fail to take any action which action or failure Interim Services knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or as a tax-free reorganization; or (vi) agree to do any of the foregoing.

NO SOLICITATION OF TRANSACTIONS

    In the Merger Agreement Brandon has agreed that it and its affiliates, employees, representatives, financial advisors and agents (collectively, "Brandon Related Parties") will cease all existing discussions or negotiations, if any, with any parties (other than Interim Services) conducted with respect to any merger, acquisition or exchange of all or any material portion of the assets of, or any equity interest in, Brandon or any of its subsidiaries or any business combination with Brandon or any of its Subsidiaries or any similar transaction. (Any such transaction with a party other than Interim Services or any affiliate, associate or designee of Interim Services is referred to herein as an "Acquisition Transaction" and any proposal relating to an Acquisition Transaction is referred to herein as an "Acquisition Proposal.") Additionally, Brandon has agreed that neither it nor any Brandon Related Parties will, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Interim Services or any affiliate, associate or designee of Interim Services) concerning any Acquisition Transaction or Acquisition Proposal.

    However, Brandon may enter into discussions or negotiations with or provide information to a third party in connection with an Acquisition Proposal provided that the Brandon Board, upon advice of outside counsel, determines in good faith that the exercise of its fiduciary duties requires that such discussions or negotiations must be commenced or such information should be provided. In such case, Brandon has agreed to communicate promptly to Interim Services the terms of any Acquisition Proposal, whether written or oral, which it receives and what response, if any, the Brandon Board has determined is necessary or appropriate. Subject to any confidentiality agreement with any such third party (which Brandon, based upon advice of outside counsel, determines in good faith is required to be executed in order for its Board of Directors to comply with its fiduciary duties, but which Brandon agrees will be on terms not substantially different from the confidentiality agreement between Interim Services and Brandon regarding the Merger), Brandon will keep Interim Services informed of the status of any such discussions or negotiations.

POOLING-OF-INTERESTS ACCOUNTING TREATMENT

    In the Merger Agreement, Interim Services and Brandon have agreed that, from February 27, 1996, the date of the Merger Agreement, to the Effective Time, neither Interim Services nor Brandon will take or fail to take any action which action or failure they know would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

CONDITIONS TO CONSUMMATION OF THE MERGER

    The respective obligations of each party to consummate the Merger are subject to the satisfaction, or, where legally permissible, waiver at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the transactions contemplated by the Merger Agreement shall have been approved by the requisite vote of the stockholders of Brandon; (b) the Registration Statement shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the issuance of Interim Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws; (c) all necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated by the Merger Agreement (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of Brandon and its subsidiaries, taken as a whole, or which would materially impair the value of Interim Services and its subsidiaries, taken as a whole, and all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied and all statutory waiting periods in respect thereof shall have expired; (d) no order, judgment or decree shall be outstanding against a party to the Merger Agreement or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties to the

Merger Agreement in connection with the Merger Agreement and which Interim Services or Brandon determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger; (e) Interim Services and Brandon each shall have received an opinion of Bryan Cave LLP, counsel to Interim Services, that for federal and state income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and except with regard to cash received in exchange for fractional shares, that no gain or loss will be recognized by the holders of Brandon Common Stock in exchanging their shares of Brandon Common Stock for Interim Common Stock; and (f) Interim Services and Brandon shall each have received reports of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., in form and substance reasonably acceptable to such party, based on such procedures as were deemed relevant, regarding qualification of the Merger as a pooling of interests under generally accepted accounting principles.

    The obligations of Interim Services and Merger Sub are further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions: (a) generally, the representations and warranties of Brandon contained in the Merger Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date and Brandon shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date; (b) Interim Services shall have received an opinion of Pitney, Hardin, Kipp & Szuch, counsel to Brandon, dated the Closing Date, in form and substance reasonably satisfactory to Interim Services; (c) Brandon shall have furnished Interim Services with such certificates of its officers or other documents to evidence fulfillment of the closing conditions set forth in the Merger Agreement as Interim Services may reasonably request; (d) the Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of the stockholders of Interim Services; and (e) Interim Services shall have received a fairness opinion from DLJ, which shall not have been adversely modified or withdrawn prior to the Closing.

    The obligations of Brandon are further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions: (a) generally, the representations and warranties of Interim Services and Merger Sub contained in the Merger Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date and Interim Services shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date; (b) Brandon shall have received an opinion of outside counsel to Interim Services, dated the Closing Date, in form and substance reasonably satisfactory to Brandon; (c) Brandon shall have received a fairness opinion from Goldman Sachs, dated on or shortly prior to the date of the Proxy Statement/Prospectus, which shall not have been adversely modified or withdrawn prior to Closing; (d) Brandon shall select, subject to Interim Services' approval which shall not be unreasonably withheld, a person who shall be duly appointed by the Interim Board to serve as a director of Interim Services and who shall, subject to the requirements of the Delaware General Corporation Law, be included within the class of Interim Services directors whose three-year terms begin at the Interim Special Meeting (and such person shall be one of the current directors of Brandon but shall not be any of the persons who will be employees of the Surviving Corporation following the Effective Time); (e) Brandon shall have received evidence, reasonably satisfactory to it, that Interim Services shall have obtained certain insurance covering directors and officers of Brandon with respect to certain liabilities; and (f) Interim Services and Merger Sub shall have furnished Brandon with such certificates of its officers or others and such other documents to evidence fulfillment of the closing conditions set forth in the Merger Agreement as Brandon may reasonably request.

TERMINATION; TERMINATION FEE

    The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger Agreement by the stockholders of Brandon or by the stockholders of Interim Services, only as follows: (a) by mutual written consent of Interim Services, Merger Sub and Brandon; (b) by either Interim Services or Brandon if (i) the Effective Time shall not have occurred on or prior to August 31, 1996 unless the failure is due to a failure of the party seeking to terminate to perform or observe its agreements set forth in the Merger Agreement, (ii) the stockholders of either Interim or Brandon vote upon and fail to approve the Merger Agreement, (iii) upon written notice to the other, any application for regulatory or governmental approval necessary to consummate the Merger is denied or withdrawn or is approved with conditions which would materially impair the value of the other with its subsidiaries, taken as a whole, despite the reasonable efforts of the party seeking to terminate to avoid such result, (iv) there was a material breach in any representation, warranty, covenant, agreement or obligation of the other in the Merger Agreement and such breach (provided it is curable and the other party promptly commences its effort to cure) shall not have been remedied within 30 days after receipt by the other of notice in writing specifying the nature of such breach and requesting that it be remedied, (v) the Board of Directors of the other party has not recommended the Merger to its stockholders in this Proxy Statement/Prospectus, or has modified or rescinded its recommendation of the Merger to its stockholders as being advisable and fair to and in the best interests of such other party and its stockholders, or has modified or rescinded its approval of the Merger Agreement, or has resolved to do any of the foregoing, or (vi) the conditions to its obligations to close set forth in the Merger Agreement are not satisfied and are not capable of being satisfied by August 31, 1996; (c) by Interim Services if (i) there shall have occurred a material adverse change from that disclosed in Brandon's Annual Report on Form 10-K for the year ended October 1, 1995, or
(ii) Brandon shall have entered into a definitive agreement contemplating, announced or approved an Acquisition Transaction; (d) by Brandon, if (i) there shall have occurred a material adverse change from that disclosed in Interim Services' Quarterly Report on Form 10-Q for the nine months ended September 29, 1995, (ii) the Brandon Board has entered into a definitive agreement contemplating, announced or approved an Acquisition Transaction after determining, in good faith and upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary duties under applicable laws, or (iii) if the average of the ten closing prices of Interim Common Stock during the first ten of the 13 consecutive trading days immediately preceding the date of the Brandon Special Meeting is less than $33.00.

    If: (x) Brandon terminates the Merger Agreement pursuant to (d)(ii) in the immediately preceding paragraph, or (y) Interim Services terminates the Merger Agreement pursuant to (b)(v) in the immediately preceding paragraph and Brandon enters into a definitive agreement contemplating, announces or approves an Acquisition Transaction within one year after the date of the Merger Agreement, or (z) Interim Services terminates the Merger Agreement pursuant to (c)(ii) in the immediately preceding paragraph, then Brandon has agreed to immediately (but in any event within three business days) pay to Interim Services, in cash, a termination fee equal to $1.5 million, which amount the parties agree and acknowledge is sufficient to cover all reasonable out-of-pocket expenses which Interim Services may incur in connection with the Merger Agreement and the Merger. The obligation of Brandon to pay a $1.5 million fee to Interim Services under such circumstances may be considered a deterrent to other potential acquisitions of control of Brandon, as it is likely to increase the cost of such an acquisition to any party other than Interim Services.

EXPENSES

    Except as stated below, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Interim Services and Brandon have each agreed to pay 50% of all expenses and fees related to filing of the Registration Statement (including this Proxy Statement/Prospectus) and related documents with the Commission and filings pursuant to state "blue sky" laws and regulations in connection with the Merger.

    Notwithstanding anything else in the Merger Agreement, in the event that either Interim Services or Brandon shall willfully default in its obligations under the Merger Agreement, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses, incurred or suffered by the non-defaulting party in connection with the Merger Agreement or in the enforcement of its rights thereunder.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by Interim Services, Merger Sub and Brandon, at any time prior to or after approval and adoption of the Merger Agreement by the stockholders of Brandon or approval by Interim Services stockholders of the issuance of Interim Common Stock pursuant to the Merger. However, after any such approval, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the stockholders of Brandon or adversely affects the stockholders of Interim Services, without the approval of the affected stockholders.

    The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement; provided that such extension or waiver is in writing signed on behalf of such party against which the waiver is sought to be enforced.

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    Certain statements contained in this Proxy Statement/Prospectus which are not statements of current fact may be "forward looking statements" within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Interim Services and Brandon believe that their expectations are based on reasonable assumptions, they can give no assurance that their goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include those factors listed under "Risk Factors" included elsewhere herein.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma combined condensed financial information of Interim Services and Brandon give effect to the Merger using the pooling-of-interests method of accounting and reflect the Exchange Ratio and the pro forma adjustments described in the accompanying notes. The accompanying pro forma statements of income reflect the Merger as though consummated at the beginning of the periods reported and the pro forma combined condensed balance sheet reflects the Merger as though consummated on December 29, 1995.

    The consolidated financial information of Interim Services set forth as of December 29, 1995 and for each of the three years in the period ended December 29, 1995, are derived from, and are qualified by reference to, Interim Services' audited consolidated financial statements and related notes thereto, which together with the related report of Deloitte & Touche LLP, independent accountants, are included in Interim Services' Annual Report on Form 10-K for the fiscal year ended December 29, 1995 which is incorporated by reference in this Proxy Statement/Prospectus.

    Brandon's fiscal year ends on the Sunday nearest to the end of the month of September. Accordingly, Brandon has prepared historical financial statements and related notes thereto as of October 1, 1995 and for each of the three fiscal years in the period ended October 1, 1995. These consolidated financial statements of Brandon have been audited by Coopers & Lybrand L.L.P., independent accountants. The historical consolidated statement of income data of Brandon for the fiscal years ended December 31, 1995, January 1, 1995 and January 2, 1994 is unaudited and has been derived from the audited consolidated statements of income of Brandon by subtracting the results of operations as reported in Brandon's Quarterly Reports on Form 10-Q for the first quarter of each respective fiscal year and adding the results of operations as reported in Brandon's Quarterly Reports on Form 10-Q for the first quarter of the subsequent respective fiscal year. The historical consolidated balance sheet data of Brandon as of December 31, 1995 is unaudited and represents the financial position of Brandon as reported in Brandon's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995.

    The following unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements, including the notes thereto, of Interim Services that are in Interim Services' Annual Report on Form 10-K incorporated herein by reference and of Brandon that are in Brandon's Annual Report on Form 10-K incorporated herein by reference, and in conjunction with the unaudited financial statements, including the notes thereto, of Brandon that are contained in Brandon's Report on Form 10-Q for the fiscal quarter ended December 31, 1995, which report is incorporated by reference in this Proxy Statement/Prospectus.

    During 1995, Interim Services made significant acquisitions (the "Acquisitions") which were accounted for under the purchase method of accounting. Accordingly, Interim Services' results for the year ended December 29, 1995 have been adjusted to reflect the Acquisitions as though they occurred at the beginning of 1995, but are not necessarily indicative of future operating results or financial position.

    The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma financial information does not include any expenses or restructuring charges related to the Merger. Total Merger-related direct expenses are expected to approximate $4.5 million. In addition, the unaudited pro forma financial information excludes any potential benefits from synergies that may result from the Merger. There were no material transactions between Interim Services and Brandon during any of the periods presented.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                            FOR THE YEAR ENDED 1995
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   INTERIM SERVICES                           BRANDON          COMBINED
                                -------------------------------------------------------   ----------------   -------------
                                DECEMBER                       PRO FORMA                    DECEMBER 31,       PRO FORMA
                                29, 1995     HISTORICAL      ADJUSTMENTS --                     1995          ADJUSTMENTS
                                HISTORICAL ACQUISITIONS (1)   ACQUISITIONS    PRO FORMA      HISTORICAL        -- MERGER
                                --------  ----------------   --------------   ---------   ----------------   -------------

Revenues from services........  $780,886      $105,744       $     (339)(2)   $ 886,291       $83,361
Cost of services..............  549,323         66,355             (339)(2)     615,339        50,846
                                --------  ----------------   --------------   ---------      --------        -------------
    Gross profit..............  231,563         39,389                          270,952        32,515
                                --------  ----------------   --------------   ---------      --------        -------------
Selling, general and
 administrative expenses......  154,169         31,967                          186,136        22,936
Licensee commissions..........   37,295                                          37,295            --
Amortization of intangibles...    6,884                           1,803(3)        8,687            --
Interest expense, net.........    1,796                           5,187(4)        6,983          (806)
                                --------  ----------------   --------------   ---------      --------        -------------
                                200,144         31,967            6,990         239,101        22,130
                                --------  ----------------   --------------   ---------      --------        -------------
    Earnings before taxes.....   31,419          7,422           (6,990)         31,851        10,385
Taxes on earnings.............   13,892            269              (78)(5)      14,083         4,179
                                --------  ----------------   --------------   ---------      --------        -------------
    Net earnings..............  $17,527       $  7,153       $   (6,912)      $  17,768       $ 6,206
                                --------  ----------------   --------------   ---------      --------        -------------
                                --------  ----------------   --------------   ---------      --------        -------------
Net earnings per common and
 common equivalent shares.....  $  1.50       $   0.61       $    (0.59)      $    1.52       $  1.36
                                --------  ----------------   --------------   ---------      --------        -------------
                                --------  ----------------   --------------   ---------      --------        -------------
Weighted average shares
 outstanding..................   11,652         11,652           11,652          11,652         4,557              (547)(6)
                                --------  ----------------   --------------   ---------      --------        -------------
                                --------  ----------------   --------------   ---------      --------        -------------


                                 PRO FORMA
                                 COMBINED
                                -----------
Revenues from services........  $969,652
Cost of services..............   666,185
                                -----------
    Gross profit..............   303,467
                                -----------
Selling, general and
 administrative expenses......   209,072
Licensee commissions..........    37,295
Amortization of intangibles...     8,687
Interest expense, net.........     6,177
                                -----------
                                 261,231
                                -----------
    Earnings before taxes.....    42,236
Taxes on earnings.............    18,262
                                -----------
    Net earnings..............  $ 23,974
                                -----------
                                -----------
Net earnings per common and
 common equivalent shares.....  $   1.53(7)
                                -----------
                                -----------
Weighted average shares
 outstanding..................    15,662(7)
                                -----------
                                -----------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                            FOR THE YEAR ENDED 1994
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           HISTORICAL
                                                ---------------------------------
                                                    INTERIM
                                                    SERVICES                         PRO FORMA
                                                  DECEMBER 30,        BRANDON      ADJUSTMENTS --    PRO FORMA
                                                      1994        JANUARY 1, 1995      MERGER         COMBINED
                                                ----------------  ---------------  --------------   ------------

Revenues from services........................    $    634,417      $    70,279                     $704,696
Cost of services..............................         449,175           42,229                      491,404
                                                      --------          -------    --------------   ------------
    Gross profit..............................         185,242           28,050                      213,292
                                                      --------          -------    --------------   ------------
Selling, general and administrative
 expenses.....................................        118, 390           19,469                      137,859
Licensee commissions..........................          33,796               --                       33,796
Amortization of intangibles...................           6,041               --                        6,041
Interest expense, net.........................             528             (416)                         112
                                                      --------          -------    --------------   ------------
                                                       158,755           19,053                      177,808
                                                      --------          -------    --------------   ------------
    Earnings before taxes.....................          26,487            8,997                       35,484
Taxes on earnings.............................          12,330            3,698                       16,028
                                                      --------          -------    --------------   ------------
    Net earnings..............................    $     14,157      $     5,299                     $ 19,456
                                                      --------          -------    --------------   ------------
                                                      --------          -------    --------------   ------------
Net earnings per common and common equivalent
 shares.......................................    $       1.24      $      1.18                     $   1.26
                                                      --------          -------    --------------   ------------
                                                      --------          -------    --------------   ------------
Weighted average shares outstanding...........          11,427            4,505          (541)(6)     15,391(7)
                                                      --------          -------    --------------   ------------
                                                      --------          -------    --------------   ------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                            FOR THE YEAR ENDED 1993
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  INTERIM SERVICES                  BRANDON                COMBINED
                                     ------------------------------------------  --------------  -----------------------------
                                       DECEMBER 24,                                JANUARY 2,      PRO FORMA
                                           1993                          AS           1994       ADJUSTMENTS --    PRO FORMA
                                        HISTORICAL     ADJUSTMENTS    ADJUSTED     HISTORICAL        MERGER        COMBINED
                                     ----------------  ------------  ----------  --------------  --------------  -------------

Revenues from services.............    $    515,033                  $  515,033    $   59,227                    $  574,260
Cost of services...................         366,045                     366,045        35,994                       402,039
                                           --------    ------------  ----------       -------         -------    -------------
    Gross profit...................         148,988                     148,988        23,233                       172,221
                                           --------    ------------  ----------       -------         -------    -------------
Selling, general and administrative
 expenses..........................         101,980                     101,980        17,783                       119,763
Licensee commissions...............          20,586                      20,586            --                        20,586
Amortization of intangibles........           5,671                       5,671            --                         5,671
Interest expense, net..............             456        1,650(8)       2,106          (319)                        1,787
                                           --------    ------------  ----------       -------         -------    -------------
                                            128,693        1,650        130,343        17,464                       147,807
                                           --------    ------------  ----------       -------         -------    -------------
  Earnings before taxes............          20,295       (1,650)        18,645         5,769                        24,414
Taxes on earnings..................           9,912         (677)(8)      9,235         2,329                        11,564
                                           --------    ------------  ----------       -------         -------    -------------
  Net earnings.....................    $     10,383    $    (973)    $    9,410    $    3,440                    $   12,850
                                           --------    ------------  ----------       -------         -------    -------------
                                           --------    ------------  ----------       -------         -------    -------------
Net earnings per common and common
 equivalent shares.................                                  $     0.94    $     0.78                    $     0.93(7)
                                                                     ----------       -------         -------    -------------
                                                                     ----------       -------         -------    -------------
Weighted average shares
 outstanding.......................                                      10,000         4,401            (528)(6)     13,873(7)
                                                                     ----------       -------         -------    -------------
                                                                     ----------       -------         -------    -------------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           HISTORICAL
                                               ----------------------------------
                                                   INTERIM
                                                   SERVICES
                                                 DECEMBER 29,    BRANDON DECEMBER     PRO FORMA      PRO FORMA
                                                     1995            31, 1995        ADJUSTMENTS      COMBINED
                                               ----------------  ----------------  ----------------  ----------
ASSETS
Current Assets:
  Cash and cash equivalents..................    $      2,098     $    1,927                         $    4,025
  Marketable securities......................              --         15,675                             15,675
  Receivables, less allowance for doubtful
   accounts..................................         129,861         13,348                            143,209
  Insurance deposits.........................          50,686             --                             50,686
  Other current assets.......................           8,344            926                              9,270
                                                     --------       --------       ----------------  ----------
    Total current assets.....................         190,989         31,876                            222,865
Intangible Assets, Net.......................         171,529             --                            171,529
Property and Equipment, Net..................          24,173          2,955                             27,128
Other Assets.................................          19,926            180                             20,106
                                                     --------       --------       ----------------  ----------
                                                 $    406,617     $   35,011                         $  441,628
                                                     --------       --------       ----------------  ----------
                                                     --------       --------       ----------------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable to banks.....................    $     54,727                                        $   54,727
  Accounts payable and other accrued
   expenses..................................          25,021     $      808                             25,829
  Accrued salaries, wages, and payroll
   taxes.....................................          27,045          2,960                             30,005
  Accrued insurance..........................          43,206            113                             43,319
  Dividend payable...........................              --            372                                372
  Accrued income taxes.......................             249            838                              1,087
                                                     --------       --------       ----------------  ----------
      Total current liabilities..............         150,248          5,091                            155,339
Long-term Obligations........................          60,000             --                             60,000
Stockholders' Equity:
  Preferred stock............................              --             --
  Common stock...............................             115            448       $  (409)(9)(10)          154
  Additional paid-in capital.................          79,950          6,567       $(1,396)(9)(10)       85,121
  Unrealized gain on marketable securities...                             26                                 26
  Retained earnings..........................         116,304         24,684                            140,988
  Less: Treasury shares(10)..................              --         (1,805)              1,805             --
                                                     --------       --------       ----------------  ----------
      Total stockholders' equity.............         196,369         29,920                  --        226,289
                                                     --------       --------       ----------------  ----------
                                                 $    406,617     $   35,011       $          --     $  441,628
                                                     --------       --------       ----------------  ----------
                                                     --------       --------       ----------------  ----------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Information.

             INTERIM SERVICES INC. AND BRANDON SYSTEMS CORPORATION

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                    (AMOUNT IN THOUSANDS, EXCEPT SHARE DATA)

  (1) Represents the adjustment to reflect the results of the Acquisitions made by Interim Services in the fiscal year ended December 29, 1995, as if the Acquisitions occurred as of the beginning of the year.

  (2) Reclassification of royalties as a result of repurchase of Interim Services franchises.

  (3) Adjustment to reflect additional amortization of goodwill on a straight line basis over an average of 36 years for the Acquisitions described in
      Note 1.

  (4) Pro forma effect of interest charges on additional borrowings used to fund the Acquisitions on Interim Services' lines of credit. Interest on these facilities is computed, at Interim Services' option at either a bank's base rate or LIBOR, plus the applicable margin. Based on these borrowings a 0.125% increase in LIBOR would increase annual interest expense approximately $125.

  (5) To record aggregate tax effect of the pro forma adjustments.

  (6) The weighted average shares outstanding have been adjusted to reflect the conversion of Brandon Common Stock into 0.88 shares of Interim Common Stock.

  (7) Pro forma per share amounts are based on historical per share amounts after giving effect to the pro forma adjustments described herein, and converting each share of Brandon Common Stock into 0.88 shares of Interim Common Stock.

  (8) Prior to its January 27, 1994 IPO, Interim Services' working capital and acquisition financing were provided by its former parent, H&R Block, Inc. ("Block"). Effective September 25, 1993, Block formalized its financing arrangement by (i) providing a revolving credit facility in the amount of $20,000 to fund operating requirements of Interim Services; (ii)
      converting $30,000 of intercompany indebtedness on such date to a term loan, and (iii) contributing $51,289 to the capital of Interim Services. The consolidated statement of income data for the year ended December 24, 1993 gives effect to this arrangement as if it occurred at the beginning of the period. Interest expense has been computed at 6% and income taxes at the statutory rate.

  (9) The Unaudited Pro Forma Combined Condensed Balance Sheet reflects the conversion of Brandon Common Stock into Interim Common Stock at the Exchange Ratio as provided by the Merger Agreement.

 (10) On October 26, 1995, Brandon repurchased 100,000 shares of Brandon Common Stock for $1,805. These shares will be cancelled as of the Effective Time of the Merger per the Merger Agreement.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

    As a result of the Merger, the stockholders of Brandon will become stockholders of Interim Services. Both Brandon and Interim Services are corporations incorporated under the laws of the State of Delaware. The Delaware General Corporation Law ("DGCL") is the statute which governs Delaware corporations. The following discussion is intended only to highlight certain differences between the rights of corporate stockholders of Brandon and corporate stockholders of Interim Services. These differences arise primarily from differences between the Brandon Certificate of Incorporation, as restated and amended (the "Brandon Certificate"), and the Brandon By-laws and Interim Services' Certificate of Incorporation, as restated and amended (the "Interim Certificate"), and the Interim Services By-laws, the governing instruments of the two companies. This discussion is not and does not purport to be complete or to identify all differences that may, under given fact situations, be material to stockholders. For a definitive treatment of the subject matter, stockholders of Brandon are referred to the Certificate of Incorporations and By-laws of Brandon and Interim Services which are on file with the Commission. SEE "AVAILABLE INFORMATION."

SIZE AND CLASSIFICATION OF DIRECTORS

    The Brandon Certificate and Brandon By-laws provide that the Brandon Board shall be comprised of not less than three nor more than twelve members, as determined by the Brandon Board. As is permitted by the DGCL, the Brandon Board is classified into three classes which are to be as nearly equal in number as is possible. The number of directors assigned to each class is determined by the Brandon Board prior to the election of a particular class. Directors in each class serve for a term of three years. Elections are staggered such that one class is elected each year.

    The Interim Certificate and Interim Services By-laws provide that the number of directors to constitute the Interim Board shall be the number as fixed by a resolution adopted by the holders of a majority of the outstanding shares entitled to vote thereon or by a majority of the whole Interim Board, but is fixed at nine until otherwise determined. Like the Brandon Board, the Interim Board is classified into three classes, and the directors are elected in staggered terms.

REMOVAL OF DIRECTORS

    The Brandon Certificate and By-laws provide that any director may be removed with or without cause, but in the latter case only upon the affirmative vote of the holders of two-thirds of all classes of stock then entitled to vote in elections of directors. Likewise, the Interim Certificate provides that any director may be removed at any time, but only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock entitled to elect one or more directors at a meeting of the stockholders called for such purpose.

STOCKHOLDER MEETINGS

    Under the Brandon By-laws, annual meetings of stockholders will be held on such date, time and place as may be designated by the Brandon Board, or on the second Tuesday in January of each year if no designation is made. A stockholder who wants to present a proposal or nominate a person for election as director at any meeting must give notice thereof to the Secretary at Brandon's principal executive office not less than 60 nor more than 90 days prior to the date of the meeting, unless the date of the meeting is first announced or disclosed less than 70 days prior to the date of the meeting, in which case notice must be given not more than ten days after the date the meeting is so announced or disclosed. Such stockholder notice regarding a proposal must be accompanied by the text of the proposal, a brief written statement of the reasons why such stockholder favors the proposal and setting forth the name and address, the number and class of all shares of each class of stock of Brandon beneficially owned by such stockholder and any material interest of such stockholder in the proposal. Any stockholder notice regarding a nomination of any person as a director must be accompanied by a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Brandon beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Commission, such person's signed consent to serve as a director of Brandon if elected, such stockholder's name and address and the number and class of all shares of each class of stock beneficially owned by such stockholder.

    The Interim Services By-laws provide that the annual meeting of the stockholders will be held on the second Thursday of May of each year at Interim Services' office in Fort Lauderdale, Florida, or at such other time and place as may be designated by the Interim Board. The stockholder notice necessary to present a proposal or nominate a person for election as director differs from that required by the Brandon By-laws in that the stockholder must give notice to the Secretary not less than 50 days nor more than 75 days prior to the meeting, unless fewer than 65 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, in which case notice by the stockholder must be given not later than the close of business on the 15th day following the day on which such notice or public disclosure of the meeting was made. The information required to be presented in a stockholder notice regarding a proposal is essentially the same as that required of a stockholder of Brandon. However, the Interim Services By-laws do not specifically state the requirements for the contents of a stockholder notice regarding the nomination of a person as a director.

ACTION BY CONSENT OF STOCKHOLDERS

    Pursuant to the Brandon Certificate, any action required or permitted to be taken at an annual or special meeting of the stockholders must be taken only at such meeting and may not be taken by the written consent of the stockholders in lieu of a meeting.

    Since Interim Common Stock is registered under the Exchange Act, as amended, like Brandon, any action taken at such annual or special meeting of stockholders must be taken at such meeting and a written consent of stockholders is not allowed. However, if for any reason, Interim Services no longer has a class of stock registered under the Exchange Act, unlike Brandon, any action required to be taken at any annual or special meeting of the stockholders would be allowed to be taken without a meeting, without prior notice, and without a vote, if consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

PREEMPTIVE RIGHTS

    Delaware law does not provide for preemptive rights to acquire a corporation's unissued stock. However, such right may be expressly granted to the stockholders in the corporation's certificate of incorporation. Neither the Brandon Certificate nor the Interim Certificate provides for preemptive rights.

AMENDMENTS TO CERTIFICATE AND BY-LAWS

    The Brandon Certificate and By-laws may be amended, altered or repealed from time to time by a stockholder vote; provided, however, that the vote of the holders of two-thirds of all classes of stock entitled to vote in elections of directors is required to amend, alter, change or repeal the following: (1) the provision in the Brandon Certificate addressing the procedures for removal of directors; (2) the provision in the Brandon Certificate precluding action by written consent of the stockholders in lieu of a meeting, and addressing who may call a stockholder meeting; (3) the provision in the Brandon Certificate stating the requisite votes necessary in order to authorize various business combinations and transfers of assets and capital stock and dissolution of the corporation; (4) the provision in the Brandon Certificate addressing the number and election of directors and classes of directors; and (5) the provision in the Brandon Certificate addressing the rights and preferences of the Brandon Preferred Stock.

    Like Brandon, Interim Services requires a two-thirds vote to amend, alter or repeal the provision addressing the number and election of directors and the procedures for removal of directors. However, unlike Brandon, Interim Services also requires such two-thirds vote to amend alter or repeal the following provisions in the Interim Certificate and By-laws: (1) any provision in the Interim Services

By-laws; (2) the provision in the Interim Certificate addressing the corporation's authorized capital stock including the respective rights of the holders thereof; and (3) the provision describing the procedures for calling and conducting special meetings of the stockholders.

BUSINESS COMBINATIONS

    Except as described below, to effectuate a "Business Combination," the Brandon Certificate requires the affirmative vote of both (i) at least 80% of the votes entitled to be cast, and (ii) at least two-thirds of the votes entitled to be cast, excluding shares owned by an "Interested Stockholder." The Brandon Certificate defines "Interested Stockholder" as any person who (i) is the beneficial owner of at least 10% of the votes entitled to be cast, or (ii) is an affiliate or associate of Brandon and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of at least 10% of the votes entitled to be cast. "Business Combination" is generally defined in the Brandon Certificate as follows: (1) any merger or consolidation of Brandon with an Interested Stockholder; (2) any disposition of securities or assets of Brandon with or for the benefit of an Interested Stockholder having an aggregate value of more than 5% of the book value of the total consolidated assets of Brandon or more than 5% of the stockholders equity of the entity in question; (3) the adoption of a plan or proposal for the liquidation or dissolution of Brandon which is consented to by any Interested Stockholder; (4) any transaction that has the effect of increasing the proportionate share of any class or series of capital stock that is beneficially owned by an Interested Stockholder; or (5) the receipt by any Interested Stockholder of the benefit of any financial benefits provided by Brandon.

    The supermajority stockholder vote is not required, however, if either of the following two conditions is met: (1) the Business Combination is approved by a majority of those directors who are not affiliates, associates or representatives of the Interested Stockholder and were not directors prior to the time that the Interested Stockholder became an Interested Stockholder; or
(2) the aggregate amount of cash and the "Fair Market Value" of the consideration other than cash to be received per share by the holders of Brandon Common Stock meets or exceeds the highest of the following four figures, as adjusted for any stock splits, stock dividends, subdivision, or reclassification of the Brandon Common Stock: (i) the highest price paid by the Interested Stockholder for a share of Brandon's stock in the two-year period preceding the announcement of the proposed Business Combination (the "Announcement Date") or the per share price paid by the Interested Stockholder in the transaction in which it attained 10% ownership, if higher; (ii) the higher of the Fair Market Value of Brandon's stock on the Announcement Date or on the date on which the Interested Stockholder attained 10% ownership (the "Determination Date"); (iii) the Fair Market Value determined under (ii) multiplied by the ratio of (x) the highest price paid by the Interested Stockholder for a share of Brandon Common Stock within the two-year period preceding the Announcement Date over (y) the price paid by the Interested Stockholder for its first share of Brandon stock during that same two-year period; or (iv) Brandon's net income per share for the four fiscal quarters preceding the Announcement Date multiplied by the higher of
(x) the Interested Stockholder's price/earnings multiple on the Announcement Date or (y) Brandon's highest price/earnings multiple in the two-year period preceding the Announcement Date. "Fair Market Value" of stock is defined as the highest closing sale price of the stock during the 30 day period immediately preceding the date in question. Similar minimum price requirements apply to the consideration to be received by holder of any other class of Brandon stock. In addition to the minimum price requirements set forth above, condition (2) is not satisfied unless certain conditions are met relating to the form of consideration, the declaration and payment of dividends, the receipt of financial assistance by the Interested Stockholder from Brandon, and the circulation of information relating to the proposed Business Combination to Brandon stockholders.

    Unlike Brandon, Interim Services defers to the DGCL with respect to business combinations between Interim Services and interested stockholders of Interim Services as opposed to stating particular provisions in its Certificate of Incorporation. The DGCL defines "Interested Stockholder" as those persons owning at least 15% (as opposed to 10% as provided for in the Brandon Certificate) of the outstanding voting stock. The DGCL also excludes from the definition of "Interested Stockholder": (1) any person who owned shares in excess of 15% as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to December 23, 1987, and commenced within 90 days thereafter and continued to own shares in excess of 15% or would have but for action by Interim Services; or (2) any person whose ownership of shares in excess of 15% is the result of action taken solely by Interim Services, unless the person acquires additional shares of voting stock thereafter. The definition of "Business Combination" in the DGCL is substantially similar to the definition in the Brandon Certificate, with the exception of the following main differences: (1) the DGCL includes within the definition of "Business Combination" the disposition of assets to an Interested Stockholder which have an aggregate value of at least 10% of the market value of the Interim Services' total assets, as opposed to 5% of the book value of total assets as provided for in the Brandon Certificate; and (2) the DGCL does not have a comparable provision to that of Brandon which includes the adoption of a plan or proposal for the liquidation or dissolution of the corporation which is consented to by any Interested Stockholder within the definition of "Business Combination."
Unlike the Brandon Certificate, the DGCL places limitations on Business Combinations only for the three-year period following the date that a stockholder became an Interested Stockholder. During this three-year period, Interim Services may not engage in any Business Combination with any Interested Stockholder unless one of the following three conditions is satisfied: (1) prior to the date that such Interim Services stockholder became an Interested Stockholder, the Interim Board approved either the Business Combination or the transaction which resulted in the Interim Services stockholder becoming an Interested Stockholder; (2) upon consummation of the transaction which resulted in the Interim Services stockholder becoming an Interested stockholder, the Interested Stockholder owned at least 85% of the voting stock of Interim Services, excluding shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) the Business Combination is approved by the Interim Board and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

SHAREHOLDER RIGHTS PLAN

    Interim Services has in place a stockholder rights plan designed to deter coercive or unfair takeover tactics and to prevent a potential acquirer from gaining control of Interim Services without offering a fair price. SEE "INFORMATION ABOUT INTERIM SERVICES -- DESCRIPTION OF INTERIM SERVICES CAPITAL STOCK."

    Brandon has no comparable stockholder rights plan in place.

DIVIDEND POLICY

    Brandon has traditionally distributed quarterly dividends with respect to shares of Brandon Common Stock issued and outstanding.

    No dividend or other distribution with respect to Interim Common Stock has ever been paid by Interim Services. Interim Services currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

AUTHORIZED CAPITAL STOCK

    The Brandon Certificate provides that the corporation has the authority to issue 11,000,000 shares of stock, consisting of 10,000,000 shares of Brandon Common Stock and 1,000,000 shares of Brandon Preferred Stock. The Brandon Certificate expressly provides that the corporation has the authority to issue fractional shares. The Interim Certificate provides that the corporation has the authority to issue 27,500,000 shares of stock, consisting of 25,000,000 shares of Interim Common Stock and 2,500,000 shares of Interim Preferred Stock. In each case, the Preferred Stock is "blank-check" preferred stock, in which the Brandon Board and Interim Board can authorize issuance of shares without further stockholder consent, and set the terms, conditions, preferences and rights of such preferred stock.

                                 LEGAL MATTERS

    On the Closing Date, Bryan Cave LLP will render the opinion referred to under "THE MERGER -- CERTAIN FEDERAL INCOME TAX MATTERS." Bryan Cave LLP represents Interim Services with respect to the Merger. Bryan Cave LLP does not represent the individual stockholders of Interim Services in connection with the Merger and the transactions contemplated thereby, and such persons are advised to seek the advice of their own counsel. Additionally, Bryan Cave LLP has rendered an opinion that the shares of Interim Common Stock to be issued in the Merger, when issued pursuant to the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

                                    EXPERTS

    The  consolidated  financial  statements  and  related  financial  statement schedule included in Interim Services' Annual Report on Form 10-K for the year ended December 29, 1995 incorporated in this Proxy Statement/Prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The  consolidated  financial  statements  and  related  financial  statement schedule included in Brandon's Annual Report on Form 10-K for the year ended October 1, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    Interim Services and Brandon are each subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Interim Services and Brandon with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Interim Common Stock is listed on The Nasdaq Stock Market under the symbol "INTM." Copies of the reports, proxy statements and other information filed by Interim Services with the Commission can also be inspected and copied at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006-1500. Brandon Common Stock is listed on American Stock Exchange under the symbol "BRA." Copies of the reports, proxy statements and other information filed by Brandon with the Commission can also be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.

    Interim Services has filed with the Commission the Registration Statement under the Securities Act, with respect to the securities of Interim Services to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which were omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the content of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Interim Services (File No. 0-23198) are incorporated by reference in this Proxy Statement/Prospectus:

        1. Interim Services' Annual Report on Form 10-K for the fiscal year ended December 29, 1995 ("Interim Services' 10-K").

        2. Those portions of Interim Services' annual report to security holders for the twelve months ended December 29, 1995 which are incorporated by reference into Interim Services' 10-K.

        3.   Those portions of the  Interim Services' definitive proxy statement
    filed  in  connection  with  Interim   Services'  1996  Annual  Meeting   of
    Stockholders.

        4. Interim Services' Current Report on Form 8-K/A filed on February 2, 1996; and

        5. The descriptions of Interim Common Stock set forth in the Interim Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    The following documents filed with the Commission by Brandon (File No. 0-15312) are incorporated by reference in this Proxy Statement/Prospectus:

        1. Brandon's Annual Report on Form 10-K for the fiscal year ended October 1, 1995 ("Brandon's 10-K").

        2. Those specified portions of Brandon's annual report to security holders for the twelve months ended October 1, 1995 which are incorporated by reference into Brandon's 10-K.

        3. Brandon's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995.

        4.  Brandon's Current Report on Form 8-K filed on December 28, 1995.

        5. The descriptions of Brandon Common Stock set forth in Brandon's Registration Statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    All documents filed by Interim Services or Brandon with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/ Prospectus and prior to the earlier of (i) the date of the last to be held of the Special Meetings, or (ii) the termination of the Merger Agreement, are hereby deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents. SEE "AVAILABLE INFORMATION." Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITH RESPECT TO INTERIM SERVICES DOCUMENTS, TO JOHN B. SMITH, ESQ., SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, INTERIM SERVICES INC., 2050 SPECTRUM BOULEVARD, FORT LAUDERDALE, FLORIDA 33309, OR WITH RESPECT TO BRANDON DOCUMENTS, TO PATRICIA G. BYRNES, ESQ., GENERAL COUNSEL, BRANDON SYSTEMS CORPORATION, 9 POLITO AVENUE, LYNDHURST, NEW JERSEY 07071. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS ANY REQUEST SHOULD BE MADE BY MAY 15, 1996.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                 AGREEMENT AND
                                 PLAN OF MERGER

                                       BY
                                      AND
                                     AMONG

                             INTERIM SERVICES INC.
                          BRANDON SYSTEMS CORPORATION
                                      AND
                               DELCO MERGER CORP.

                            DATED: FEBRUARY 27, 1996

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated February 27, 1996 (this "Agreement"), is by and among INTERIM SERVICES INC. ("Interim"), a Delaware corporation, BRANDON SYSTEMS CORPORATION ("Brandon"), a Delaware corporation, and DELCO MERGER CORP. ("Merger Sub"), a Delaware corporation and the wholly-owned subsidiary of Interim.

    WHEREAS, Interim and Brandon desire to combine their respective businesses and Interim's and Brandon's Board of Directors each has determined, based upon the terms and conditions hereinafter set forth, that the combination is in the best interests of their respective companies and their respective stockholders; and

    WHEREAS, the combination will be accomplished by merging Merger Sub with and into Brandon with Brandon surviving and Brandon stockholders receiving the consideration hereinafter set forth; and

    WHEREAS, the Boards of Directors of Brandon, Interim and Merger Sub have duly adopted and approved this Agreement and the Boards of Directors of Brandon and Interim have directed that it be submitted to their respective stockholders for approval, the approval of Merger Sub's sole stockholder having been obtained;

    WHEREAS, to induce Interim to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the principal stockholder of Brandon has granted an irrevocable proxy (the "Stockholder's Proxy") to designees of Interim, pursuant to which, among other things, such designees have the right to vote the principal stockholder's shares in favor of the Merger;

    NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                            ARTICLE I -- THE MERGER

    1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Merger Sub shall be merged with and into Brandon (the "Merger") in accordance with the Delaware General Corporation Law (the "GCL") and Brandon shall be the surviving corporation (the "Surviving Corporation"). The name of the Surviving Corporation shall be BRANDON SYSTEMS CORPORATION.

    1.2. EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Brandon and Merger Sub and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Brandon and Merger Sub shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Brandon and Merger Sub and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Brandon or Merger Sub in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Brandon or Merger Sub is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Brandon or Merger Sub if the Merger had not occurred.

    1.3.  CERTIFICATE  OF INCORPORATION.   The Certificate  of Incorporation  of
Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

    1.4. BY-LAWS. The By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

    1.5. DIRECTORS AND OFFICERS. As of the Effective Time, the officers of Brandon shall become officers of the Surviving Corporation, subject to such changes or additions as Brandon and Interim shall mutually agree upon prior to the Effective Time. As of the Effective Time, the directors of Merger Sub shall become directors of the Surviving Corporation. One current director of Brandon shall be appointed to the Board of Directors of Interim, as set forth in Section 6.3(d).

    1.6. EFFECTIVE TIME AND CLOSING. A closing (the "Closing") shall take place as soon as practicable after satisfaction or waiver of the conditions set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), but in no event later than five (5) business days thereafter (the "Closing Date") at such place as Interim and Brandon shall mutually agree. At the Closing, Interim and Brandon shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, this Agreement and the relevant provisions of the GCL (the date and time of such filing being referred to herein as the "Effective Time"). As promptly as practicable following the Effective Time, a copy of the Certificate of Merger shall be recorded in the office of the recorder of deeds of the county of the State of Delaware in which the registered office of the Surviving Corporation is located.

                   ARTICLE II -- CONVERSION OF BRANDON SHARES

    2.1. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

        (a) CANCELLED SHARES. Each share of common stock, par value $0.10 per share, of Brandon ("Brandon Common Stock") which are held by Brandon as treasury shares, and any shares of Brandon common Stock held by Interim, Merger Sub or any other direct or indirect subsidiary of Interim, shall be cancelled.

        (b) SHARES TO BE EXCHANGED; EXCHANGE RATIO. Each remaining outstanding share of Brandon Common Stock shall be converted into the right to receive
    0.88 shares (as the same may be adjusted as provided herein, the "Exchange Ratio") of common stock, par value $.01 per share, of Interim ("Interim Common Stock"). No fractional shares of Interim Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
    Section 2.2(e).

        (c) SHARES OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into one validly issued, fully paid and non-assessable share of capital stock of the Surviving Corporation.

    2.2.  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. As of the Effective Time, Interim shall deposit, or shall cause to be deposited, with a bank or trust company designated by Interim and reasonably acceptable to Brandon (the "Exchange Agent"), for the benefit of the holders of shares of Brandon Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of Interim Common Stock and cash in such amount that the Exchange Agent possesses such number of shares of Interim Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by Interim pursuant to the provisions of this Article II (such certificates for shares of Interim Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Interim Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Interim will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Brandon Common Stock (the "Certificates"): (i) a letter of transmittal (which is reasonably agreed to by Interim and Brandon and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to and receipt by the Exchange Agent and shall be in such form and have such other provisions as Interim may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Interim Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Interim Common Stock which such holder has the right to receive in respect of the shares of Brandon Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, (B) cash in lieu of fractional shares of Interim Common Stock to which such holder may be entitled pursuant to
Section 2.2(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), (the shares of Interim Common Stock, dividends, distributions and cash described in clauses (A), (B) and (C) being collectively, the "Merger Consideration") and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Brandon Common Stock which is not registered in the transfer records of Brandon, a certificate evidencing the proper number of shares of Interim Common Stock may be issued in accordance with this Article II to a transferee if the Certificate evidencing such shares of Brandon Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Interim or the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF INTERIM COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Interim Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Interim Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Interim Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Interim Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Interim Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Interim Common Stock. No interest shall be paid on the Merger Consideration.

    (d) NO FURTHER RIGHTS IN BRANDON COMMON STOCK. All shares of Interim Common Stock (and other Merger Consideration) issued upon conversion of the shares of Brandon Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Brandon Common Stock.

    (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Interim Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Interim. Cash shall be paid in lieu of fractional shares of Interim Common Stock, based upon the Median Pre-Closing Price per whole share of Interim Common Stock. The "Median Pre-Closing Price" shall mean the Median Price of Interim Common Stock calculated based upon the Closing Price of Interim Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Closing Price" shall mean the last reported sale price of Interim Common Stock on The Nasdaq Stock Market (formerly known as the Nasdaq National Market System) and published in The Wall Street Journal. The "Median Price" shall be determined by taking the average of the Closing Prices left after discarding the seven lowest and seven highest Closing Prices in the 20-day period. A "trading day" shall mean a day for which a Closing Price is so published.

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Brandon Common Stock for six months after the Effective Time shall be delivered to Interim, upon demand, and, subject to Section 2.2(g), any holders of Brandon Common Stock who have not theretofore complied with this Article II shall thereafter look only to Interim for the Merger Consideration to which they are entitled.

    (g) NO LIABILITY. Interim shall not be liable to any holder of shares of Brandon Common Stock for any such shares of Interim Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) WITHHOLDING RIGHTS. Interim shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Brandon Common Stock the minimum amounts (if any) that Interim is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Interim, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Brandon Common Stock in respect of which such deduction and withholding was made by Interim.

    2.3. ADJUSTMENTS TO EXCHANGE RATIO AND MEDIAN PRE-CLOSING PRICE ADJUSTMENTS. If between the date of this Agreement and the Effective Time the outstanding shares of Interim Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio and the Median Pre-Closing Price each shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-appealable.

    2.4. CLOSING OF BRANDON'S TRANSFER BOOKS. Upon the Effective Time, the stock transfer books of Brandon shall be closed and no transfer of shares of Brandon Common Stock (other than shares into which the capital stock of Merger Sub is to be converted pursuant to the Merger) shall thereafter be made. After the Effective Time, any Certificates presented to the Exchange Agent or Interim for any reason shall be converted into the Merger Consideration.

    2.5. BRANDON STOCK OPTIONS. Interim agrees to honor each Brandon Stock Option (as defined in Section 3.2) to purchase shares of Brandon Common Stock, in accordance with the terms set forth in Section 3.2 of the Brandon Disclosure Schedule with respect to the optionee, number of shares subject to option and exercise price. At the Effective Time, each option shall be converted into an option to purchase Interim Common Stock, wherein (x) the right to purchase shares of Brandon Common Stock pursuant to the Brandon Stock Option shall be converted into the right to purchase that same number of shares of Interim Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Interim Common Stock shall be the previous option exercise price per share of the Brandon Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Brandon Stock Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Code), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    2.6. MERGER SUB COMMON STOCK. The shares of Merger Sub Common Stock outstanding or held in treasury immediately prior to the Effective Time shall not be affected by the Merger but shall be converted into the same number of shares of the Surviving Corporation without further action.

            ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF BRANDON

    References herein to the "Brandon Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Brandon to Interim. Brandon hereby represents and warrants to Interim as follows:

    3.1.  CORPORATE ORGANIZATION.

    (a) Brandon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Brandon has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Brandon and its Subsidiaries taken as a whole. The Brandon Disclosure Schedule lists each state in which Brandon is qualified to do business as a foreign corporation. When used with reference to Brandon, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which Brandon, directly or indirectly, owns at least a 50% stock or other equity interest or for which Brandon, directly or indirectly, acts as a general partner.

    (b) All Subsidiaries of Brandon and the percentage of voting securities of each subsidiary held by Brandon are listed on the Brandon Disclosure Schedule. Each Brandon Subsidiary is duly organized and validly existing and in good standing under the laws of its state of incorporation. Each Brandon Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Brandon and its Subsidiaries, taken as a whole. The Brandon Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of Brandon and each of its Subsidiaries. Except as set forth in the Brandon Disclosure Schedule, Brandon does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

    3.2. CAPITALIZATION. The authorized capital stock of Brandon consists of 10,000,000 shares of Brandon Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share ("Brandon Preferred Stock"). As of the date hereof, there are 4,395,631 shares of Brandon Common Stock issued and outstanding and 100,000 shares of Brandon Common Stock held in treasury. No shares of Brandon Preferred Stock are issued and outstanding. As of the date hereof, there are 236,400 shares of Brandon Common Stock issuable upon exercise of outstanding stock options. Brandon Disclosure Schedule 3.2 sets forth all options which may be exercised for issuance of Brandon Common Stock and the terms upon which the options may be exercised ("Brandon Stock Options"). The Brandon Disclosure Schedule sets forth true and complete copies of the option plans and grant agreements pursuant to which the Brandon Stock Options were granted and a true and complete list of each outstanding Brandon Stock Option. All issued and outstanding shares of Brandon Common Stock, and all issued and outstanding shares of capital stock of each of its Subsidiaries, have been duly authorized and validly issued, are fully paid, and nonassessable. All of the outstanding shares of capital stock of each Brandon Subsidiary are owned by Brandon and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as disclosed in the Brandon Disclosure Schedule, neither Brandon nor any of its Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Brandon or any of its Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

    3.3.  AUTHORITY; NO VIOLATION.

    (a) Except for: (i) the requisite approval of the stockholders of Brandon and the applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") in connection with obtaining such approval; (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iii) filing and recordation of the Certificate of Merger as required by the GCL (collectively, the "Brandon Approvals"), no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Brandon in connection with (x) the execution and delivery by Brandon of this Agreement and (y) the consummation by Brandon of the Merger and the other transactions contemplated hereby. Subject to receipt of the Brandon Approvals, Brandon has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Brandon in accordance with the Certificate of Incorporation of Brandon and applicable laws and regulations. Except for the Brandon Approvals, no other corporate proceedings on the part of Brandon are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Brandon and constitutes valid and binding obligations of Brandon enforceable against Brandon in accordance with its terms. The Board of Directors of Brandon also has approved the transactions contemplated by this Agreement and the Stockholder's Proxy so as to render inapplicable thereto the provisions of
Section 203 of the GCL or any other "business combination," "moratorium," "control share" or other antitakeover statute or regulation or provision of Brandon's Certificate of Incorporation or By-laws.

    (b) Neither the execution and delivery of this Agreement by Brandon, nor the consummation by Brandon of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by Brandon with any of the terms or provisions hereof, will (i) assuming the Brandon Approvals are duly obtained, violate any provision of Brandon's Certificate of Incorporation or By-laws, (ii) assuming that the Brandon Approvals are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Brandon, any of its Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in the Brandon Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Brandon or its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Brandon or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby.

    3.4.  FINANCIAL STATEMENTS.

    (a)  The  Brandon  Disclosure  Schedule  sets  forth  copies  of:  (i)   the
consolidated balance sheets of Brandon as of October 1, 1995 and October 2, 1994, and the consolidated statements of income, shareholders' equity and cash flows for the periods ended October 1, 1995, October 2, 1994 and October 3, 1993, in each case accompanied by the audit report of Coopers & Lybrand L.L.P. ("Coopers"), independent public accountants with respect to Brandon, and (ii) the unaudited consolidated balance sheets of Brandon as of December 31, 1995 and December 31, 1994 and the unaudited consolidated statements of income, shareholders' equity and cash flows for the three months ended December 31, 1995 and December 31, 1994, as reported in Brandon's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "Brandon Financial Statements"). The Brandon Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial position of Brandon and its Subsidiaries as of the respective dates set forth therein, and the consolidated results of Brandon's and its Subsidiaries' operations and their cash flows for the respective periods set forth therein in accordance with GAAP.

    (b) The  books  and  records  of Brandon  and  its  Subsidiaries  are  being
maintained   in  material  compliance  with   applicable  legal  and  accounting
requirements.

    (c) Except as and to the extent reflected, disclosed or reserved against in the Brandon Financial Statements (including the notes thereto), as of October 1, 1995, neither Brandon nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries taken as a whole, which were required by GAAP (consistently applied) to be disclosed in Brandon's consolidated financial statements as of October 1, 1995 or the notes thereto as filed with Brandon's Form 10-K. Since October 1, 1995, Brandon and its Subsidiaries have not incurred any liabilities except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement.

    3.5. BROKER'S AND OTHER FEES. Except for Goldman, Sachs & Co. ("Goldman Sachs"), neither Brandon nor any of its Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Brandon's agreement with Goldman Sachs is set forth in the Brandon Disclosure Schedule. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Brandon or any of its Subsidiaries.

    3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as disclosed in Section 3.6 of the Brandon Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of Brandon and its Subsidiaries, taken as a whole, since October 1, 1995 and to the best of Brandon's knowledge, no facts or condition exists which Brandon believes will cause such a material adverse change in the future.

    (b) Except as set forth in the Brandon Disclosure Schedule, neither Brandon nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2(a) hereof between October 1, 1995 and the date hereof and, except for execution of this Agreement, Brandon has conducted its business only in the ordinary course, consistent with past practice.

    3.7.  LEGAL  PROCEEDINGS.   Except as  disclosed in  the Brandon  Disclosure
Schedule, and except for ordinary routine litigation incidental to the business of Brandon and its Subsidiaries, neither

Brandon nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Brandon's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Brandon or any of its Subsidiaries or any officer or director of Brandon or any of its Subsidiaries in his or her capacity as such. Except as disclosed in the Brandon Disclosure Schedule, neither Brandon nor any of its Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding.

    3.8.   TAXES  AND TAX RETURNS.   Except as  disclosed in Section  3.8 of the
Brandon Disclosure Schedule:

        (a) Brandon and each of its Subsidiaries has duly filed on a timely basis (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") relating to any Tax (as defined below) required to be filed by or on behalf of Brandon or any of its Subsidiaries on or before the Effective Time under the statutes, rules or regulations of any jurisdiction and each such Return is accurate and complete in all material respects. Brandon and each of its Subsidiaries has duly paid (and until the Effective Time will so pay) all Taxes due and payable, other than Taxes or other charges which are being contested in good faith (and disclosed to Interim in the Brandon Disclosure Schedule). Brandon and each of its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Brandon or any of its Subsidiaries through such date. None of the federal or state income tax returns of Brandon or any of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") or the any state taxation authority within the past six years. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Brandon or any of its Subsidiaries and Brandon has no knowledge of any threatened Tax claims or assessments against Brandon or any of its Subsidiaries that have been asserted for any open period. Neither Brandon nor any of its Subsidiaries have any currently outstanding waivers or comparable consents extending the statute of limitations with respect to any Taxes or Returns.

        (b) Neither Brandon nor any of its Subsidiaries (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement, whether or not written, providing for (A) the payment of Tax liabilities or entitlements to refunds and related matters with any party or (B) the method by which the federal, state or local income tax liability of an affiliated group of which Brandon is the common parent should be allocated or the manner in which such allocated liability shall be paid, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Brandon or any of its Subsidiaries (nor does Brandon have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

        (c) For purposes of this Agreement, the terms "Tax" and "Taxes" means all taxes, charges, fees, levies or other assessments including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local, or foreign government or any agency or political subdivision of any such government, which taxes include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, service and service use taxes, leasing and leasing use taxes, excise taxes, franchise taxes, gross receipts taxes, value added taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature.

    3.9. EMPLOYEE BENEFIT PLANS. Except as disclosed in Section 3.9 of the Brandon Disclosure Schedule:

        (a) Neither Brandon nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Brandon Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "Brandon Welfare Plans"), as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, cafeteria plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Brandon nor any of its Subsidiaries has, since September 2, 1974, contributed to, or been required to contribute to, any "Multiemployer Plan", as such term is defined in
    Section 3(37) of ERISA.

        (b) Each of the Brandon Pension Plans is a qualified plan within the meaning of Section 401(a) of the Code and has been determined by the IRS to be so qualified, and Brandon is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan. None of the Brandon Pension Plans is subject to the provisions of Title IV of ERISA.

        (c) Each of the Brandon Pension Plans and each of the Brandon Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

        (d) Neither Brandon nor any of its Subsidiaries, nor, to the best knowledge of Brandon, any trustee, fiduciary or administrator of any Brandon Pension Plan or Brandon Welfare Plan or any trust created thereunder, has engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code, which could subject Brandon or any of its Subsidiaries, or, to the best knowledge of Brandon, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
    Section 4975.

        (e) No Brandon Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Brandon Pension Plan, as that term is defined in Section 4043(b) of ERISA.

        (f) There are no pending, or, to the best knowledge of Brandon, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Brandon Pension Plans or the Brandon Welfare Plans or any trusts related thereto.

        (g) Section 3.9 of the Brandon Disclosure Schedule includes true and complete copies of: each employee welfare benefit plan, each employee pension benefit plan, related trust agreements, annuity contracts and other funding instruments, each other plan, program or arrangement referred to in subsection (a) of this Section, favorable determination letters, annual reports (Form 5500 series) required to be filed with any governmental agency for each employee welfare benefit plan, employee pension benefit plan, and fringe benefit plan for the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants, current summary plan descriptions and summaries of material modifications.

    3.10. SEC FILINGS. Brandon has previously delivered to Interim a complete copy of each filing by Brandon with the SEC since December 31, 1994 pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act. Since January 1, 1992, Brandon and each of its Subsidiaries have filed all reports, registration statements and filings that each of them was required to file with the SEC under the 1933 Act and the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations adopted thereunder, including Regulation S-X. As of their respective dates, each such report, registration statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    3.11. BRANDON AND SUBSIDIARY INFORMATION. The information relating to Brandon and each of its Subsidiaries to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Brandon and Interim in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Brandon and Interim, and up to and including the date of the meetings of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.12. COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the Brandon Disclosure Schedule, Brandon and each of its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business and has complied with and is not in default in any material respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Brandon or such Subsidiary (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries taken as a whole) and Brandon has not received notice of violation of, and does not know of any violations of, any of the above.

    3.13.  CERTAIN CONTRACTS.

    (a) Except for plans referenced in Section 3.9 and as disclosed in the Brandon Disclosure Schedule, (i) neither Brandon nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Brandon or any of its Subsidiaries to any officer, employee, director or consultant thereof. The Brandon Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which Brandon or any of its Subsidiaries is a party.

    (b) Except as disclosed in the Brandon Disclosure Schedule, (i) as of the date of this Agreement, neither Brandon nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which Brandon or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Brandon or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Brandon nor any of its Subsidiaries is a party to any collective bargaining agreement.

    (c) Except as disclosed in the Brandon Disclosure Schedule, neither Brandon nor any of its Subsidiaries nor, to the best knowledge of Brandon, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, or other commitment or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries taken as a whole.

    3.14.  PROPERTIES AND INSURANCE.

    (a) Brandon and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Brandon's consolidated balance sheet as of October 1, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since October 1, 1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, financial condition or prospects of Brandon and its Subsidiaries taken as a whole. Except as affected by the transactions contemplated hereby, Brandon and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Brandon and its Subsidiaries in all material respects as presently occupied, used, possessed and controlled by Brandon and its Subsidiaries.

    (b) The business operations and all insurable properties and assets of Brandon and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Brandon, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Brandon adequate for the business engaged in by Brandon and its Subsidiaries. As of the date hereof, neither Brandon nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion, and a list of all pending claims and coverage disputes is set forth in the Brandon Disclosure Schedule. Except as set forth in the Brandon Disclosure Schedule, Brandon and its Subsidiaries have received no "reservation of rights" letters with respect to pending claims or coverage disputes.

    3.15. NO PARACHUTE PAYMENTS. Except as disclosed in the Brandon Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Brandon or any of its Subsidiaries is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Brandon or any of its Subsidiaries, or from Interim which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

    3.16.  INTELLECTUAL PROPERTY.

    (a) Brandon owns, or has the right to use pursuant to valid license, sublicense, agreement, or permission, all intellectual property rights used in or necessary for the operation of Brandon's business as presently conducted and as currently proposed to be conducted. Except as set forth in the Brandon Disclosure Schedule, (i) such intellectual property rights are owned free and clear of royalty obligations, liens and encumbrances, (ii) the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not alter or impair any such rights, (iii) the use of all such intellectual property by Brandon does not infringe or violate the intellectual property rights of any person or entity, and (iv) Brandon has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use such intellectual property. Brandon has taken, and shall continue to take through the Closing Date, all necessary action to maintain and protect each item of intellectual property that it owns or uses.

    (b) The Brandon Disclosure Schedule identifies (i) each patent, trademark, trade name, service name or copyright with respect to any of Brandon's intellectual property, all applications and registration statements therefor and renewals thereof (and sets forth correct and complete copies of all such patents, registrations and applications (as amended to date)); and (ii) all intellectual property that Brandon uses pursuant to license, sublicense, agreement, or permission, all of which are valid and in full force and effect, and the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not alter or impair any such rights.

    (c) Brandon has at all times used and will continue to use reasonable efforts to protect all trade secrets related to its intellectual property.

    (d) Brandon has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, nor to the knowledge of Brandon does any of the intellectual property of Brandon interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties. Brandon has not received any complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Brandon must license or refrain from using any intellectual property rights of any third party), nor to Brandon's knowledge is there any reasonable basis therefor. To the knowledge of Brandon, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict in any material respect with any intellectual property rights of Brandon.

    3.17. EMPLOYEES. Except as set forth in the Brandon Disclosure Schedule, to the knowledge of Brandon's Chief Executive Officer or Chief Operating Officer (without undertaking to solicit this information from any person), no executive, key employee, independent contractor, or group of employees has any plans to terminate employment or association with Brandon. Brandon is not subject to any strike, grievance, claim of unfair labor practices, or other collective bargaining dispute, and Brandon has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Brandon.

    3.18  IMMIGRATION COMPLIANCE.  Except as set forth on the Brandon Disclosure
Schedule:

    (a) Brandon is in compliance with all applicable foreign, federal, state and local laws, rules, directives and regulations relating to the employment authorization of its employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Sections 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and Brandon has not employed nor is it currently employing any unauthorized aliens (as such term is defined under 8 CFR 274a.1(a)).

    (b) Brandon has not engaged in, and is not now engaging in, unfair immigration-related employment practices as such term is used in Section 274B of the Immigration and Nationality Act, as amended and supplemented.

    (c) Brandon has not received any notice from the Immigration and Naturalization Service (the "INS") or the U.S. Department of Labor (the "DOL") of the disapproval or denial of any visa petition, visa application or labor certification submitted by Brandon on behalf of any of its employees or prospective employees.

    (d) The Brandon Disclosure Schedule contains a true, complete and accurate list of all non-immigrant or immigrant visa petitions and entry permits pending before the INS or labor certifications pending before the DOL on behalf of any of the employees or prospective employees of Brandon.

    (e) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment by any employees of Brandon, provided that it is acknowledged that a certain number of employees from time to time unilaterally breach their employment contracts with Brandon.

    (f) Brandon shall have delivered to Interim by the Closing Date true, accurate and complete copies of all visa petitions, entry permits and visa applications (and all supporting documents) submitted to the INS for all foreign employees and prospective foreign employees of Brandon.

    3.19. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Brandon Disclosure Schedule, no affiliate, as such term is defined in Rule 405 promulgated under the 1933 Act, of Brandon (i) has any material direct or indirect interest in any entity which transacts business with Brandon, (ii) has any direct or indirect interest in any property, asset or right which is used by Brandon in the conduct of its business, (iii) has any other contractual relationship with Brandon in respect of its business, or (iv) owns any asset used by Brandon in connection with its business.

    3.20.    POOLING  OF INTERESTS.    To  the knowledge  of  Brandon  after due
investigation, neither Brandon nor any of its Subsidiaries has taken any action or failed to take any action which action or failure

Brandon knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. Actions and failures to take action specifically disclosed or specifically permitted herein or in the Brandon Disclosure Schedules shall not be deemed in violation of this provision, regardless of any possible effect on pooling of interest accounting.

    3.21. FAIRNESS OPINION. Brandon has received the opinion of Goldman Sachs, dated on or shortly prior to the date hereof, to the effect that the Exchange Ratio pursuant to the Agreement is fair to the holders of Brandon Common Stock.

    3.22. DISCLOSURE. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                  ARTICLE IV -- REPRESENTATIONS AND WARRANTIES
                           OF INTERIM AND MERGER SUB

    References herein to the "Interim Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Interim to Brandon. Interim hereby represents and warrants to Brandon as follows (and as to Sections 4.1(c) and 4.3(C) hereof, Interim and Merger Sub jointly and severally represent and warrant to Brandon as Follows):

    4.1.  CORPORATE ORGANIZATION.

    (a) Interim is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Interim has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Interim and its Subsidiaries taken as a whole. When used with reference to Interim, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which Interim, directly or indirectly, owns at least a 50% stock or other equity interest or for which Interim, directly or indirectly, acts as a general partner.

    (b) All Subsidiaries of Interim and the percentage of voting securities of each Subsidiary held by Interim are listed on the Interim Disclosure Schedule. Each Interim Subsidiary is duly organized and validly existing and in good standing under the laws of its state of incorporation. Each Interim Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Interim and its Subsidiaries, taken as a whole. The Interim Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of Interim and each of its Subsidiaries. Except as set forth in the Interim Disclosure Schedule, Interim does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

    (c) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    4.2. CAPITALIZATION. The authorized capital stock of Interim consists of 25,000,000 shares of Interim Common Stock and 2,500,000 shares of preferred stock, par value $.01 per share ("Interim

Preferred Stock"). As of the date hereof, there are 11,526,295 shares of Interim Common Stock issued and outstanding and no shares of Interim Preferred Stock issued and outstanding. As of the date hereof, there are 1,216,266 shares of Interim Common Stock issuable upon exercise of outstanding stock options. Interim Disclosure Schedule 4.2 sets forth all options which may be exercised for issuance of Interim Common Stock and the terms upon which the options may be exercised ("Interim Stock Options"). The Interim Disclosure Schedule sets forth true and complete copies of the option plans and grant agreements pursuant to which the Interim Stock Options were granted and a true and complete list of each outstanding Interim Stock Option. All issued and outstanding shares of Interim Common Stock, and all issued and outstanding shares of capital stock of each of its Subsidiaries, have been duly authorized and validly issued, are fully paid, and nonassessable. All of the outstanding shares of capital stock of each Interim Subsidiary are owned by Interim and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Interim Stock Options disclosed in the Interim Disclosure Schedule, neither Interim nor any of its Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Interim or any of its Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

    4.3.  AUTHORITY; NO VIOLATION.

    (a) Except for: (i) the requisite approval of the stockholders of Interim and the applicable requirements of the 1934 Act in connection with obtaining such approval; (ii) the pre-merger notification requirements of the HSR Act;
(iii) filing and recordation of the Certificate of Merger as required by the GCL; and (iv) applicable requirements of the 1933 Act, state securities or "blue sky" laws and state takeover laws (collectively, the "Interim Approvals"), no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Interim in connection with (x) the execution and delivery by Interim of this Agreement and (y) the consummation by Interim of the Merger and the other transactions contemplated hereby. Subject to receipt of the Interim Approvals, Interim has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Interim in accordance with the Certificate of Incorporation of Interim and applicable laws and regulations. Except for the Interim Approvals, no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Interim and constitutes valid and binding obligations of Interim enforceable against Interim in accordance with its terms. The Board of Directors of Interim also has approved the transactions contemplated by this Agreement and the Stockholder's Proxy so as to render inapplicable thereto the provisions of Section 203 of the GCL or any other "business combination," "moratorium," "control share" or other antitakeover statute or regulation or provision of Interim's Certificate of Incorporation or Bylaws.

    (b) Neither the execution and delivery of this Agreement by Interim, nor the consummation by Interim of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Interim with any of the terms or provisions hereof, will (i) assuming the Interim Approvals are duly obtained, violate any provision of Interim's Certificate of Incorporation or By-laws, (ii) assuming that the Interim Approvals are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Interim, any of its Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in the Interim Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Interim or its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Interim or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby.

    (c) Subject to receipt of the Interim Approvals, Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and the sole stockholder of Merger Sub in accordance with the Certificate of Incorporation of Merger Sub and applicable laws and regulations. No other corporate proceedings on the part of Merger Sub are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes valid and binding obligations of Merger Sub enforceable against Merger Sub in accordance with its terms.

    4.4.  FINANCIAL STATEMENTS.

    (a) The Interim Disclosure Schedule sets forth copies of the consolidated balance sheet of Interim as of December 30, 1994 and December 29, 1995, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended on the last Friday in December, in each of the three fiscal years 1993 through 1995, in each case accompanied by the audit report of Deloitte & Touche LLP ("Deloitte"), independent public accountants with respect to Interim (collectively, the "Interim Financial Statements"). The Interim Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of Interim as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable).

    (b) The  books  and  records  of Interim  and  its  Subsidiaries  are  being
maintained   in  material  compliance  with   applicable  legal  and  accounting
requirements.

    (c) Except as and to the extent reflected, disclosed or reserved against in the Interim Financial Statements (including the notes thereto), as of December 29, 1995, neither Interim nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries taken as a whole, which were required by GAAP (consistently applied) to be disclosed in Interim's consolidated financial statements as of December 29, 1995 or the notes thereto, as contained in the Interim Disclosure Schedule. Since December 29, 1995, Interim and its Subsidiaries have not incurred any liabilities except in the ordinary course of business and consistent with past practice, except as related to the transactions contemplated by this Agreement.

    4.5. BROKER'S AND OTHER FEES. Except for Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), neither Interim nor any of its Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Interim's agreement with DLJ is set forth in the Interim Disclosure Schedule. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Interim or any of its Subsidiaries.

    4.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a)  Except as disclosed  in the Interim Financial  Statements or in Section
4.6 of the Interim Disclosure Schedule (which section includes copies of all reports on Form 8-K filed by Interim since September 29, 1995 and a draft of Interim's Management Discussion and Analysis with respect to fiscal 1995, which draft is complete and correct in all material respects), there has not been any material adverse change in the business, operations, assets or financial condition of Interim and its Subsidiaries, taken as a whole, since September 29, 1995 and to the best of Interim's knowledge, no facts or condition exists which Interim believes will cause such a material adverse change in the future.

    (b) Except as set forth in the Interim Disclosure Schedule, neither Interim nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2(b) hereof between September 30, 1995 and the date hereof and, except for execution of this Agreement, Interim has conducted its business only in the ordinary course, consistent with past practice.

    4.7. LEGAL PROCEEDINGS. Except as disclosed in the Interim Disclosure Schedule, and except for ordinary routine litigation incidental to the business of Interim and its Subsidiaries, neither Interim nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Interim's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Interim or any of its Subsidiaries or any officer or director of Interim or any of its Subsidiaries in his or her capacity as such. Except as disclosed in the Interim Disclosure Schedule, neither Interim nor any of its Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding.

    4.8.  TAXES  AND TAX RETURNS.   Except as  disclosed in Section  4.8 of  the
Interim Disclosure Schedule:

    (a) Interim and each of its Subsidiaries has duly filed on a timely basis (and until the Effective Time will so file) all Returns, relating to any Tax required to be filed by or on behalf of Interim or any of its Subsidiaries on or before the Effective Time under the statutes, rules or regulations of any jurisdiction and each such Return is accurate and complete in all material respects. Interim and each of its Subsidiaries has duly paid (and until the Effective Time will so pay) all Taxes due and payable, other than Taxes or other charges which are being contested in good faith (and disclosed to Interim in the Interim Disclosure Schedule). Interim and each of its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Interim or any of its Subsidiaries through such date. None of the federal or state income tax returns of Interim or any of its Subsidiaries have been examined by the IRS or the any state taxation authority within the past six years. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Interim or any of its Subsidiaries and Interim has no knowledge of any threatened Tax claims or assessments against Interim or any of its Subsidiaries that have been asserted for any open period. Neither Interim nor any of its Subsidiaries have any currently outstanding waivers or comparable consents extending the statute of limitations with respect to any Taxes or Returns.

    (b) Neither Interim nor any of its Subsidiaries (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement, whether or not written, providing for (A) the payment of Tax liabilities or entitlements to refunds and related matters with any party or (B) the method by which the federal, state or local income tax liability of an affiliated group of which Interim is the common parent should be allocated or the manner in which such allocated liability shall be paid, (iii) is required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Interim or any of its Subsidiaries (nor does Interim have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    4.9. EMPLOYEE BENEFIT PLANS. Except as disclosed in Section 4.9 of the Interim Disclosure Schedule:

    (a) Neither Interim nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Interim Pension Plans"), as such term is defined in Section 3 of ERISA, "employee welfare benefit plan" (the "Interim Welfare Plans"), as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, cafeteria plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Interim nor any of its Subsidiaries has, since September 2, 1974, contributed to, or been required to contribute to, any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

    (b) Each of the Interim Pension Plans is a qualified plan within the meaning of Section 401(a) of the Code and has been determined by the IRS to be so qualified, and Interim is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan. None of the Interim Pension Plans are subject to the provisions of the Title IV of ERISA.

    (c) Each of the Interim Pension Plans and each of the Interim Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

    (d) Neither Interim nor any of its Subsidiaries, nor, to the best knowledge of Interim, any trustee, fiduciary or administrator of any Interim Pension Plan or Interim Welfare Plan or any trust created thereunder, has engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code, which could subject Interim or any of its Subsidiaries, or, to the best knowledge of Interim, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

    (e) No Interim Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Interim Pension Plan, as that term is defined in Section 4043(b) of ERISA.

    (f) There are no pending, or, to the best knowledge of Interim, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Interim Pension Plans or the Interim Welfare Plans or any trusts related thereto.

    (g) Section 4.9 of the Interim Disclosure Schedule includes true and complete copies of: each employee welfare benefit plan, each employee pension benefit plan, related trust agreements, annuity contracts and other funding instruments, each other plan, program or arrangement referred to in subsection
(a) of this Section, favorable determination letters, annual reports (Form 5500 series) required to be filed with any governmental agency for each employee welfare benefit plan, employee pension benefit plan, and fringe benefit plan for the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants, current summary plan descriptions and summaries of material modifications.

    4.10. SEC FILINGS. Interim has previously delivered to Brandon a complete copy of each filing by Interim with the SEC since December 31, 1994 pursuant to the 1933 Act or the 1934 Act. Since January 1, 1993, Interim and its Subsidiaries have filed all reports, registration statements and filings that each of them was required to file with the SEC under the 1933 Act and the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations adopted thereunder, including Regulation S-X. As of their respective dates, each such report, registration statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.11. INTERIM AND SUBSIDIARY INFORMATION. The information relating to Interim and its Subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus as of the date of the mailing of the Proxy Statement/Prospectus to stockholders of Brandon and Interim, and up to and including the date of the meetings of stockholders of Brandon and Interim to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

    4.12. COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the Interim Disclosure Schedule, Interim and each of its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business, and has complied with and is not in default in any material respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Interim or such Subsidiary (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries taken as a whole) and Interim has not received notice of violation of, and does not know of any violations of, any of the above.

    4.13.  CERTAIN CONTRACTS.

    (a) Except for plans referenced in Section 4.9 and as disclosed in the Interim Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Interim or any of its Subsidiaries to any officer, employee, director or consultant thereof. The Interim Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which Interim or any of its Subsidiaries is a party.

    (b) Except as disclosed in the Interim Disclosure Schedule, (i) as of the date of this Agreement, neither Interim nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which Interim or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Interim or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Interim nor any of its Subsidiaries is a party to any collective bargaining agreement.

    (c) Except as disclosed in the Interim Disclosure Schedule, neither Interim nor any of its Subsidiaries nor, to the best knowledge of Interim, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, or other commitment or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries taken as a whole.

    4.14.  PROPERTIES AND INSURANCE.

    (a) Interim and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Interim's consolidated balance sheet as of December 29, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 29, 1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, financial condition or prospects of Interim and its Subsidiaries taken as a whole. Except as affected by the transactions contemplated hereby, Interim and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Interim and its Subsidiaries in all material respects as presently occupied, used, possessed and controlled by Interim and its Subsidiaries.

    (b) The business operations and all insurable properties and assets of Interim and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Interim, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Interim adequate for the business engaged in by Interim and its Subsidiaries. As of the date hereof, neither Interim nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion, and a list of all pending claims and coverage disputes is set forth in the Interim Disclosure Schedule. Except as set forth in the Interim Disclosure Schedule, Interim and its Subsidiaries have received no "reservation of rights" letters with respect to pending claims or coverage disputes.

    4.15. NO PARACHUTE PAYMENTS. Except as disclosed in the Interim Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Interim or any of its Subsidiaries is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Interim or any of its Subsidiaries, or from Interim which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

    4.16.  INTELLECTUAL PROPERTY.

    (a) Interim owns, or has the right to use pursuant to valid license, sublicense, agreement, or permission, all intellectual property rights used in or necessary for the operation of Interim's business as presently conducted and as currently proposed to be conducted. Except as set forth in the Interim Disclosure Schedule, (i) such intellectual property rights are owned free and clear of royalty obligations, liens and encumbrances, (ii) the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not alter or impair any such rights, (iii) the use of all such intellectual property by Interim does not infringe or violate the intellectual property rights of any person or entity, and (iv) Interim has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use such intellectual property. Interim has taken, and shall continue to take through the Closing Date, all necessary action to maintain and protect each item of intellectual property that it owns or uses.

    (b) The Interim Disclosure Schedule identifies each patent, trademark, trade name, service name or copyright with respect to any of Interim's intellectual property, and the execution and delivery of this Agreement and the closing of the transaction contemplated hereby will not materially adversely alter or impair Interim's right with respect thereto.

    (c) Interim has at all times used and will continue to use reasonable efforts to protect all trade secrets related to its intellectual property.

    (d) Interim has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, nor to the knowledge of Interim does any of the intellectual property of Interim interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties. Interim has not received any complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Interim must license or refrain from using any intellectual property rights of any third party), nor to Interim's knowledge is there any reasonable basis therefor. To the knowledge of Interim, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict in any material respect with any intellectual property rights of Interim.

    4.17. EMPLOYEES. Except as set forth in the Interim Disclosure Schedule, to the knowledge of Interim's Chief Executive Officer or Chief Operating Officer (without undertaking to solicit this information from any person), no executive, key employee, independent contractor, or group of employees has any plans to terminate employment or association with Interim. Interim is not subject to any strike, grievance, claim of unfair labor practices, or other collective bargaining dispute, and Interim has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Interim.

    4.18  IMMIGRATION COMPLIANCE.  Except as set forth on the Interim Disclosure
Schedule:

        (a) Interim is in compliance with all applicable foreign, federal, state and local laws, rules, directives and regulations relating to the employment authorization of its employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Sections 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and Interim has not employed nor is it currently employing any unauthorized aliens (as such term is defined under 8 CFR Section 274a.1(a)).

        (b) Interim has not engaged in, and is not now engaging in, unfair immigration-related employment practices as such term is used in Section 274B of the Immigration and Nationality Act, as amended and supplemented.

        (c) Interim has not received any notice from the INS or the DOL of the disapproval or denial of any visa petition, visa application or labor certification submitted by Interim on behalf of any of its employees or prospective employees.

        (d) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment by any employees of Interim, provided that it is acknowledged that a certain number of employees from time to time unilaterally breach their employment contracts with Interim.

    4.19. OWNERSHIP OF BRANDON COMMON STOCK. Neither Interim nor any of its Subsidiaries, directly or indirectly, beneficially owns, or has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of, any shares of Brandon Common Stock.

    4.20. INTERIM COMMON STOCK. At the Effective Time, the Interim Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Interim, with no personal liability attaching to the ownership thereof. The Interim Common Stock to be issued pursuant to the Merger will be registered under the 1933 Act and issued without any legend thereon, except as may be required pursuant to Rule 145 promulgated under the 1933 Act (regardless of whether the Brandon Common Stock exchanged therefor was legended), in accordance with all applicable state and federal laws, rules and regulations and will be included in the Nasdaq Stock Market.

    4.21. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Interim Disclosure Schedule, no affiliate, as such term is defined in Rule 405 promulgated under the 1933 Act, of Interim (i) has any material direct or indirect interest in any entity which transacts business with Interim, (ii) has any direct or indirect interest in any property, asset or right which is used by Interim in the conduct of its business, (iii) has any other contractual relationship with Interim in respect of its business, or (iv) owns any asset used by Interim in connection with its business.

    4.22. POOLING OF INTERESTS. To the knowledge of Interim after due investigation, neither Interim nor its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

    4.23. FAIRNESS OPINION. Interim has received the opinion of DLJ, dated on or shortly prior to the date hereof, to the effect that the Exchange Ratio provided for in this Agreement is fair to the holders of Interim Common Stock from a financial point of view.

    4.24. DISCLOSURES. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                     ARTICLE V -- COVENANTS OF THE PARTIES

    5.1.   CONDUCT  OF BUSINESS.    During the  period  from the  date  of  this
Agreement to the Effective Time, Brandon shall, and shall cause each of its Subsidiaries to, conduct their respective businesses only in the ordinary course and consistent with prudent and prior business practice, except for transactions permitted hereunder or with the prior written consent of Interim, which consent will not be unreasonably withheld. Brandon also shall use reasonable efforts to
(i) preserve its business organization and that of its Subsidiaries intact, (ii) keep available the present services of its employees and those of its Subsidiaries and (iii) preserve the goodwill of its customers and employees and those of its Subsidiaries and others with whom business relationships exist.

    5.2.  NEGATIVE COVENANTS.

    (a) Brandon agrees that from the date hereof to the Effective Time, except as otherwise approved by Interim in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

        (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents;

        (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Brandon or any of its Subsidiaries or any securities convertible into or exchangeable for shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than regular cash dividends in an amount not to exceed $0.085 per share per quarter;

       (iii) grant any severance or termination pay (other than pursuant to policies or contracts of Brandon in effect on the date hereof and disclosed to Interim in the Brandon Disclosure Schedule pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new or amend any existing employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies, and except as specified in
    Section 5.2(a)(iii) of the Brandon Disclosure Schedule;

       (iv) merge, consolidate or liquidate Brandon or sell, lease, license, encumber, transfer, mortgage or pledge or dispose of any assets or voluntarily incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

        (v) make any capital expenditures outside the ordinary course of business (it being understood that the opening of new branches in accordance with current plans described in the Brandon Disclosure Schedule is permitted hereunder);

       (vi) acquire in any manner whatsoever any business or entity;

       (vii) make any material change in its accounting methods or practices, other than changes required by GAAP or by regulatory authorities;

      (viii) enter into or accelerate, terminate prior to expiration, cancel or adversely modify any material agreement, contract, lease or license (or series of material related agreements, contracts, leases and licenses) or pay any obligations outside the ordinary course of business;

       (ix) make any capital investment in, any loan (other than a loan permitted by clause (x) below) to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions);

        (x) any loan to, enter into any other transaction with, or make any other change in employment terms for any of its directors, officers and employees except in accordance with existing agreements, policies or employment benefit plans;

       (xi) or fail to take any action which action or failure Brandon knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or as a tax-free reorganization;

       (xii) any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

      (xiii) to do any of the foregoing.

    (b) Interim agrees that from the date hereof to the Effective Time, except as otherwise approved by Brandon in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

        (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents;

        (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

       (iii) make any material change in its accounting methods or practices, other than changes required by GAAP or by regulatory authorities;

       (iv) take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

        (v) take or fail to take any action which action or failure Interim knows would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or as a tax-free reorganization; or

       (vi) agree to do any of the foregoing.

    5.3. NO SOLICITATION. (a) Brandon and its affiliates, employees, representatives, financial advisors and agents shall cease immediately all existing discussions or negotiations, if any, with any parties (other than Interim) conducted heretofore with respect to any merger, acquisition or exchange of all or any material portion of the assets of, or any equity interest in, Brandon or any of its Subsidiaries or any business combination with Brandon or any of its Subsidiaries or any similar transaction. (Any such transaction with a party other than Interim or any affiliate, associate or designee of Interim is referred to herein as an "Acquisition Transaction" and any proposal relating to an Acquisition Transaction is referred to herein as an "Acquisition Proposal".)

    (b) Brandon shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which Brandon is a party, unless the Board of Directors of Brandon makes a determination, in good faith and after consultation with outside counsel, that to do so is required in the exercise of its fiduciary duties. Brandon will use reasonable efforts to have all copies of all non-public information it or its agents or financial advisors have distributed to other potential purchasers returned to Brandon as soon as possible after the date hereof.

    (c) Neither Brandon nor any of its affiliates, employees, representatives, financial advisors or agents shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Interim or any affiliate, associate or designee of Interim) concerning any Acquisition Transaction or Acquisition Proposal.

    (d) Notwithstanding the foregoing, Brandon may enter into discussions or negotiations with or provide information to a third party in connection with an Acquisition Proposal provided that the Board of Directors of Brandon, upon advice of outside counsel, determines in good faith that the exercise of its fiduciary duties requires that such discussions or negotiations must be commenced or such information should be provided. Brandon will communicate promptly to Interim the terms of any Acquisition Proposal, whether written or oral, which it receives and what response, if any, the Board of Directors of Brandon has determined is necessary or appropriate, in accordance with this
Section 5.3(d). Subject to any confidentiality agreement with any such third party (which Brandon, based upon advice of outside counsel, determines in good faith is required to be executed in order for its Board of Directors to comply with its fiduciary duties, but which shall be on terms not substantially different from the confidentiality agreement between Interim and Brandon regarding the Merger), Brandon shall keep Interim informed of the status of any such discussions or negotiations.

    5.4.   CURRENT  INFORMATION.   During  the  period  from the  date  of  this
Agreement to the Effective Time, each of Brandon and Interim will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, Brandon agrees to provide Interim, and Interim agrees to provide Brandon, with internally prepared profit and loss statements no later than 20 business days after the close of each fiscal month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after December 31, 1995, Brandon will deliver to Interim and Interim will deliver to Brandon their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Brandon will deliver to Interim and Interim will deliver to Brandon their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

    5.5.  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

    (a) Brandon shall permit Interim and its representatives, and Interim shall permit Brandon and its representatives, reasonable access to their respective properties, and shall disclose and make available to (and allow copies to be made of) Interim and its representatives, or Brandon and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Interim and its representatives or Brandon and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use reasonable efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Interim shall not be required to disclose to Brandon material non-public information concerning potential acquisitions.

    (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party or destroy all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use reasonable efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

    5.6.  REGULATORY MATTERS.

    (a)  For the  purposes of holding  the Stockholders Meetings  referred to in
Section 5.7 and 5.8 hereof and qualifying under applicable federal and state securities laws the Interim Common Stock to be issued to Brandon stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Interim of a Registration Statement with the SEC which shall include an appropriate joint proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such joint proxy statement and prospectus in the form mailed by Brandon to the Brandon stockholders and by Interim to the Interim stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/ Prospectus" and the various documents to be filed by Interim under the 1933 Act with the SEC to register the Interim Common Stock for sale, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

    (b) Interim shall furnish Brandon with such information concerning Interim and its Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such entities, to comply with
Section 5.6(a) hereof. Interim agrees promptly to advise Brandon if at any time prior to the Stockholders Meetings referred to in Section 5.7 and 5.8 hereof, any information provided by Interim in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Brandon with the information needed to correct such inaccuracy or omission. Interim shall furnish Brandon with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Interim and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to Brandon and Interim stockholders.

    (c) Brandon shall furnish Interim with such information concerning Brandon and its Subsidiaries to cause the Proxy Statement/Prospectus, insofar as it relates to such entities, to comply with Section 5.6(a) hereof. Brandon agrees promptly to advise Interim if at any time prior to the Stockholders Meetings referred to in Section 5.7 and 5.8 hereof, any information provided by Brandon in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Interim with the information needed to correct such inaccuracy or omission. Brandon shall furnish

Interim with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Brandon and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to Brandon and Interim stockholders.

    (d) Interim shall as promptly as practicable make such filings as are necessary in connection with the offering of the Interim Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Brandon shall promptly furnish Interim with such information regarding the Brandon stockholders as Interim requires to enable it to determine what filings are required hereunder. Brandon authorizes Interim to utilize in such filings the information concerning Brandon and its Subsidiaries provided to Interim in connection with, or contained in, the Proxy Statement/ Prospectus. Interim shall furnish Brandon's counsel with copies of all such filings and keep Brandon advised of the status thereof. Interim and Brandon shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Interim and Brandon shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

    (e) Interim shall cause the Interim Common Stock issuable pursuant to the Merger to be included in the Nasdaq Stock Market at the Effective Time.

    (f) The parties hereto will cooperate with each other and use all reasonable efforts to prepare, file and diligently pursue all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the HSR Act. The parties shall each have the right to review in advance all filings with, including all information relating to the other, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

    (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any stockholder or any governmental body in respect of the transactions contemplated hereby with respect to the Merger.

    (h) Brandon acknowledges that Interim is in or may be in the process of acquiring other entities and that in connection with such acquisitions, information concerning Brandon may be required to be included in the registration statements, if any, for the sale of securities of Interim or in SEC reports in connection with such acquisitions. Brandon agrees to provide Interim with any information, certificates, documents or other materials about Brandon as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Interim prior to the Effective Time. Brandon shall use its reasonable efforts to cause its attorneys and accountants to provide Interim and any underwriters for Interim with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications or any such acquisition or issuance of securities. Interim shall reimburse Brandon for reasonable expenses thus incurred by Brandon should this transaction be terminated for any reason other than Brandon breach. Interim shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Brandon unless Brandon shall have consented to such filing (and by such consent Brandon shall not be deemed to pass upon any information not supplied by Brandon for inclusion in such document). Brandon shall not unreasonably delay or withhold any such consent. Brandon acknowledges that Interim stockholder approval is required for the Merger whether or not another acquisition is announced prior to the Closing Date.

    5.7.    BRANDON  STOCKHOLDERS MEETING.    Brandon  will (a)  take  all steps
necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Brandon (the "Brandon Stockholders

Meeting") for the purpose of securing the approval of Brandon stockholders of this Agreement, (b) subject to the qualification set forth in Section 5.3 hereof and the right of its directors' not to make a recommendation or to withdraw a recommendation in the exercise of the directors' fiduciary duties in good faith and based upon the advice of outside counsel, recommend to the stockholders of Brandon the approval of this Agreement and the transactions contemplated hereby and use reasonable efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Interim with respect to each of the foregoing matters.

    5.8. INTERIM STOCKHOLDERS MEETING. Interim will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Interim (the "Interim Stockholders Meeting" and, together with the Brandon Stockholders Meeting, the "Stockholders Meetings") for the purpose of securing the approval of Interim stockholders of this Agreement, (b) subject to the right of its directors' not to make a recommendation or to withdraw a recommendation in the exercise of the directors' fiduciary duties in good faith and based upon the advice of outside counsel, recommend to the stockholders of Interim the approval of this Agreement and the transactions contemplated hereby and use reasonable efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Brandon with respect to each of the foregoing matters.

    5.9. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

    5.10. PUBLIC ANNOUNCEMENTS. Interim and Brandon shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger contemplated hereby, and Interim and Brandon agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

    5.11. FAILURE TO FULFILL CONDITIONS. In the event that Interim or Brandon determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to August 31, 1996 (the "Deadline Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Interim may enter into with other parties, Brandon and Interim will promptly inform the other of any facts applicable to Brandon or Interim, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

    5.12.  RETENTION OF EMPLOYEES, OFFICERS; BENEFITS.

    (a) Following consummation of the Merger, Interim will use reasonable efforts to retain Brandon's existing officers and full-time employees ("employees") with levels of aggregate total compensation (salary plus benefits) substantially equivalent in the aggregate to those currently provided to the employees by Brandon, and with policies substantially equivalent in the aggregate to the employees as those currently followed by Brandon.

    (b) The employee benefit plans, arrangements and related policies of Brandon shall initially be unaffected by the Merger. Following the Merger, Interim may review such plans, arrangements and policies with a view towards consolidating them with Interim's plans, arrangements and policies to the extent feasible and consistent with paragraph (a) above. To the extent current employees of Brandon become participants in or subject to a plan, arrangement or policy of Interim (including without limitation those pertaining to medical, vacation, sick leave, disability, and pension matters), they will receive credit for prior employment by Brandon for all purposes in connection with such plan, arrangement or policy, and no prior existing condition limitation shall be imposed with respect to any medical coverage plan of Interim (except to the extent that such limitations have already been imposed). If any employees of Brandon immediately prior to the Effective Time are involuntarily terminated by Brandon or Interim within one year thereafter, they will receive severance benefits at least as favorable as those provided in the informal severance plan of Brandon contained in the Brandon Disclosure Schedule.

    (c) Following consummation of the Merger, Interim shall honor those written employment, change in control and termination agreements by and between Brandon and/or its Subsidiaries and certain employees set forth in Section 5.12(c) of the Brandon Disclosure Schedule and shall honor all calculations as to payments thereunder and interpretations thereof set forth in Section 5.12(c) of the Brandon Disclosure Schedule.

    5.13. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to such Schedules shall correct or cure any representation, warranty or covenant which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

    5.14. AFFILIATES. Simultaneous with the execution and delivery of this Agreement, Brandon shall deliver to Interim a letter agreement, substantially in the form of Exhibit 5.14, executed by Ira Brown. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, Brandon shall deliver to Interim (a) a letter identifying all persons who, to the knowledge of Brandon, may be deemed to be affiliates of Brandon, as such term is defined in Rule 405 promulgated under the 1933 Act, including, without limitation, all directors and executive officers of Brandon and (b) copies of letter agreements, each substantially in the form of Exhibit 5.14, executed by each such person so identified as an affiliate of Brandon, for whom a signed "affiliate's letter" has not previously been delivered to Interim. In addition, Interim shall cause each director and executive officer of Interim to, and Interim shall use its best efforts to cause each other person who may be deemed an affiliate of Interim (as that term is used for purposes of qualifying for pooling of interests) to, execute and deliver to Interim within two weeks after the execution and delivery of this Agreement, a letter in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

    5.15. INDEMNIFICATION; INSURANCE. Interim agrees that it will, after the Effective Time, and to the fullest extent permitted by applicable law and its corporate documents, provide to the directors and officers of Brandon indemnification equivalent to that provided by or available under the Certificate of Incorporation and By-laws of Brandon or permissible to the fullest extent permitted under Delaware law with respect to acts or omissions occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of claims made prior to the end of such six year period, until such claims are finally resolved. To the extent permitted by applicable law, Interim shall advance expenses as incurred for legal counsel and otherwise in connection with the foregoing indemnification. Interim will also procure continuing director and officer liability coverage for directors and officers of Brandon for a period of six years after the Effective Time from a reputable insurance company issuing such policies, with terms and conditions (other than the amount of premiums) substantially similar to or better than those in effect under Brandon's existing directors' and officers' insurance policy; provided, that if coverage for six years can not be obtained for $150,000 or less, Interim shall supply coverage for three years or for the maximum period obtainable for $150,000, whichever is greater.

    5.16. LETTER OF BRANDON'S ACCOUNTANTS. Brandon shall use all reasonable efforts to cause to be delivered to Interim a "comfort" letter of Coopers, dated a date within two business days before the date on which the Registration Statement shall become effective and as of the date of Closing and addressed to Interim, in form and substance reasonably satisfactory to Interim and customary in scope and substance for letters delivered by independent public accountants
in  connection  with  registration   statements  similar  to  the   Registration
Statement.

    5.17. LETTER OF INTERIM'S ACCOUNTANTS. Interim shall use all reasonable efforts to cause to be delivered to Brandon a "comfort" letter of Deloitte, dated a date within two business days before the date on which the Registration Statement shall become effective and as of the date of Closing and addressed to Brandon, in form and substance reasonably satisfactory to Brandon and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                        ARTICLE VI -- CLOSING CONDITIONS

    6.1. CONDITIONS OF EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

        (a) APPROVAL OF BRANDON STOCKHOLDERS; SEC REGISTRATION. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Brandon. The Interim Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Interim Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

        (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of Brandon and its Subsidiaries, taken as a whole, or which would materially impair the value of Interim and its Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the HSR Act waiting period) shall have expired.

        (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Interim or Brandon determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

        (d) TAX OPINION. Interim and Brandon each shall have received an opinion of Bryan Cave LLP, counsel to Interim, dated as of the Closing Date, in form and substance reasonably satisfactory to Interim and to Brandon and its counsel, that for federal and state income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and except with regard to cash received in exchange for fractional shares, that no gain or loss will be recognized by the holders of Brandon Common Stock in exchange for their shares of Interim Common Stock.

        (e) POOLING. Each of the parties shall have received an opinion of Deloitte and Coopers, respectively, in form and substance reasonably to such party, based on such procedures as were deemed relevant, to the effect that the Merger will qualify as a pooling of interests under GAAP.

    6.2. CONDITIONS TO THE OBLIGATIONS OF INTERIM AND MERGER SUB UNDER THIS AGREEMENT. The obligations of Interim and Merger Sub under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF BRANDON AND ITS SUBSIDIARIES. Except for those representations which are made as of a particular date, the representations and warranties of Brandon contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Brandon shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Brandon Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) either (x) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Brandon Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates or (y) such supplement or amendment remedied any material breach in accordance with Section 7.1(d)(ii).

        (b) OPINION OF COUNSEL. Interim shall have received an opinion of Pitney, Hardin, Kipp & Szuch, counsel to Brandon, dated the Closing Date, in form and substance reasonably satisfactory to Interim, covering the matters set forth on Exhibit 6.2 hereto.

        (c) CERTIFICATES. Brandon shall have furnished Interim with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Interim may reasonably request.

        (d)  [INTENTIONALLY OMITTED].

        (e)    APPROVAL  OF  INTERIM  STOCKHOLDERS.    This  Agreement  and  the
    transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Interim.

        (f) INTERIM FAIRNESS OPINION. Interim shall have received an opinion from DLJ (its "Fairness Opinion"), dated on or shortly prior to the date the Proxy Statement/Prospectus is mailed to Interim's stockholders, to the effect that the Exchange Ratio provided for in this Agreement is fair to the holders of Interim Common Stock from a financial point of view, and DLJ shall not have adversely modified or withdrawn its fairness opinion prior to the Closing.

    6.3. CONDITIONS TO THE OBLIGATIONS OF BRANDON UNDER THIS AGREEMENT. The obligations of Brandon under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF INTERIM. Except for those representations which are made as of a particular date, the representations and warranties of Interim and Merger Sub contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Interim shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Interim Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) either (x) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Interim Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates or (y) such supplement or amendment remedied any material breach in accordance with Section 7.1(e)(ii).

        (b) OPINION OF COUNSEL TO INTERIM. Brandon shall have received an opinion of outside counsel to Interim, dated the Closing Date, in form and substance reasonably satisfactory to Brandon, covering the matters set forth on Exhibit 6.3 hereto.

        (c) BRANDON FAIRNESS OPINION. Brandon shall have received an opinion from Goldman Sachs (its "Fairness Opinion"), dated on or shortly prior to the date the Proxy Statement/ Prospectus is mailed to Brandon's stockholders, to the effect that the Exchange Ratio pursuant to the Agreement is fair to the holders of Brandon Common Stock, and Goldman Sachs shall not have withdrawn or adversely modified its Fairness Opinion prior to the Closing.

        (d) DIRECTORS/OFFICERS. Brandon shall select, subject to Interim's approval which shall not be unreasonably withheld, a person who shall be duly appointed by the Board of Directors of Interim to serve as a director of Interim and who shall, subject to the requirements of the GCL, be included within the class of Interim directors whose three-year terms begin at the Interim Stockholders Meeting. Such person shall be one of the current directors of Brandon but shall not be any of the persons who will be employees of the Surviving Corporation following the Effective Time. The Board of Directors of Interim may also appoint other current officers or directors of Brandon as officers and/or directors of Interim, in Interim's discretion.

        (e)  D&O INSURANCE.   Brandon shall  have received evidence,  reasonably
    satisfactory to it, that Interim shall have obtained the insurance referred to in Section 5.15.

        (f) CERTIFICATES. Interim and Merger Sub shall have furnished Brandon with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Brandon may reasonably request.

                ARTICLE VII -- TERMINATION, AMENDMENT AND WAIVER

    7.1. TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Brandon or approval of this Agreement by the stockholders of Interim:

        (a) by mutual written consent of the parties hereto;

        (b) by Interim or Brandon (i) if the Effective Time shall not have occurred on or prior to the Deadline Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, (ii) if a vote of the stockholders of Brandon is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or (iii) if a vote of the stockholders of Interim is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose.

        (c) (i) by Interim or Brandon upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority despite the reasonable efforts of the party seeking to terminate this Agreement to avoid such result, or
    (ii) by Interim upon written notice to Brandon if any such application is approved with conditions which would materially impair the value of Brandon and its Subsidiaries, taken as a whole, to Interim, despite the reasonable efforts of Interim to avoid such result, or (iii) by Brandon upon written notice to Interim if any such application is approved with conditions which materially impair the post-Merger value of Interim and its Subsidiaries, taken as a whole, despite the reasonable efforts of Brandon to avoid such result.

        (d) by Interim if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Brandon and its Subsidiaries, taken as a whole, from that disclosed by Brandon in Brandon's Annual Report on Form 10-K for the year ended October 1, 1995; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Brandon hereunder and such breach (provided it is curable and Brandon promptly commences its effort to cure) shall not have been remedied within 30 days after receipt by Brandon of notice in writing from Interim to Brandon specifying the nature of such breach and requesting that it be remedied; or (iii) the Board of Directors of Brandon shall not have recommended the Merger to Brandon's stockholders in the Proxy Statement/Prospectus, or shall have modified or rescinded its recommendation of the Merger to the Brandon stockholders as being advisable and fair to and in the best interests of Brandon and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing.

        (e) by Brandon, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Interim and its Subsidiaries taken as a whole from that disclosed by Interim in Interim's Quarterly Report on Form 10-Q for the nine months ended September 29, 1995; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Interim hereunder and such breach (provided it is curable and Interim promptly commences its effort to cure) shall not have been remedied within 30 days after receipt by Interim of notice in writing from Brandon specifying the nature of such breach and requesting that it be remedied; or (iii) the Board of Directors of Interim shall not have recommended the Merger to Interim's stockholders in the Proxy Statement/Prospectus, or shall have modified or rescinded its recommendation of the Merger to Interim stockholders as being advisable and fair to and in the best interests of Interim and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing.

        (f) by Interim if the conditions set forth in Section 6.2 are not satisfied and are not capable of being satisfied by the Deadline Date.

        (g) by Brandon if the conditions set forth in Section 6.3 are not satisfied and are not capable of being satisfied by the Deadline Date.

        (h) by Brandon, if Brandon's Board of Directors shall have entered into a definitive agreement contemplating, announced or approved an Acquisition Transaction after determining, in good faith and upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary duties under applicable laws.

        (i) by Interim, if Brandon shall have entered into a definitive agreement contemplating, announced or approved an Acquisition Transaction.

        (j) by Brandon, if the average of the ten Closing Prices of Interim Common Stock during the first ten of the 13 consecutive trading days immediately preceding the date of the Brandon Stockholders Meeting is less than $33.00.

    7.2   TERMINATION FEE.  If (i) Brandon terminates this Agreement pursuant to
Section 7.1(h),  or  (ii) (x)  Interim  terminates this  Agreement  pursuant  to
Section 7.1(d)(iii) and Brandon enters into a definitive agreement contemplating, announces or approves an Acquisition Transaction within one year after the date hereof, or (y) Interim terminates this Agreement pursuant to
Section 7.1(i), then Brandon will immediately (but in any event within three business days) pay to Interim, in cash, a termination fee equal to One Million Five Hundred Thousand Dollars ($1,500,000.00), which amount the parties agree and acknowledge is sufficient to cover all reasonable out-of-pocket expenses which Interim may incur in connection with this Agreement and the Merger and the transactions contemplated hereby.

    7.3. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either Interim or Brandon pursuant to Section 7.1, this Agreement (other than Sections 5.5(b), 7.2 and Section 8.1, each of which shall survive termination) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

    7.4. AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Brandon but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the stockholders of Brandon or adversely affects the stockholders of Interim, without the approval of the affected stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

    7.5. EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                         ARTICLE VIII -- MISCELLANEOUS

    8.1.  EXPENSES.

    (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Interim and Brandon shall each pay 50% of all expenses and fees related to filing of the Registration Statement (including the Proxy Statement/Prospectus included therein) and related documents with the SEC and filings pursuant to state "blue sky" laws and regulations in connection with the Merger.

    (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

    8.2. SURVIVAL. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for this Section 8.2 and the provisions of Sections 5.12 and 5.15.

    8.3. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

    (a) If to Interim or Merger Sub, to:

       INTERIM SERVICES INC.
       2050 Spectrum Boulevard
       Fort Lauderdale, Florida 33309
       Attn: Mr. Raymond Marcy
             President and Chief Executive Officer

       Copy to:

       Bryan Cave LLP
       1200 Main Street, Suite 3500
       Kansas City, Missouri 64105-2100
       Attn: Kendrick T. Wallace, Esq.

    (b) If to Brandon, to:

       BRANDON SYSTEMS CORPORATION
       Cooper Ridge Center
       9 Polito Avenue, Ninth Floor
       Lyndhurst, New Jersey 07071
       Attn: Mr. Ira B. Brown
             Chairman and Chief Executive Officer

       Copy to:

       Pitney, Hardin, Kipp & Szuch
       (Delivery) 200 Campus Drive
       Florham Park, New Jersey
       (Mail) P.O. Box 1945
       Morristown, New Jersey 07962-1945
       Attn: Michael W. Zelenty, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

    8.4. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the present and former directors and officers of Brandon referred to in either Section 5.12(c) or Section 5.15 hereof, who shall be entitled to the benefits of such Section 5.12(c) and/or Section 5.15, as the case may be.

    8.5. ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

    8.6.   COUNTERPARTS.    This  Agreement  may be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    8.7.  GOVERNING LAW.   This Agreement shall be governed  by the laws of  the
State of Delaware, without giving effect to the principles of conflicts of laws thereof.

    8.8. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

    IN WITNESS WHEREOF, Interim and Brandon have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                        INTERIM SERVICES INC.

            By: /s/ JOHN B. SMITH                          By: /s/ RAYMOND MARCY
  ----------------------------------------       ----------------------------------------
                John B. Smith,                                Raymond Marcy,
  SENIOR VICE PRESIDENT AND GENERAL COUNSEL        PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:                                        BRANDON SYSTEMS CORPORATION

         By: /s/ PATRICIA G. BYRNES                By: /s/ DOMENICA L. SCHULZ-SCARPULLA
      ------------------------------------       ----------------------------------------
              Patricia G. Byrnes,                      Domenica L. Schulz-Scarpulla,
   GENERAL COUNSEL AND ASSISTANT SECRETARY         PRESIDENT AND CHIEF OPERATING OFFICER

ATTEST:                                        DELCO MERGER CORP.

            By: /s/ JOHN B. SMITH                          By: /s/ RAYMOND MARCY
      ------------------------------------       ----------------------------------------
                John B. Smith,                                Raymond Marcy,
                  SECRETARY                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

    The Exhibits to the Merger Agreement are not presented herein or delivered herewith. Copies of the Exhibits will be provided by first class mail without charge to each person to whom this Proxy Statement/Prospectus is delivered, upon written or oral request to John B. Smith, Esq., Senior Vice President, Secretary and General Counsel, Interim Services Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, or to Patricia G. Byrnes, Esq., General Counsel, Brandon Systems Corporation, 9 Polito Avenue, Lyndhurst, New Jersey 07071.

                                                                       EXHIBIT B

                               IRREVOCABLE PROXY

                               IRREVOCABLE PROXY
                               FEBRUARY 27, 1996

    The undersigned do hereby irrevocably grant to Raymond Marcy, Roy Krause and John B. Smith, and each of them, any of whom may act without the joinder of the other, as their respective true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their respective names, place and stead, in any and all capacities to vote all of the shares (the "Subject Shares") of common stock, par value $.10 per share (the "Brandon Common Stock"), of Brandon Systems Corporation, a Delaware corporation ("Brandon"), owned of record by the undersigned, at any meeting of the stockholders of Brandon called for the purpose of voting on the Merger (as defined below) (and any adjournment or postponement thereof), solely for the following purposes, and no other: (a) in favor of the Merger (as defined below) and the approval and adoption of the Merger Agreement (as defined below). As used herein, the term "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of even date herewith by and among Brandon, Interim Services Inc., a Delaware corporation ("Parent"), and Merger Sub (as defined therein); the term "Merger" shall have the meaning ascribed thereto in the Merger Agreement; and certain other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

    The undersigned acknowledge and agree that this Irrevocable Proxy is coupled with an interest, constitutes, among other things, an inducement for Parent and Merger Sub to enter into the Merger Agreement, is irrevocable and shall not be terminated except as set forth herein and any prior proxies are hereby revoked and no subsequent proxies will be given (and, if given, will not be effective) prior to the termination of this proxy and that this Irrevocable Proxy is for the purpose of voting with respect to the items set forth in subparagraph (a) above and no other, and that voting or granting a proxy to vote on other matters is not limited by this Irrevocable Proxy.

    This Irrevocable Proxy shall terminate, with no further action on the part of any person or entity, (i) on and as of the earliest of (a) August 27, 1996, or (b) the termination of the Merger Agreement in accordance with its terms,
(ii) if the Board of Directors of Brandon shall not have recommended the Merger to Brandon's stockholders in the Proxy Statement/Prospectus, or shall have modified or rescinded its recommendation of the Merger to the Brandon stockholders as being advisable and fair to and in the best interests of Brandon and its stockholders, or shall have modified or rescinded its approval of the Merger Agreement, or shall have resolved to do any of the foregoing, or (iii) if Brandon's Board of Directors shall have entered into a definitive agreement contemplating, announced or approved an Acquisition Transaction after determining, in good faith and upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary duties under applicable laws.

    IN WITNESS WHEREOF, the undersigned have set their respective hands on the 27th day of February, 1996.

/s/ IRA B. BROWN                              /s/ MYRA BROWN
- -------------------------------------------
- -------------------------------------------
Ira B. Brown                                 Myra Brown

                                                                       EXHIBIT C

                                FAIRNESS OPINION
                                       OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                                                       EXHIBIT C

                          DONALDSON, LUFKIN & JENRETTE

                                 APRIL 23, 1996

Board of Directors
Interim Services Inc.
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309

Dear Madame and Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the shareholders of Interim Services Inc. (the "Company") of the consideration to be paid by the Company in connection with the merger (the "Merger") of Delco Merger Corp., a wholly owned subsidiary of the Company, with and into Brandon Systems Corporation ("Brandon") pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of February 27, 1996, between the Company, Delco Merger Corp. and Brandon.

    Pursuant to the Agreement, each share of Brandon common stock, $0.10 par value per share, will be converted into the right to receive 0.88 shares of common stock, $0.01 par value per share of the Company.

    In arriving at our opinion, we have reviewed the Agreement and the Proxy Statement draft of April 23, 1996 as proposed to be filed with the Securities and Exchange Commission. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Brandon, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Brandon for the period beginning October 2, 1995 and ending October 1, 1998 prepared by the management of Brandon and certain financial projections of the Company for the period beginning January 1, 1996 and ending December 31, 1999 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Brandon with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, Brandon or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Brandon as to the future operating and financial performance of the Company and Brandon. We have not assumed any responsibility for making any independent evaluation of Brandon's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company. We have also assumed that the Merger will qualify as a pooling of interest for financial reporting purposes pursuant to APB 16.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking services for the Company in the past and has been compensated for such services. In the ordinary course of their businesses, affiliates of the undersigned may actively trade the debt and equity securities of the Company or Brandon, for their own accounts, or for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company in the Merger is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,
                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:/s/ Vanessa Burgess
                                             -----------------------------------
                                             Vanessa Burgess
                                             Managing Director

                                                                       EXHIBIT D

                                FAIRNESS OPINION
                                       OF
                              GOLDMAN, SACHS & CO.

                                                                       EXHIBIT D

PERSONAL AND CONFIDENTIAL

April 23, 1996
Board of Directors
Brandon Systems Corporation
9 Polito Avenue
Lyndhurst, NJ 07071

Gentlemen and Mesdames:

    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $0.10 per share (the "Shares"), of Brandon Systems Corporation (the "Company") of the exchange ratio of 0.88 shares of Common Stock, par value $0.01 per share (the "Interim Services Shares"), of Interim Services Inc. ("Interim Services") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger dated as of February 27, 1996 by and among Interim Services, Delco Merger Corp., a wholly-owned subsidiary of Interim Services, and the Company (the "Agreement").

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to Interim Services from time to time, including acting as managing underwriter of an initial public offering of common stock of Interim Services in January 1994, and we may provide investment banking services to Interim Services from time to time in the future.

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Proxy Statement/Prospectus dated April 23, 1996 of the Company and Interim Services; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended October 1, 1995; Annual Reports to Stockholders and Annual Reports on Form 10-K of Interim Services for the fiscal year ended March 25, 1994 and the fiscal years ended December 30, 1994 and December 29, 1995; the Prospectus of Interim Services dated January 27, 1994, which includes audited financial statements of Interim Services for the three fiscal years ended March 26, 1993, and for the 26 weeks ended September 24, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q for each of the Company and Interim Services; certain other communciations from the Company and Interim Services to their respective stockholders; and certain internal financial analyses and forecasts for each of the Company and Interim Services prepared by their respective managements. We have also held discussions with members of the senior managements of the Company and Interim Services regarding the past and current business operations, financial conditions and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Interim Services Shares, compared certain financial and stock market information for the Company and Interim Services with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the temporary staffing industry specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Interim Services or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of Shares.

Very truly yours,
GOLDMAN, SACHS & CO.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    INTERIM SERVICES' AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    SIXTH: (A) Interim shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or by or in the right of Interim) by reason of the fact that he, his testator or intestate, is or was a director or officer of Interim or by reason of the fact that such director or officer, at the request of Interim, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this paragraph (A) of Article Sixth shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

    (B) No director or stockholder of Interim shall be personally liable to Interim or its stockholders for monetary damages for any breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Interim or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph (B) of Article Sixth shall adversely affect any right or protection of any director of Interim existing at the time of such amendment to repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    INTERIM SERVICES' BYLAWS

24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF INTERIM. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she (or his or her testator or intestate) is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    (b) POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she (or his or her testator or intestate) is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), and, if and to the extent permitted by applicable law, judgments, penalties, and amounts paid in settlement, incurred by him or her in connection with defending, investigating, preparing to defend, or being prepared to be a witness in, such action, suit, proceeding or claim if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless (and only to the extent that) the Court of Chancery or the court in which such action, suit, proceeding or claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

    (c)  AUTHORIZATION OF INDEMNIFICATION.

        (1) Any indemnification under Section 24 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 24(a) or (b), as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in Section 24(c)(3)) has occurred and the person seeking indemnification so requests, such determination shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the corporation). To the extent, however, that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

        (2) For purposes of the proviso to the second sentence of Section 24(c)(1), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or the person seeking indemnification within the previous three years.

        (3) A "Change in Control" shall mean a change in control of the corporation of a nature that would be required to be reported in response to
    Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the corporation or a corporation owned directly or indirectly by the stockholders of the corporation in substantially the same proportions as their ownership of stock of the corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation representing thirty percent (30%) or more of the total voting power represented by the corporation's then outstanding shares of capital stock entitled to vote (the "Voting Securities"), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the corporation and any new director whose election by the Board of Directors or nomination for election by the corporation's stockholders who approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the corporation approve a merger or consolidation of the corporation with any other corporation, other than a merger or consolidation which would result in any Voting Securities of the corporation outstanding or by being converted into any voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by all Voting Securities of the corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the corporation approve a plan of complete liquidation of the corporation or an agreement for the sale or disposition by the corporation of (in one transaction or a series of transactions) all or substantially all of the corporation's assets.

    (d) GOOD FAITH DEFINED. For purposes of any determination under Section 24(c), a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 24(d) shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director or officer. The provisions of this Section 24(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 24(a) or (b), as the case may be.

    (e) RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION, ETC. Except as otherwise provided in the proviso to Section 24(b):

        (1) Any indemnification under Section 24(a) or (b) shall be made no later than 30 days after receipt by the corporation of the written request of the director or officer or former director or officer unless a determination is made within said 30-day period in accordance with Section 24(c) that such person has not met the applicable standard of conduct set forth in Sections 24(a) and (b).

        (2) The right to indemnification under Section 24(a) or (b) or advances under Section 24(f) shall be enforceable by the director or officer or former director or officer in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances shall be a defense to the action or create a presumption that the director or officer or former director or officer has not met the applicable standard of conduct. The expenses (including attorneys' fees and expenses) incurred by the director or officer or former director or officer in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 24(i)) shall also be indemnified by the corporation.

        (3) If any person is entitled under any provision of this Section 24 to indemnification by the corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him or her, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

    (f) EXPENSES PAYABLE IN ADVANCE. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this
Section 24; provided, however, that
if he or she seeks to enforce his or her rights in a court of competent jurisdiction pursuant to Section 24(e)(2), said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is entitled to indemnification as to which all rights of approval have been exhausted or have expired.

    (g) NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Section 24 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 24(a) and (b) shall or may, as the case may be, be made to the fullest extent permitted by law. The provisions of this Section 24 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 24(a) and (b) but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The Corporation may enter into written agreements, approved by a majority of the Directors, which include all or any of the indemnity provisions required or permitted by this Section 24.

    (h) INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Section 24.

    (i) MEANING OF "CORPORATION" FOR PURPOSES OF SECTION 24. For purposes of this Section 24, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 24 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

    (j) SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

    STATUTORY

    Generally, Section  145 of  the  General Corporation  Law  of the  State  of
Delaware authorizes Delaware corporations, under certain circumstances, to indemnify their officers and directors against all expenses and liabilities (including attorneys' fees) incurred by them as a result of any suit brought against them in their capacity as a director or an officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may also be indemnified against expenses incurred in connection with a suit by or in the right of the corporation if such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

ITEM 21.(A)  EXHIBITS.

                                                                                                            PAGE
                                                                                                            -----
    2.1    Agreement and Plan of Merger (attached as Exhibit A to the Proxy Statement/Prospectus)......       *
    3.1    Restated Articles of Incorporation of Registrant............................................          (1)
    3.2    By-Laws of Registrant.......................................................................          (1)
    4.1    Rights Agreement dated as of April 1, 1994, between Interim Services and Boatmen's Trust              (2)
            Company....................................................................................
    4.2    Form of Certificate of Designations, Preferences and Rights of Participating Preferred Stock          (2)
            of Interim Services........................................................................
    4.3    Form of Stock Certificate...................................................................          (3)
    5.1    Opinion of Bryan Cave LLP as to the legality of securities being registered.................           *
    8.1    Form of Opinion of Bryan Cave LLP as to certain federal income tax consequences.............           *
    9.1    Irrevocable Proxy of Ira B. Brown and Myra Brown (attached as Exhibit B to the Proxy               *
            Statement/Prospectus)......................................................................
   10.1    Interim Services' 1993 Long-Term Executive Compensation Plan, as amended....................          (5)
   10.2    Interim Services' 1993 Stock Option Plan for Outside Directors, as amended..................          (5)
   10.3    Revolving Credit Agreement of Interim Services dated as of April 6, 1994, as replaced by the          (6)
            Amended and Restated Revolving Credit Agreement of Interim Services, dated as of June 2,
            1995.......................................................................................
   10.4    Tax Sharing Agreement dated October, 1993, by and between H&R Block, Inc. and Interim                 (1)
            Services...................................................................................
   10.5    Amendment No. 2 to Amended and Restated Credit Agreement of Interim Services................          (4)
   10.6    Indemnification Agreement dated January 1, 1994, by and between Interim Services and H&R              (1)
            Block, Inc. ...............................................................................
   10.7    Franchise/License Agreement dated July 12, 1993, by and between Interim Services and Keco             (1)
            Health Care, Inc. .........................................................................
   10.8    Interim Services' 1994 Stock Option Plan for Franchisees, Licensees and Agents, as                    (7)
            amended....................................................................................
   10.9    Employment Agreement dated as of May 1, 1994, by and between Interim Services and Ray                 (6)
            Marcy......................................................................................
   10.10   Employment, Confidentiality, and Noncompetition Agreement by and between Interim Services             (6)
            and Allan Sorensen.........................................................................
   11      Statement re: Computation of Per Share Earnings.............................................          (9)
   13      Annual Report to Stockholders of Interim Services for the twelve months ended December 29,            (8)
            1995.......................................................................................
   21      Subsidiaries of Interim Services............................................................          (9)
   23.1    Consent of Bryan Cave LLP (included in Exhibit 5.1).........................................       *
   23.2    Consent of Bryan Cave LLP...................................................................       *
   23.3    Consent of Deloitte & Touche LLP ...........................................................       *
   23.4    Consent of Coopers & Lybrand L.L.P. ........................................................       *
   23.5    Consent of Donaldson, Lufkin & Jenrette Securities Corporation..............................       *
   23.6    Consent of Goldman, Sachs & Co. ............................................................       *

                                                                                                            PAGE
                                                                                                            -----
   24.1    Power of Attorney (included in signature page)..............................................       *
   99.1    Form of Proxy for special meeting to be mailed to Interim Services stockholders.............       *
   99.2    Form of Proxy for special meeting to be mailed to Brandon stockholders......................       *
   99.3    Opinion of Donaldson, Lufkin & Jenrette Securities Corporation as to fairness of Merger            *
            consideration (attached as Exhibit C to the Proxy Statement/ Prospectus)...................
   99.4    Opinion of Goldman, Sachs & Co. as to fairness of Exchange Ratio (attached as Exhibit D to         *
            the Proxy Statement/Prospectus)............................................................

    Pursuant to Item 601(b)(2), Interim Services hereby agrees to furnish supplementally to the Commission, a copy of any omitted schedule upon the Commission's request.
- ------------------------
(1) These Exhibits are filed as Exhibits to Interim Services' Form S-1, Amendment No. 2, dated January 12, 1994, SEC Registration No. 33-71338, and are incorporated herein by reference.

(2) These Exhibits are filed as Exhibits to Interim Services' Form 8-A, dated April 11, 1994, SEC Registration No. 0-23198, and are incorporated herein by reference.

(3) These Exhibits are filed as Exhibits to Interim Services' Form 10-K for the fiscal year ended March 25, 1994, and are incorporated herein by reference.

(4) Certain of these Exhibits are filed as Exhibits to Interim Services' Form 8-K dated December 15, 1995, and are incorporated herein by reference.

(5) These Exhibits are filed as Exhibits to Interim Services' definitive proxy statement filed in connection with Interim Services' 1995 Annual Meeting, and are incorporated herein by reference.

(6) These Exhibits are filed as Exhibits to Interim Services' Form 10-K for the twelve month period ended December 30, 1994, and are incorporated herein by reference.

(7) This Exhibit is filed as an Exhibit to Interim Services' Form S-8, as filed with the SEC in July 1995, and is incorporated herein by reference.

(8) This Exhibit is filed in connection with Interim Services' 1996 annual meeting, and is incorporated herein by reference.

(9) These Exhibits are filed as Exhibits to Interim Services' Form 10-K for the twelve month period ended December 29, 1995, and are incorporated herein by reference.

*   Included herewith.

ITEM 21.(B)  FINANCIAL STATEMENT SCHEDULES.

    All financial statement schedules of Interim Services which are required to be included herein are included in the Annual Report of Interim Services on Form 10-K for the fiscal year ended December 29, 1995. All financial statement schedules of Brandon which are required to be included herein are included in the Annual Report of Brandon on Form 10-K for the fiscal year ended October 1, 1995.

ITEM 21.(C) REPORTS, OPINIONS OR APPRAISALS.

    The reports, opinions or appraisals which are required to be included herein are included as Exhibits to Item 21(a).

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of

1933,   each  such  post-effective  amendment  shall  be  deemed  to  be  a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on April 24, 1996.

                                                  INTERIM SERVICES INC.

                                          By:          /s/ RAYMOND MARCY

                                          --------------------------------------
                                                        Raymond Marcy
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby severally constitutes and appoints Raymond Marcy, John B. Smith and P. Mitchell Woolery, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                  /s/ WILLIAM EVANS
     -------------------------------------------        Director                              April 24, 1996
                    William Evans

                 /s/ JEROME GROSSMAN
     -------------------------------------------        Director                              April 24, 1996
                   Jerome Grossman

                 /s/ CINDA A. HALLMAN
     -------------------------------------------        Director                              April 24, 1996
                   Cinda A. Hallman

                 /s/ J. IAN MORRISON
     -------------------------------------------        Director                              April 24, 1996
                   J. Ian Morrison

                /s/ ALLAN C. SORENSEN
     -------------------------------------------        Director                              April 24, 1996
                  Allan C. Sorensen

                  /s/ HAROLD TOPPEL
     -------------------------------------------        Director                              April 24, 1996
                    Harold Toppel

                      SIGNATURE                                      TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                /s/ A. MICHAEL VICTORY
     -------------------------------------------        Director                              April 24, 1996
                  A. Michael Victory

                  /s/ RAYMOND MARCY                     President, Chief Executive
     -------------------------------------------         Officer and Director (principal      April 24, 1996
                    Raymond Marcy                        executive officer)

                    /s/ ROY KRAUSE                      Executive Vice President and
     -------------------------------------------         Chief Financial Officer              April 24, 1996
                      Roy Krause                         (principal financial officer)

                   /s/ PAUL HAGGARD                     Financial Vice President and
     -------------------------------------------         Treasurer (principal accounting      April 24, 1996
                     Paul Haggard                        officer)